UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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DIAMONDBACK ENERGY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DIAMONDBACK Energy

NOTICE OF 2021 ANNUAL MEETING

AND PROXY STATEMENT

THURSDAY
JUNE 3, 2021

11:30 a.m. local time

1200 N Walker Ave
Oklahoma City, Oklahoma 73103

About Diamondback

Diamondback is an independent oil and natural gas company headquartered in Midland, Texas focused on the acquisition, development, exploration and exploitation of unconventional, onshore oil and natural gas reserves in the Permian Basin in West Texas.

Core Values

Diamondback Energy and the culture we have developed are grounded in a unique set of core values that are adhered to throughout the entire organization. By establishing core values, we have set the bar extremely high for all of our employees in terms of how they operate and interact, both within the office and out in the field.

MESSAGE FROM OUR CHAIRMAN	500 West Texas, Suite 1200 Midland, Texas 79701

STEVEN E. WEST CHAIRMAN OF THE BOARD April 23, 2021

Dear Diamondback Energy, Inc. Stockholder:

On behalf of your board of directors and management, you are cordially invited to attend the Annual Meeting of Stockholders to be held at 1200 N Walker Ave, Oklahoma City, Oklahoma 73103 on Thursday, June 3, 2021, at 11:30 a.m.

We intend to hold our annual meeting in person. However, we are monitoring the public health, travel and business and social gathering concerns of our stockholders and employees in light of the ongoing COVID-19 pandemic, as well as any related restrictions and protocols by federal, state and local governments. We plan to take any necessary and appropriate precautions with respect to attendance at, and admission to, our annual meeting. We may also determine it to be necessary or appropriate to hold a virtual annual meeting of stockholders by means of remote communication. We will announce any such alternative arrangements and provide detailed instructions as soon as practicable in advance of the meeting by press release and posting on our website at www.diamondbackenergy.com, as well as through an SEC filing. If you are planning to attend the annual meeting, please be sure to check our website for any updates in the days before our annual meeting.

It is important that your shares be represented at the meeting. Whether or not you plan to attend the meeting in person, we urge you to grant your proxy to vote your shares by telephone or through the Internet by following the instructions included on the Notice of Internet Availability of Proxy Materials that you received, or if you requested to receive a paper copy of the proxy card, to mark, date, sign and return the proxy card in the envelope provided. Please note that submitting a proxy will not prevent you from attending the meeting in person and voting at such meeting. Please note, however, if a broker or other nominee holds your shares of record and you wish to vote at the meeting, you must obtain from that registered holder a proxy card issued in your name.

You will find information regarding the matters to be voted on at the meeting in the proxy statement. Your interest in Diamondback Energy, Inc. is appreciated. We look forward to your vote at the annual meeting to be held on June 3, 2021.

Sincerely,

Notice of Annual Meeting of Stockholders
TO BE HELD ON JUNE 3, 2021 11:30 a.m., local time 1200 N Walker Ave Oklahoma City, Oklahoma 73103

TO THE STOCKHOLDERS OF DIAMONDBACK ENERGY, INC.:

The Annual Meeting of Stockholders of Diamondback Energy, Inc. will be held on June 3, 2021 at 11:30 a.m., local time, at 1200 N Walker Ave, Oklahoma City, Oklahoma 73103, for the following purposes:

	1.	To elect eight directors to serve until the Company’s 2021 Annual Meeting of Stockholders;
	2.	To hold an advisory vote on the Company’s executive compensation;
	3.	To approve an amendment to the Company’s amended and restated certificate of incorporation to increase the total number of authorized shares of common stock from 200,000,000 shares to 400,000,000 shares;
	4.	To approve the Company’s 2021 Amended and Restated Equity Incentive Plan;
	5.	To ratify the appointment of Grant Thornton LLP as the Company’s independent auditors for the fiscal year ending December 31, 2021; and
	6.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.
COVID-19 CONSIDERATIONS AND THE ANNUAL MEETING:

We intend to hold the Annual Meeting in person. However, we are monitoring the public health, travel and business and social gathering concerns of our stockholders and employees in light of the ongoing COVID-19 pandemic, as well as any related restrictions and protocols from federal, state and local governments. We plan on taking any necessary and appropriate precautions with respect to attendance at and admission to the Annual Meeting. We may also determine it to be necessary or appropriate to hold a virtual annual meeting of stockholders by means of remote communication. We will announce any such alternative arrangements and provide detailed instructions as soon as practicable in advance of the meeting by press release and posting on our website at www.diamondbackenergy.com, as well as through an SEC filing. If you are planning to attend the Annual Meeting, please be sure to check our website for any updates in the days before the Annual Meeting. As always, we encourage you to vote your shares prior to the Annual Meeting.

DIAMONDBACK ENERGY, INC. • 2021 PROXY STATEMENT	2

We are providing access to our proxy materials, including this proxy statement and our 2020 Annual Report to Stockholders, over the Internet. As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of our proxy materials. The notice contains instructions on how to access those proxy materials over the Internet, as well as instructions on how to request a paper or email copy of our proxy materials. Those stockholders who request a paper copy of our proxy materials as provided in the Notice of Internet Availability will receive such proxy materials by mail. This electronic distribution process reduces the environmental impact and lowers the costs of printing and distributing our proxy materials.

Your vote is important. Please carefully consider the proposals and vote in one of these ways:

INTERNET	BY TELEPHONE	BY MAIL	ANNUAL MEETING
Follow the instructions on the Notice of Internet Availability of Proxy Materials or the proxy card to vote through the Internet	Follow the instructions on the proxy card to vote by phone	If you request to receive a paper copy of our proxy materials, mark, sign, date and promptly return the proxy card in the postage-paid envelope	Submit a ballot at the Annual Meeting

Only stockholders of record at the close of business on April 8, 2021 or their proxy holders may vote at the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 3, 2021. THIS PROXY STATEMENT AND THE COMPANY’S 2020 ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE AT WWW.ENVISIONREPORTS.COM/FANG.

By Order of the Board of Directors,

Matt Zmigrosky

Executive Vice President, General
Counsel and Secretary

April 23, 2021

The Notice of Internet Availability of Proxy Materials is first being mailed to stockholders on April 23, 2021.

DIAMONDBACK ENERGY, INC. • 2021 PROXY STATEMENT	3

DIAMONDBACK ENERGY, INC. • 2021 PROXY STATEMENT	4

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POTENTIAL PAYMENTS UPON TERMINATION, RESIGNATION OR CHANGE OF CONTROL FOR FISCAL YEAR 2020	62
2020 EQUITY COMPENSATION PLAN INFORMATION	63
2020 DIRECTOR COMPENSATION	64

STOCK OWNERSHIP	65
HOLDINGS OF MAJOR STOCKHOLDERS	65
HOLDINGS OF OFFICERS AND DIRECTORS	66

STOCK PERFORMANCE GRAPH	68

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	69
REVIEW AND APPROVAL OF RELATED PARTY TRANSACTIONS	69
VIPER ENERGY PARTNERS LP	69
RATTLER MIDSTREAM PARTNERS LP	70

PROPOSAL 2: APPROVE, ON AN ADVISORY BASIS, THE COMPANY’S EXECUTIVE COMPENSATION	72
BOARD VOTING RECOMMENDATION	72

PROPOSAL 3: APPROVE AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE TOTAL NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 200,000,000 SHARES TO 400,000,000 SHARES	73
WHAT AM I VOTING ON?	73
WHAT VOTE IS REQUIRED TO APPROVE THIS PROPOSAL?	73
RATIONALE FOR APPROVAL	73
WHAT DOES THE BOARD OF DIRECTORS RECOMMEND?	75

PROPOSAL 4: APPROVE THE COMPANY’S 2021 AMENDED AND RESTATED EQUITY INCENTIVE PLAN	76
WHAT AM I VOTING ON?	76
WHAT VOTE IS REQUIRED TO APPROVE THIS PROPOSAL?	76
WHAT DOES THE BOARD OF DIRECTORS RECOMMEND?	81

PROPOSAL 5: RATIFY THE APPOINTMENT OF OUR INDEPENDENT AUDITORS	82
WHAT AM I VOTING ON?	82
WHAT SERVICES DO THE INDEPENDENT AUDITORS PROVIDE?	82
HOW MUCH WERE THE INDEPENDENT AUDITORS PAID IN 2020, 2019 AND 2018?	82
DOES THE AUDIT COMMITTEE APPROVE THE SEVICES PROVIDED BY GRANT THORNTON?	83
WILL A REPRESENTATIVE OF GRANT THORNTON BE PRESENT AT THE MEETING?	83
WHAT VOTE IS REQUIRED TO APPROVE THIS PROPOSAL?	83
HAS GRANT THORNTON ALWAYS SERVED AS DIAMONDBACK’S INDEPENDENT AUDITORS?	83
WHAT DOES THE BOARD OF DIRECTORS RECOMMEND?	83

SOLICITATION BY BOARD; EXPENSES OF SOLICITATION	84

SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS	85

AVAILABILITY OF FORM 10-K AND ANNUAL REPORT TO STOCKHOLDERS	86
HOUSEHOLDING	86

OTHER MATTERS	87

SCHEDULE A: RECONCILIATION OF OPERATING CASH FLOW TO FREE CASH FLOW	88

APPENDIX A: CERTIFICATE OF AMENDMENT NO. 2 TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION	A-1

APPENDIX B: 2021 AMENDED AND RESTATED EQUITY INCENTIVE PLAN	B-1

DIAMONDBACK ENERGY, INC. • 2021 PROXY STATEMENT	5

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PROXY SUMMARY

THE SUMMARY BELOW HIGHLIGHTS SELECTED INFORMATION IN THIS PROXY STATEMENT. PLEASE REVIEW THE ENTIRE PROXY STATEMENT BEFORE VOTING YOUR SHARES.

— VOTING MATTERS

Proposal		Board Recommendation	Page Reference
Proposal 1:	Election of Directors	FOR each Director	14
Proposal 2:	Approve, on an Advisory Basis, the Company’s Executive Compensation	FOR	72
Proposal 3:	Approve an amendment to the Company’s amended and restated certificate of incorporation to increase the total number of authorized shares of common stock from 200,000,000 shares to 400,000,000 shares	FOR	73
Proposal 4:	To approve the Company’s 2021 Amended and Restated Equity Incentive Plan	FOR	76
Proposal 5:	Ratify the Appointment of Our Independent Auditors	FOR	82

Director Nominees

				Committee Memberships
Nominee	Age	Director Since	Independent	Audit	Compensation	Nominating and Corporate Governance	Safety, Sustainability and Corporate Responsibility	2020 Board and Committee Meeting Attendance Rate
Vincent K. Brooks	62	2020						100%
Michael P. Cross	69	2012						100%
David L. Houston	68	2012						96%
Stephanie K. Mains	53	2020						100%
Mark L. Plaumann	65	2012						100%
Travis D. Stice	59	2012						100%
Melanie M. Trent	56	2018						100%
Steven E. West*	60	2011						100%

Chair
*	Chairman of the Board

DIAMONDBACK ENERGY, INC. • 2021 PROXY STATEMENT	6

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COVID-19 Response

In March 2020 in response to the increasing threat caused by the COVID-19 pandemic, Diamondback established an internal, multi-disciplinary team, including the NEOs, to work with outside professional advisors and implement protocols and procedures designed to mitigate risk to our employees and enable our operations to continue safely. As we navigated the challenges presented by the pandemic, our priorities remained protecting the health and safety of our employees and safely executing our operations. We quickly and efficiently migrated to a remote work environment in March 2020. As the pandemic evolved and guidance from federal, state and local authorities materialized, our team worked with outside advisors to develop protocols and procedures designed to allow our field operations to continue safely working and enable a rolling return of certain employees to our offices. Our team continues to monitor the dynamic legal and regulatory environment related to the pandemic.

Stockholder Outreach

As in the past, we conducted a robust stockholder outreach program during 2020 to solicit feedback on our executive compensation programs, corporate governance, corporate responsibility and sustainability and other important issues.

2020 stockholder outreach highlights:

Met (telephonically or through video conference due to COVID-19 considerations) or initiated contact with investors representing over 65% of our then outstanding shares.

Attended 14 virtual investor conferences and hosted eight virtual bus tours.

ESG Highlights

38% of Diamondback’s board of directors is now gender or racially diverse (two female directors and one racially diverse director);

Announced initiatives to reduce Scope 1 GHG intensity by at least 50% from 2019 levels by 2024 and reduce methane intensity by at least 70% from 2019 levels by 2024

Announced “Net Zero Now” strategy under which, as of January 1, 2021, every hydrocarbon produced by Diamondback is anticipated to be produced with zero net Scope 1 emissions

Diamondback understands its obligation to be a constructive partner in the environments in which we operate and live. Driven by our core values, Diamondback is laser focused on the safe and responsible development of our resources in the Permian Basin. Our approach to environmental, social and governance (ESG) matters is evidenced through our commitment to people, environmental responsibility, community and sound governance practices.

Diamondback acknowledges that its social and environmental license to operate as a public oil and gas company in the United States will continue to be largely influenced by our stockholders. We regularly engage with our stockholders on ESG matters to ensure that our approach to ESG matters aligns with stockholder expectations. At its core, our environmental strategy recognizes that the United States is transitioning to a lower carbon economy. While many of the foremost authorities on energy demand forecast that oil and gas will continue to account for a substantial portion of global energy demand in even the most carbon constrained projections, we embrace the reality that we must adapt our behavior to continue to succeed in the new energy economy.

As Diamondback’s ESG strategy evolves, management regularly interacts with the board and its committees, including its nominating and corporate governance committee, compensation committee and recently formed safety, sustainability and corporate responsibility committee. The safety, sustainability and corporate responsibility committee was formed in 2019 to (i) review Diamondback’s policies and performance regarding, and provides guidance on, ESG matters, (ii) advise the board of directors and management on significant public issues that are pertinent to the Company and (iii) assist management in setting strategy, establishing goals and integrating ESG matters into strategic and tactical business activities across the Company.

In 2020, Diamondback took a number of significant additional steps on its path to being an industry leader on ESG matters. First, we included specific, measurable environmental and safety performance metrics in our short-term incentive compensation program that incentivize performance on key metrics, including flaring, greenhouse gas (GHG) emissions, recycled water usage, fluid spill control and safety. Diamondback also released its third annual Corporate Responsibility Report, which included an assessment of our portfolio under various low carbon scenarios as outlined by the International Energy Agency. Further, Diamondback completed CDP Global’s (CDP) water security questionnaire. Both the Corporate Responsibility Report and a link to our CDP water security questionnaire can be found on our website at www.diamondbackenergy.com/about/sustainability.

DIAMONDBACK ENERGY, INC. • 2021 PROXY STATEMENT	7

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Additionally, Diamondback reinforced its commitment to conducting its business in a manner that respects and promotes the fundamental rights and dignity of all people by adopting its Human Rights Policy. A copy of our Human Rights Policy can be found on our website at www.diamondbackenergy.com/investors/corporate-governance.

Diamondback also added Stephanie Mains and Vincent Brooks to the board of directors, further enhancing and diversifying not only our board’s skills and qualifications, but also the ethnic and gender diversity of our board of directors. With these additions, we have now added three diverse members to our board of directors since 2018, and 38% of our board of directors are gender or ethnically diverse.

Building on our accomplishments in 2020, in February 2021 we announced significant enhancements to our commitment to ESG performance and disclosure, including Scope 1 and methane emission intensity reduction targets, as well as the implementation of our “Net Zero Now” initiative under which effective January 1, 2021, every hydrocarbon molecule we produce is anticipated to be produced with zero Scope 1 emissions.”

For additional information regarding our commitment to ESG matters, please see “Corporate Responsibility and Sustainability” beginning on page 28.

Performance Highlights

Financial and Operational Highlights

•   Maintained investment grade credit ratings

•   Completed offering of $500 million of 4.75% senior notes due May 31, 2025, the proceeds of which were used to (i) purchase a portion of Energen’s 4.65% senior notes due 2021 that were tendered pursuant to a tender offer by Energen for all of the outstanding 4.65% senior notes and (ii) repay a portion of the outstanding borrowings under Diamondback’s revolving credit facility

•   Repurchased all of Energen’s outstanding 7.350% medium-term notes due on July 28, 2027

•   In March 2021, completed the issuance of 0.900% senior notes due 2023, 3.125% senior notes due 2031 and 4.400% senior notes due 2051 in the aggregate principal amount of $2.2 billion

•   Achieved 2020 consolidated proved developed finding and development costs of $9.65 per BOE and drill bit finding and development costs of $5.00 per BOE

•   Reduced lease operating expense to $3.87 per BOE and reduced cash general and administrative expense to $0.46 per BOE

•   Generated full year 2020 Free Cash Flow (as defined and reconciled on Schedule A to this proxy statement) of $162 million despite the COVID-19 pandemic and unprecedented commodity price disruptions and their related effects on the oil and natural gas industry

•   Maintained our $1.50 per share annualized dividend through the first three quarters of 2020 despite the challenges presented by the COVID-19 pandemic, and increased our quarterly common stock dividend by 6.7% beginning with the Q4 2020 dividend payment

Strategic Transactions

•   Announced in December 2020 the proposed acquisition of QEP Resources, Inc. (QEP) in an all-stock merger and the proposed acquisition of leasehold interests and related assets of Guidon Operating LLC (Guidon), each of which was completed in the first quarter of 2021. These acquisitions added material Tier-1 Midland Basin inventory to our acreage portfolio, increasing our net acreage in the Northern Midland Basin by over 81,500 net acres

•   In March 2021, used net proceeds from the senior notes issuance discussed above to complete tender offers for (i) approximately 97% of QEP’s senior notes that remained outstanding following the closing of the QEP merger discussed below and (ii) 46% of Diamondback’s outstanding 5.375% senior notes due 2025

•   Completed Rattler’s first senior notes offering in the aggregate principal amount of $500 million, proceeds from which were used to pay down borrowings under Rattler’s revolving credit facility

Governance and Compensation Highlights

•   Reduced our Chief Executive Officer’s 2021 long-term incentive (LTI) compensation target by 20% from 2020

•   Reduced our other named executive officers’ 2021 LTI compensation target by 10% from 2020

•   Did not provide for any upward salary adjustments and kept the short-term incentive (STI) targets flat for 2021 for all named executive officers

•   2020 STI scorecard performance payout was reduced to 100% of target for all named executive officers despite achieving actual scorecard performance at approximately 160% of target

•   Updated 2021 annual STI scorecard metrics to include a free cash flow per share metric, with weighting of 20% and increased weighting of environmental and safety metrics to 20%

•   Added both S&P 500 and the XOP Index as peers in our 2021 peer group

•   Adopted a comprehensive clawback policy

DIAMONDBACK ENERGY, INC. • 2021 PROXY STATEMENT	8

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Compensation Highlights

Diamondback’s compensation program reflects our commitment to paying for performance, to crafting compensation packages that reflect each executive’s responsibilities and the market for the executive’s skills and experience, and to aligning executives’ interests with the long-term interests of our stockholders.

(1)	These pay mix charts exclude amounts listed in the column titled “All Other Compensation” in the Summary Compensation Tables set forth on page 55.”

DIAMONDBACK ENERGY, INC. • 2021 PROXY STATEMENT	9

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ABOUT THE ANNUAL MEETING

Who is soliciting my vote?

The board of directors of Diamondback Energy, Inc., which we refer to as “Diamondback,” the “Company” and “we” in this proxy statement, is soliciting your vote at the 2021 Annual Meeting of Stockholders.

What am I voting on?

You are voting on:

•	The election of directors (see Proposal 1 beginning on page 14);
•	The approval, on an advisory basis, of the compensation paid to the Company’s named executive officers as reported in this proxy statement (see Proposal 2 on page 72);
•	The approval of an amendment to the Company’s amended and restated certificate of incorporation to increase the total number of authorized shares of common stock from 200,000,000 shares to 400,000,000 shares (see Proposal 3 on page 73);
•	To approve the Company’s 2021 Amended and Restated Equity Incentive Plan (see Proposal 4 on page 76);
•	The ratification of Grant Thornton LLP as our independent auditors for 2021 (see Proposal 5 beginning on page 82); and
•	Any other business properly coming before the meeting.

How does the board of directors recommend that I vote my shares?

Unless you give other instructions on your proxy, the persons named as proxy holders on the proxy or proxy card will vote in accordance with the recommendations of our board of directors. The board of directors’ recommendation can be found with the description of each item in this proxy statement. In summary, the board of directors recommends a vote:

•	“FOR” the proposal to elect nominated directors;
•	“FOR” the proposal to approve, on an advisory basis, the compensation paid to the Company’s named executive officers as reported in this proxy statement;
•	“FOR” the approval of an amendment to the Company’s amended and restated certificate of incorporation to increase the total number of authorized shares of common stock from 200,000,000 shares to 400,000,000 shares;
•	“FOR” the approval of the Company’s 2021 Amended and Restated Equity Incentive Plan; and
•	“FOR” the proposal to ratify Grant Thornton LLP as the Company’s independent auditors for 2021.

Who is entitled to vote?

You may vote if you were the record owner of our common stock as of the close of business on April 8, 2021. Each share of common stock is entitled to one vote. As of April 8, 2021, we had 180,981,740 shares of common stock outstanding and entitled to vote. There is no cumulative voting.

How many votes must be present to hold the meeting?

Your shares are counted as present at the Annual Meeting if you attend the meeting and vote in person or if you properly grant your proxy by telephone, Internet or mail. In order for us to hold our meeting, holders of a majority of the voting power of our outstanding shares of common stock as of the close of business on April 8, 2021 must be present in person or by proxy at the meeting. This is referred to as a quorum. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the meeting.

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What is a broker non-vote?

If a broker does not have discretion to vote shares held in street name on a particular proposal and does not receive instructions from the beneficial owner on how to vote those shares, the broker may not vote on that proposal. This is known as a broker non-vote. No broker may vote your shares without your specific instructions on any of the proposals to be considered at the Annual Meeting other than on the proposals that are considered to be “routine.” Under the rules of the New York Stock Exchange (NYSE), which apply to brokers regardless of whether an issuer is listed on the NYSE or The Nasdaq Stock Market LLC (Nasdaq), Proposal 3 relating to the increase in the total number of authorized shares of common stock from 200,000,000 to 400,000,000 and Proposal 5 relating to the ratification of our independent auditors are considered to be “routine” matters. Accordingly, brokers will have discretionary authority to vote on Proposals 3 and 5, but will not have discretionary authority to vote on any other proposal at the Annual Meeting without your specific instructions.

How many votes are needed to approve each of the proposals?

Assuming the presence of a quorum, directors will be elected by the affirmative vote of a majority of the votes cast, in person or by proxy, which means that the number of shares voted “FOR” a director nominee must exceed the number of votes cast “AGAINST” that nominee. Abstentions and broker non-votes will not be counted for voting purposes with respect to the re-election of directors. Stockholders may not cumulate their votes with respect to the re-election of directors. If any incumbent director is not elected because he or she does not receive a majority of the votes cast, he or she is required to immediately tender his or her resignation for consideration by our board of directors. Our board of directors will evaluate whether to accept or reject such resignation, or whether other action should be taken; provided, however, that the board will act on such resignation and publicly disclose its decision to accept or reject such resignation and the rationale behind such decision within 90 days from the date of the certification of the director election results. Unless you indicate otherwise, the persons named as your proxies will vote your shares “FOR” all the nominees for director named in Proposal 1.

Each of Proposals 2, 4 and 5 requires the affirmative “FOR” vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Only votes for or against Proposals 2 and 4 will be counted as votes cast, and abstentions and broker non-votes will not be counted for voting purposes.

Proposal 3 requires the affirmative “FOR” vote of a majority of the outstanding shares of our common stock entitled to vote thereon. Abstentions will have the same effect as negative votes in determining whether Proposal 3 was approved by our stockholders. As discussed above, brokers will have discretionary authority with respect to Proposal 3 and no broker non-votes are anticipated with respect to Proposal 3.

With respect to Proposal 5, abstentions will not be counted. As discussed above, brokers will have discretionary authority with respect to Proposal 5 and no broker non-votes are anticipated with respect to Proposal 5.

How do I vote?

You can vote either in person at the meeting or by proxy without attending the meeting.

To vote by proxy, you may vote by telephone or through the Internet by following the instructions included on the Notice of Internet Availability of Proxy Materials or proxy card, or, if you request to receive a paper copy of the proxy card, by returning a signed, dated and marked proxy card. If you are a registered holder or hold your shares in street name, votes submitted by Internet or telephone must be received by 1:00 a.m. central time on June 3, 2021.

Even if you plan to attend the meeting, we encourage you to vote your shares by proxy. If you plan to vote in person at the Annual Meeting, and you hold your stock in street name, you must obtain a proxy from your broker and bring that proxy to the meeting. See also “How to attend the Annual Meeting and are there are alternative remote arrangements for the Annual Meeting in light of COVID-19 concerns?” below.

May I change my vote?

Yes. You may change or revoke your vote at any time before the polls close at the Annual Meeting. You may do this by:

•	Submitting another valid proxy bearing a later date and returning it to us prior to the meeting;
•	Sending our Corporate Secretary a written document revoking your earlier proxy; or
•	Voting again at the meeting.

However, if your shares are held in street name by a broker or other nominee, you must contact your broker or such other nominee to revoke your proxy.

Who counts the votes?

We have hired Computershare Trust Company, N.A., our transfer agent, to count the votes represented by proxies cast by telephone, Internet, mail or ballot. Employees of Computershare Trust Company, N.A. will act as inspectors of election.

DIAMONDBACK ENERGY, INC. • 2021 PROXY STATEMENT	11

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Will my vote be confidential?

Yes. As a matter of Company policy, proxies, ballots and voting tabulations that identify individual stockholders are treated as confidential. Only the tabulation agent and the inspectors of election have access to your vote. Directors and employees of the Company may see your vote only if there is a contested proxy solicitation, as required by law or in certain other special circumstances.

Will my shares be voted if I don’t provide my proxy and don’t attend the Annual Meeting?

If you do not provide a proxy or vote your shares held in your name, your shares will not be voted.

If you hold your shares in street name, your broker may be able to vote your shares for certain “routine” matters even if you do not provide the broker with voting instructions. As discussed above, the proposals relating to the increase in the total number of authorized shares of common stock and the ratification of Grant Thornton LLP as our independent auditors for 2021 are considered routine. For matters not considered “routine,” if you do not give your broker instructions on how to vote your shares, the broker may not vote on that proposal. This is a broker non-vote.

The proposals to elect directors, to approve, on an advisory basis, the Company’s executive compensation and to approve the Company’s 2021 Amended and Restated Equity Incentive Plan are not considered routine. As a result, no broker may vote your shares on these proposals without your specific instructions.

How are votes counted?

In the election of directors contemplated by Proposal 1, you may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to one or more of the nominees. For Proposals 2, 3, 4 and 5 you may vote “FOR,” “AGAINST” or “ABSTAIN.”

What if I submit my proxy but don’t indicate my vote on the proposals?

If you submit a proxy by telephone or Internet, or if you request a paper copy of our proxy materials and return a signed proxy card by mail, in each case without indicating your vote, your shares will be voted “FOR” the director nominees listed on the card, “FOR” approving, on an advisory basis, the Company’s executive compensation as described in this proxy statement, “FOR” approving an amendment to the Company’s amended and restated certificate of incorporation to increase the total number of authorized shares of common stock from 200,000,000 shares to 400,000,000 shares, “FOR” the approval of the Company’s 2021 Amended and Restated Equity Incentive Plan and “FOR” the ratification of Grant Thornton LLP as the Company’s independent auditors for 2021.

Could other matters be decided at the Annual Meeting?

We are not aware of any other matters that will be considered at the Annual Meeting. If any other matters arise at the Annual Meeting, the persons named in your proxies will vote in accordance with their best judgment.

Who can attend the meeting?

The Annual Meeting is open to all holders of our common stock.

What do I need to bring to attend the Annual Meeting?

You will need proof of ownership of our common stock to attend the meeting in person. If your shares are in the name of your broker or bank or other nominee, you will need to bring evidence of your stock ownership, such as your most recent brokerage statement. All stockholders will be required to present valid picture identification. IF YOU DO NOT HAVE VALID PICTURE IDENTIFICATION AND PROOF THAT YOU OWN SHARES OF OUR STOCK, YOU MAY NOT BE ADMITTED INTO THE MEETING.

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How to attend the Annual Meeting and are there alternative remote arrangements for the Annual Meeting in light of COVID-19 concerns?

The Annual Meeting will be held at 1200 N Walker Ave, Oklahoma City, Oklahoma 73103. From I-40, take exit 150A - Shields Blvd. Turn left (North) onto Shields. Shields will turn into E.K. Gaylord. Continue on E.K. Gaylord. E.K. Gaylord will then turn into North Broadway. Continue driving on North Broadway to NW 11th Street and turn left (West). Continue on NW 11th Street to N. Walker Avenue and the Ambassador Hotel is on the Northeast corner of NW 11th Street and Walker Avenue. Please note that there may be construction along this route and it is subject to detours.

For the safety of our stockholders and employees, we are monitoring the public health, travel and business and social gathering concerns of our stockholders and employees in light of the COVID-19 pandemic, as well as any related restrictions and protocols by federal, state and local governments. We may determine it to be necessary or appropriate to hold a virtual annual meeting of stockholders by means of remote communication.

If we determine that it is necessary or appropriate to delay the Annual Meeting to a later date, change the location of the Annual Meeting or hold a virtual annual meeting of stockholders due to developments regarding the COVID-19 pandemic, we will announce any such alternative arrangements and provide instructions for the Annual Meeting as promptly as practicable in advance of the meeting, including how to demonstrate your ownership of our common stock as of the record date for the Annual Meeting, login instructions and related details regarding attending the virtual annual meeting of stockholders.

How can I access the Company’s proxy materials and annual report electronically?

This proxy statement and the Company’s 2020 Annual Report to Stockholders are available at www.envisionreports.com/FANG.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a paper copy of the proxy materials?

We are providing access to our proxy materials, including this proxy statement and our 2020 Annual Report to Stockholders, over the Internet in accordance with the rules of the Securities and Exchange Commission, or the SEC. As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of our proxy materials. Your Notice of Internet Availability of Proxy Materials contains instructions on how to access our proxy materials over the Internet, as well as instructions on how to request a paper copy of our proxy materials by mail.

Our proxy materials are also available at www.envisionreports.com/FANG.

How can I request a full set of proxy materials?

You may request, without charge, a full set of our proxy materials, including our 2020 Annual Report to Stockholders, for one year following the annual meeting of stockholders. If a broker or other nominee holds your shares of record, you may request a full set of our proxy materials by following the instructions contained in the Notice of Internet Availability of Proxy Materials that you received.

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PROPOSAL 1 ELECTION OF DIRECTORS

—	DIRECTOR NOMINATIONS

The board is committed to recruiting and nominating directors for election who will collectively provide the board with the necessary diversity of skills, backgrounds and experiences to meet the Company’s ongoing needs and support oversight of our business strategy and priorities. In recommending candidates for election to the board, the nominating and corporate governance committee evaluates a candidate’s character, judgment, skill set, experience, independence, other time commitments and any other factors that the nominating and corporate governance committee deems relevant in light of the current needs of the board. The board believes that an important factor in its composition is diversity. To reflect this determination, the nominating and corporate governance committee seeks to include diverse candidates in all director searches, including by affirmatively instructing any search firms retained to assist the committee in identifying director candidates to seek to include diverse candidates. In addition, in determining whether to recommend incumbent directors for re-election to the board, the nominating and corporate governance committee also reviews and considers the director’s board and committee meeting attendance, the level of support that the director’s nomination received at the most recent annual stockholders’ meeting, director tenure and the well-roundedness of the board as a whole.

In 2020, the nominating and corporate governance committee recommended to the board, and the board approved, the nomination of Steven E. West, Travis D. Stice, Vincent K. Brooks, Michael P. Cross, David L. Houston, Stephanie K. Mains, Mark L. Plaumann and Melanie M. Trent to serve for a one-year term ending at the 2021 Annual Meeting, but in any event, until his or her successor is elected and qualified, unless ended earlier due to his or her death, resignation, disqualification or removal from office. All of these director nominees, except for Mr. Stice, our Chief Executive Officer, are independent under the Nasdaq listing standards and SEC rules, comprising a supermajority of independent directors currently serving on our board of directors.

About Director Nominees

Our board of directors currently consists of eight members who are elected annually. In the event any nominee should be unavailable to serve at the time of the meeting, the proxies may be voted for a substitute nominee selected by the board.

Biographical information with respect to each of the director nominees, together with a list of competencies that contributed to the conclusion that such person should serve as a director, are presented below. An overview of the core competencies of each director nominee is featured in a skills matrix on page 6.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THESE DIRECTORS

Steven E. West, Chairman of the Board

Age 60 Director since: 2011 INDEPENDENT	Skills and Experience: • Corporate Governance • Finance/Capital Markets • Financial Reporting/Accounting Experience • Industry Background	• Environmental, Health, Safety & Sustainability • Executive Experience • Executive Compensation • Risk Management

Mr. West has served as a director of the Company since December 2011 and Chairman of the Board since October 2012. Mr. West served as our Chief Executive Officer from January 2009 to December 2011. From January 2011 until December 2016, Mr. West was a partner at Wexford Capital LP, or Wexford Capital, focusing on Wexford Capital’s private equity energy investments. From August 2006 until December 2010, Mr. West served as senior portfolio advisor at Wexford Capital. From August 2003 until August 2006, Mr. West was the Chief Financial Officer of Sunterra Corporation, a former Wexford Capital portfolio company. From December 1993 until July 2003, Mr. West held senior financial positions at Coast Asset Management and IndyMac Bank. Prior to that, Mr. West worked at First Nationwide Bank, Lehman Brothers and Peat Marwick Mitchell & Co., the predecessor of KPMG LLP. Since February 2014, Mr. West has also served as Chairman of the Board of the general partner of Viper Energy Partners LP (Nasdaq: VNOM), one of our publicly traded subsidiaries, which we refer to as Viper, and since May 2019, he has served as Chairman of the Board of Rattler Midstream LP (Nasdaq: RTLR), another of our publicly traded subsidiaries, which we refer to as Rattler. Mr. West holds a Bachelor of Science degree in Accounting from California State University, Chico. We believe Mr. West’s background in finance, accounting and private equity energy investments, as well as his executive management skills developed as part of his career with Wexford Capital, its portfolio companies and other financial institutions qualify him to serve on our board of directors. In particular, we believe Mr. West’s strengths in the following core competencies provide value to our board of directors: Corporate Governance; Finance/Capital Markets; Financial Reporting/Accounting Experience; Industry Background; Environmental, Health, Safety & Sustainability; Executive Experience; Executive Compensation; and Risk Management.

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Travis D. Stice

Age 59 Director since:2012	Skills and Qualifications: • Industry Background • Finance/Capital Markets • Environmental, Health, Safety & Sustainability • Executive Experience	• Executive Compensation • Risk Management
Mr. Stice has served as our Chief Executive Officer since January 2012 and as a director of the Company since November 2012. Mr. Stice has also served as the Chief Executive Officer and a director of the general partner of Viper since February 2014 and as the Chief Executive Officer and a director of the general partner of Rattler since July 2018. Prior to these positions with Diamondback and the general partners of Viper and Rattler, Mr. Stice served as Diamondback’s President and Chief Operating Officer from April 2011 to January 2012. From November 2010 to April 2011, Mr. Stice served as a Production Manager of Apache Corporation, an oil and gas exploration company. He served as a Vice President of Laredo Petroleum Holdings, Inc., an oil and gas exploration and production company, from September 2008 to September 2010 and as a Development Manager of ConocoPhillips/Burlington Resources Mid Continent Business Unit, an oil and gas exploration company, from April 2006 until August 2008. Prior to that, Mr. Stice held a series of positions of increasing responsibilities at Burlington Resources until that company was acquired by ConocoPhillips in March 2006. He started his career with Mobil Oil in 1985. Mr. Stice has 37 years of industry experience and over 28 years of management experience. Mr. Stice graduated from Texas A&M University with a Bachelor of Science degree in Petroleum Engineering. Mr. Stice is a registered engineer in the State of Texas, and is a 37-year member of the Society of Petroleum Engineers. We believe that Mr. Stice’s leadership within the Company, his management experience and his knowledge of the critical internal and external challenges facing the Company and the oil and natural gas industry as a whole qualify him for service on our board of directors. In particular, we believe Mr. Stice’s strengths in the following core competencies provide value to our board of directors: Industry Background; Environmental, Health, Safety & Sustainability; Finance/Capital Markets; Executive Experience; Executive Compensation; and Risk Management.

Vincent K. Brooks

Age 62 Director since: 2020 INDEPENDENT	Skills and Qualifications: • Corporate Governance • Government, Legal & Regulatory • Environmental, Health, Safety & Sustainability • Executive Experience	• Executive Compensation • Risk Management • Congressional Engagement; National Security and Cyber Defense and Protection
Vincent “Vince” Brooks has served as a director of the Company since April 2020. A career Army officer who served in the U.S. Army for over 42 years, retiring from active duty in 2019 as a four-star general, General Brooks spent his final seventeen years as a general officer and in nearly all of those years in command of large, complex military organizations in challenging situations. Most recently, from 2016 until his retirement, he was the commander of all Korean and United States forces in the Republic of Korea. In the two positions prior to Korea he served as the commander of all United States Army forces throughout the Indo-Asia Pacific region from 2013 to 2016 during the strategic rebalancing to Asia, and as the commander of all United States Army forces in the Middle East and Central Asia from 2011 to 2013 during the reduction of forces in Iraq and the buildup of forces in Afghanistan as well as the phenomenon known as “the Arab Spring.” During his tenure in the Army, he gained uncommon experience in leading through complex, ambiguous situations with significant national security interests and risks at stake. He handled crisis management, public communications, risk management and mitigation, budgetary assessment, leadership and management, international relations and interactions, cyber defense and protection, congressional engagement and strategic planning. Since 2020, General Brooks has also served as a director and a member of the compensation committee and nominating and corporate governance committee of Jacobs Engineering Group, Inc. (NYSE: J) and as a director of Verisk Analytics (Nasdaq: VRSK). General Brooks has also served on the board of the Gary Sinise Foundation since March 2019 and on the board of the Korea Defense Veterans Association since February 2020. General Brooks is also a visiting Senior Fellow at Harvard Kennedy School’s Belfer Center for Science and International Affairs, a Distinguished Fellow at the University of Texas with both the Clements Center for National Security and the Strauss Center for International Security and Law, an Executive Fellow with the Institute for Defense and Business, and the President of VKB Solutions LLC. General Brooks holds a Bachelor of Science in Engineering from the U.S. Military Academy at West Point, a Master of Military Art and Science from the U.S. Army School of Advanced Military Studies and holds an honorary Doctor of Laws from the New England School of Law and an honorary Doctor of Humanities from New England Law | Boston. General Brooks qualifies as an independent director under the Nasdaq listing standards. The Company believes that General Brooks’ strong leadership skills, together with his knowledge of policy, strategy and his diverse background qualifies him for service on our board of directors. In particular, we believe General Brooks’ strengths in the following core competencies provide value to our board of directors. Corporate Governance; Government, Legal & Regulatory; Environmental, Health, Safety & Sustainability; Executive Experience; Executive Compensation; Risk Management; and Congressional Engagement, National Security & Cyber Defense and Protection.

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Michael P. Cross

Age 69 Director since: 2012 INDEPENDENT	Skills and Qualifications: • Corporate Governance • Finance/Capital Markets • Financial Reporting/Accounting Experience • Government, Legal & Regulatory • Industry Background	• Environmental, Health, Safety & Sustainability • Executive Experience • Executive Compensation • Risk Management
Mr. Cross has served as a director of the Company since October 2012. Mr. Cross is owner of Michael P. Cross, Inc., an independent oil and natural gas producer, and serves as its President, a position he has held since January 2007. Mr. Cross also currently serves as a director of Warren Equipment Company, a position he has held since 2002. Mr. Cross served as a member of the executive committee of the Oklahoma Energy Resources Board from February 2005 until March 2014, where he was a member of the executive committee from 2007 until 2014. Mr. Cross served as a member of the Board of Directors of the Oklahoma Independent Petroleum Association for over 18 years, and was inducted into its Wildcatters Hall of Honor. Mr. Cross served on the Board of Directors for OGE Enogex GP LLC from October 2007 to October 2008. Mr. Cross also served as Chief Executive Officer and President of Windsor Energy Resources, Inc. from December 2005 until December 2006. Mr. Cross served as President of Twister Gas Services, L.L.C., an oil and gas exploration, production and marketing company, from its inception in 1996 until June 2003 and served as President of its predecessor, Twister Transmission Company, from 1990 to 1996. Mr. Cross graduated from Oklahoma State University with a Bachelor of Science degree in Business Administration. We believe that Mr. Cross’s strong oil and gas background and executive management experience qualify him for service on our board of directors. In particular, we believe Mr. Cross’s strengths in the following core competencies provide value to our board of directors: Corporate Governance; Finance/Capital Markets; Financial Reporting/Accounting Experience; Government, Legal & Regulatory; Industry Background; Environmental, Health, Safety & Sustainability; Executive Experience; Executive Compensation; and Risk Management.

David L. Houston

Age 68 Director since: 2012 INDEPENDENT	Skills and Qualifications: • Corporate Governance • Finance/Capital Markets • Financial Reporting/Accounting Experience • Industry Background	• Executive Experience • Executive Compensation • Risk Management
Mr. Houston has served as a director of the Company since October 2012. Since 1991, Mr. Houston has been the principal of Houston Financial, a firm providing wealth management services with a focus on the energy sector. Since 2000, Mr. Houston has managed a mineral trust with approximately 9,200 net acres in Oklahoma, Texas, Kansas and New Mexico, which includes responsibility for leasing and production matters. Mr. Houston served on the board of directors as the Chairman of the Board and a member of the executive committee of Deaconess Hospital, Oklahoma City, Oklahoma, from January 1993 until December 2008 and was involved in negotiating a merger for the hospital. Mr. Houston served as a director of Gulfport Energy Corporation, or Gulfport, from July 1998, and as Chairman of its Board from June 2013, in each case, until June 2020. Mr. Houston also served on Gulfport’s nominating and governance, audit and compensation committees. He served as a director of Bronco Drilling Company from May 2005 until December 2010 and was a member of its audit committee. Mr. Houston received a Bachelor of Science degree in business from Oklahoma State University and a graduate degree in banking from Louisiana State University. He is Chairman-Elect of the Oklahoma State University Foundation and was recognized as a Top 100 Graduate of the Last 100 Years by the Oklahoma State University College of Business. In 2020, Mr. Houston was recognized as a Significant Sig by the Sigma Chi fraternity. We believe that Mr. Houston’s financial background and his executive management experience qualify him for service on our board of directors. In particular, we believe Mr. Houston’s strengths in the following core competencies provide value to our board of directors: Corporate Governance; Finance/Capital Markets; Financial Reporting/Accounting Experience; Industry Background; Executive Experience; Executive Compensation; and Risk Management.

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Stephanie K. Mains

Age 53 Director since: 2020 INDEPENDENT	Skills and Qualifications: • Corporate Governance • Finance/Capital Markets • Financial Reporting/Accounting Experience • Industry Background	• Executive Experience • Executive Compensation • Risk Management
Ms. Mains has served as director of the Company since April 2020. Ms. Mains has over 30 years of experience across diverse industry segments, including aviation, energy, and transportation. With the last 15 years, building and expanding global businesses serving the oil and gas, utility, distributed power, and electrification spaces. In 2020, she held the interim CEO role for GE Power Conversion, a $1B advanced electrification and digital solutions business, leading the business to a profitable turnaround through COVID-19. From 2015-2019, she served as the President and CEO, Industrial Solutions, a GE and later ABB company. She led Industrial Solutions, a $2.7B GE business delivering technologies that distribute, protect and control electricity, through a transformation and divestiture to ABB. From 2013-2015, Ms. Mains served as President and CEO of GE Distributed Power Global Services, where she integrated and grew a $2.2B global business platform, servicing technologies that provide at the point of use power to the oil and gas, utilities, mining, and industrial segments. From 2006 until 2013, she held positions of increasing responsibility in GE Energy from General Manager to Vice President. During this time, she led the global build-out and transformation of a $4B service operation providing power equipment and services to utility and oil and gas customers. Prior to joining GE Energy, she spent 16 years across multiple GE businesses in financial and leadership positions, including CFO of GE Aviation Services- Contractual Services and Material Solutions, a $4B aviation material services business. Ms. Mains is currently the CEO of LSC Communications-MCL, a portfolio company of Atlas Holdings, LLC. She serves as a director and audit committee member of Gates Industrial Corporation (NYSE:GTES), a director, audit and compensation committee member of LCI Industries (NYSE:LCII), and is a member of the board of managers for Stryten Manufacturing, a privately held portfolio company of Atlas Holdings, LLC. Ms. Mains holds a B.B.A in Finance from the University of Kentucky. Ms. Mains qualifies as an independent director under the Nasdaq listing standards. The company believes that Ms. Mains strong financial and executive management experience, knowledge of the energy, electrical infrastructure, aviation, and transportation industries, diverse background, and service on boards of other public companies qualifies her for service on our board of directors. In particular, we believe Ms. Mains strengths in the following core competencies provide value to our board of directors: Corporate Governance; Finance/Capital Markets; Financial Reporting/ Accounting Experience; Industry Background; Environmental, Health, Safety & Sustainability; Executive Experience; Executive Compensation; and Risk Management.

Mark L. Plaumann

Age 65 Director since: 2012 INDEPENDENT	Skills and Qualifications: • Corporate Governance • Finance/Capital Markets • Financial Reporting/Accounting Experience	• Executive Experience • Executive Compensation • Risk Management
Mr. Plaumann has served as a director of the Company since October 2012. He is currently a Managing Member of Greyhawke Capital Advisors LLC, or Greyhawke, which he co-founded in 1998. Prior to founding Greyhawke, Mr. Plaumann was a Senior Vice President of Wexford Capital. Mr. Plaumann was formerly a Managing Director of Alvarez & Marsal, Inc. and the President of American Healthcare Management, Inc. He also was Senior Manager at Ernst & Young LLP. Mr. Plaumann served as a director and audit committee chairman for ICx Technologies, Inc. from 2006 until 2010, served as a director and a member of the audit and compensation committees of Republic Airways Holdings, Inc. from 2002 until 2017 and currently serves as a director of a several private entities. Mr. Plaumann served as a director, an audit committee chairman and a member of the conflicts committee of the general partner of Rhino Resource Partners LP, a coal operating company, from 2010 until 2016. Mr. Plaumann holds an M.B.A. and a B.A. in Business Administration from the University of Central Florida, where he currently serves on the Foundation Board and the Dean’s Advisory Board for the College of Business. We believe that Mr. Plaumann’s service on the boards of other public companies and his executive management experience, including previous experience as chairman of audit committees, qualifies him for service on our board of directors. In particular, we believe Mr. Plaumann’s strengths in the following core competencies provide value to our board of directors: Corporate Governance; Finance/Capital Markets; Financial Reporting/Accounting Experience; Executive Experience; Executive Compensation; and Risk Management.

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Melanie M. Trent

Age 56 Director since: 2018 INDEPENDENT	Skills and Qualifications: • Corporate Governance • Finance/Capital Markets • Financial Reporting Experience • Government, Legal & Regulatory • Industry Background	• Environmental, Health, Safety & Sustainability • Executive Experience • Executive Compensation • Risk Management
Ms. Trent has served as a director of the Company since April 2018. Ms. Trent previously served in various legal, administrative and compliance capacities for Rowan Companies plc, from 2005 until April 2017, including as an Executive Vice President, General Counsel and Chief Administrative officer from 2014 until April 2017, as Senior Vice President, Chief Administrative Officer and Company Secretary from 2011 until 2014, and as Vice President and Corporate Secretary from 2010 until 2011. Prior to her tenure at Rowan, Ms. Trent served in various legal, administrative and investor relations capacities for Reliant Energy Incorporated, served as counsel at Compaq Computer Corporation and as an associate at Andrews Kurth LLP. She serves on the Board of Arcosa, Inc. (NYSE: ACA), a company focused on construction, energy and transportation products and services, and serves on the Audit and Governance and Sustainability Committees. She also serves on the Board of Frank’s International (NYSE:FI), a global oil services company that provides a broad and comprehensive range of highly engineered tubular running services, tubular fabrication, and specialty well construction and well intervention solutions with a focus on complex and technically demanding wells. Ms. Trent serves on the Audit and Compensation Committees and Chairs the Nominating & Governance Committees. Since February 2021, Ms. Trent has also served on the board of directors of Noble Corporation, a leading offshore drilling contractor for the oil and gas industry, is a member of its Nominating, Governance and Sustainability Committee and the Chair of its Compensation Committee. Ms. Trent holds a Bachelor’s degree from Middlebury College and a Juris Doctorate degree from Georgetown University Law Center. We believe that Ms. Trent’s strong legal and executive management experience, diverse background and knowledge of oil and gas and energy industries qualify her for service on our board of directors. In particular, we believe Ms. Trent’s strengths in the following core competencies provide value to our board of directors: Corporate Governance; Finance/Capital Markets; Financial Reporting Experience; Government, Legal & Regulatory; Industry Background; Environmental, Health, Safety & Sustainability; Executive Experience; Executive Compensation; and Risk Management.

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Summary of Director Nominee Core Competencies

The diversity of experience and wide variety of skills, qualifications and viewpoints of the director nominees embody key competencies that our nominating and corporate governance committee considers valuable to effective oversight of the Company. The following chart illustrates how the current board members individually and collectively represent these core competencies. The lack of an indicator for a particular item does not mean that the director does not possess that qualification, skill or experience, as each director is expected to be knowledgeable in all of these areas. The indicator merely represents a core competency that the director nominee brings to our board. For more information about each director nominee, see the individual biographies set forth beginning on page 14 above.

	West	Stice	Brooks	Cross	Houston	Mains	Plaumann	Trent
Corporate Governance
Contributes to the board’s understanding of best practices in corporate governance matters.
Environmental, Health, Safety & Sustainability
Contributes to the board’s oversight and understanding of environmental, health, safety and sustainability issues and their relationship to our business and strategy as we strive to provide the energy necessary for economic growth and social well-being, while securing a stable and healthy environment for the future.
Finance/Capital Markets
Valuable in evaluating our financial statements, capital structure and financial strategy.
Financial Reporting/Accounting Experience
Critical to the oversight of our financial statements and financial reports.
Government, Legal & Regulatory
Contributes to the board’s ability to guide us through government regulations, complex legal matters and public policy issues.
Industry Background
Offers pertinent background and knowledge to the board, providing valuable perspective on issues specific to our business, operations and strategy, including key performance indicators and the competitive environment.
Executive Experience
Demonstrates leadership ability and provides valuable insights into operations and business strategy through a practical understanding of organizations, processes, strategy, risk management and the methods to drive change and growth.
Executive Compensation
Contributes to the board’s ability to attract, motivate and retain executive talent.
Risk Management
Contributes to the identification, assessment and prioritization of significant risks we face.
Congressional Engagement; National Security and Cyber Defense and Protection
Demonstrates experience with complex organizations with significant national security interests and risk, international relations and interactions, cyber defense and protection, congressional engagement and strategic planning.

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CORPORATE GOVERNANCE MATTERS

—	CORPORATE GOVERNANCE HIGHLIGHTS

We believe that effective corporate governance should include regular constructive discussions with our stockholders. We have a proactive stockholder engagement process that encourages feedback from our stockholders. This feedback helps shape our governance practices, which include:

In 2020, increased the size of the board of directors to eight directors, enhancing and diversifying our board’s skills, qualifications and viewpoints
Enhanced the gender and racial diversity of our board of directors, adding three diverse candidates since 2018, currently representing approximately 38% of our board membership
Adopted proxy access bylaw provision
Supermajority of independent director nominees under the Nasdaq listing standards and SEC rules
Independent chair of the board of directors
Majority voting to elect directors (for uncontested elections)
Mandatory resignation if a majority vote is not received (for uncontested elections)
Emphasis on diversity in the nominating and corporate governance committee’s charter
Declassified board of directors
Active stockholder outreach with respect to corporate governance and other ESG topics and executive compensation
Active board oversight of risk and risk management
Independent director meetings in executive sessions
Commitment to social responsibility with respect to our people, community and environment
Adopted Human Rights Policy to reinforce our commitment to conducting our business in a manner that respects and promotes the fundamental rights and dignity of all people
Implemented our “Net Zero Now” initiative under which, effective January 1, 2021, every hydrocarbon molecule we produce is anticipated to be produced with zero Scope 1 emissions
In 2020, added specific environmental and safety metrics for determining annual STI compensation and for 2021 increased weighting of current environmental and safety metrics to 20% from 15% previously
Released third annual Corporate Responsibility Report in August 2020, which included an assessment of our current portfolio in various low carbon scenarios as outlined by the International Energy Agency
Maintain active safety, sustainability and corporate responsibility committee of the board of directors
Adopted Corporate Governance Guidelines as another step to reinforce our commitment to sound governance practices and policies
Adopted a comprehensive executive incentive compensation clawback policy
Maintain rigorous stock ownership guidelines for non-employee directors and our executives
Added both S&P 500 and the XOP Index as peers in our 2021 peer group
Developed a comprehensive policy governing corporate political spending and disclosed Diamondback’s 2020 corporate political contribution activity
Annual board and committee self-assessments
Each director attended at least 96% of the 2020 board and committee meetings
All financially literate audit committee members and three of the four members of the audit committee qualify as financial experts

For additional discussion of our stockholder engagement and actions that we have taken in response to stockholder feedback, see “Corporate Governance Matters—Stockholder Engagement” on page 27.

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—	CORPORATE GOVERNANCE GUIDELINES

The board has adopted our Corporate Governance Guidelines as a way to reinforce its commitment to sound governance practices and policies. These Corporate Governance Guidelines include provisions concerning the following:

•	Role and responsibilities of the board and its committees;
•	Size of the board;
•	Selection, qualifications, independence, responsibilities, tenure and compensation of directors
•	Director resignation process;
•	Selection of chairman and chief executive officer;
•	Other public company directorships and committee service;
•	Board meetings and agendas;
•	Director access to management and advisors;
•	Executive sessions of independent directors;
•	Director orientation and education;
•	Annual performance evaluations of the board and its committees;
•	Succession planning;
•	Director compensation;
•	Stockholder and third party communications with the board;
•	Board communications with third parties; and
•	Confidentiality.

Our Corporate Governance Guidelines can be found on our website at www.diamondbackenergy.com under the “Investors—Corporate Governance” caption. You may also obtain copies of the Corporate Governance Guidelines, at no charge to you, by writing to Corporate Secretary, Diamondback Energy, Inc., 500 West Texas Ave, Suite 1200, Midland, TX 79701.

—	DIRECTOR QUALIFICATIONS AND NOMINATION PROCESS

Skills and Qualifications We Seek in Directors

As provided by the nominating and corporate governance committee’s charter and our Corporate Governance Guidelines, our nominating and corporate governance committee identifies, evaluates and recommends to our board of directors candidates with the goal of creating a balance of knowledge, experience and diversity.

It is our policy that potential directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the interests of our stockholders. We also require that the members of our board of directors be able to dedicate the time and resources sufficient to ensure the diligent performance of their duties on our behalf, including attending all meetings of the board of directors and applicable committee meetings. We also require that at least a majority of our directors meet the standards of independence promulgated by Nasdaq and the SEC. For a discussion of the core competencies that each director brings to our board, see “Summary of Director Nominee Core Competencies” above on page 19.

Board Refreshment and Diversity

Our nominating and corporate governance committee is committed to continuous improvement and employs a rigorous process to ensure that the composition of the board is diverse, balanced and aligned with the evolving needs of the Company. The board ensures refreshment and continued effectiveness by evaluating the composition of the board on a periodic basis to ensure its composition reflects a range of talents, skills and expertise sufficient to provide sound and prudent guidance with respect to our operations and the interests of our stockholders. In particular, the board seeks to maintain a balance of experience in the areas of accounting and finance, management, leadership and oil and gas related industries as well as other core competencies discussed under “Summary of Director Nominee Core Competencies.”

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Additionally, it is our policy that our nominating and corporate governance committee considers diversity in its evaluation of candidates for board membership. To this end, our board believes that diversity with respect to viewpoint, including such that is held by candidates of different gender, race, ethnicity, background, age, thought and tenure on our board (in connection with the consideration of the renomination of an existing director), should be an important factor in board composition. To reflect this policy and to ensure a competitive recruitment process, our nominating and corporate governance committee, in accordance with its charter, seeks to include diverse candidates in all director searches, taking into account diversity of gender, race, ethnicity, background, age, thought and tenure on our board (in connection with the consideration of the renomination of an existing director), including by affirmatively instructing any search firm retained to assist the nominating and corporate governance committee in identifying director candidates to seek to include diverse candidates from traditional and nontraditional candidate groups. In accordance with its charter, our nominating and corporate governance committee also ensures that diversity considerations are discussed in connection with each potential nominee, as well as on a periodic basis in connection with its periodic review of the composition of the board and the size of the board as a whole.

As part of our ongoing commitment to expand the range of talents, skills, expertise and diversity on our board, we have increased the size of our board of directors from five to eight over the course of the last three years, adding three ethnically and gender diverse directors and enhancing and diversifying the skill set of our board of directors in the areas of risk management across energy and other industries and the government sector, national security and cybersecurity, environmental and social responsibility, regulatory and legal compliance, adding Melanie M. Trent in April 2018 and Vincent Brooks and Stephanie Mains in April 2020. These directors advance the operational and executive management expertise and gender, racial and age diversity of our board of directors.

How We Select our Director Nominees

The board is responsible for nominating directors and filling vacancies that may occur between annual meetings, based upon the recommendation of our nominating and corporate governance committee. The nominating and corporate governance committee considers the Company’s current needs and long-term and strategic plans to determine the skills, experience and characteristics needed by our board. The nominating and corporate governance committee then identifies, considers and recommends director candidates to the board in light of its commitment to board improvement, refreshment and diversity discussed above. Generally, the committee identifies candidates through the business and organizational contacts of our advisors, directors and management team and through the use of third-party search firms.

The nominating and corporate governance committee, in accordance with its charter and our Corporate Governance Guidelines, takes into consideration the key qualifications and skills described above when evaluating candidates. The nominating and corporate governance committee also considers whether potential candidates will likely satisfy independence standards for service on the board and its committees and the number of public boards on which the candidate already serves.

Stockholder Nomination of Candidates and Proxy Access

Under the Company’s bylaws, we provide proxy access, permitting a stockholder, or a group of up to 20 eligible stockholders, that has continuously owned for no less than three years at least 3% of our outstanding common stock, to nominate and include in our proxy materials up to the greater of two directors and 20% of the number of directors currently serving on the Company’s board, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in our bylaws.

Stockholders who wish to submit a director nomination proposal, but who do not wish to have such nomination included in the Company’s proxy materials, must notify the Company in writing of the information required by the provisions of our bylaws dealing with such stockholder proposals.

See “Submission of Future Stockholder Proposals” below for additional detail and deadlines regarding submitting director nominees.

Majority Voting

To be elected, a director must receive a majority of the votes cast with respect to that director at the meeting. Our bylaws and Corporate Governance Guidelines provide that if the number of shares voted “FOR” a nominee who is serving as a director (an incumbent) does not exceed 50% of the votes cast “AGAINST” that director, he or she will tender his or her resignation to the board. The board will evaluate whether to accept or reject such resignation, or whether other action should be taken. Within 90 days of the certification of the stockholder vote, the board is required to decide whether to accept the resignation and publicly disclose its rationale for the decision.

In a contested election, where the number of nominees exceeds the number of directors to be elected, the required vote would be a plurality of votes cast, which means that the directors receiving the largest number of “FOR” votes will be elected in such contested election.

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—	DIRECTOR INDEPENDENCE

Our Corporate Governance Guidelines provide that a majority of the directors of the board must be “independent” in accordance with Nasdaq listing standards. Our board of directors has determined that each of Steven E. West, Vincent K. Brooks, Michael P. Cross, David L. Houston, Stephanie K. Mains, Mark L. Plaumann and Melanie M. Trent meets the standards regarding independence set forth in the Nasdaq listing standards and is free of any relationship which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out their responsibilities as directors of the Company.

Our board of directors has determined that each member of the audit committee is independent for purposes of serving on such committee under the Nasdaq listing standards and SEC rules. In addition, our board of directors has determined that each current member of the audit committee is financially literate under the Nasdaq listing standards and that each of Mr. Plaumann, Mr. Cross and Mr. Houston qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d) of Regulation S-K.

Our board of directors has also determined that each member of the compensation committee and the nominating and corporate governance committee meets the independence requirements applicable to those committees under the Nasdaq rules. In addition, our board of directors determined that each member of our compensation committee is a “non-employee director” in accordance with Rule 16b-3 under the Exchange Act.

In addition, each member of the safety, sustainability and corporate responsibility committee is independent under the Nasdaq listing standards, although Nasdaq does not set independence standards for this committee.

Executive Sessions of Independent Directors

Our independent directors have the opportunity to meet in an executive session following each regularly scheduled meeting of the board of directors and its committees. Our independent directors met in an executive session on three (3) occasions in 2020.

—	BOARD LEADERSHIP STRUCTURE

In accordance with our Corporate Governance Guidelines, the positions of Chairman of the Board and Chief Executive Officer are held by two different individuals. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business and operations, while allowing our Chairman of the Board to lead the board in its fundamental role of providing advice to and oversight of management. The Chairman of the Board provides leadership to our board of directors and works with the board of directors to define its structure and activities in the fulfillment of its responsibilities. The Chairman of the Board sets the board agendas, with the input from other members of the board and our management, facilitates communications among and information flow to directors, has the power to call special meetings of our board of directors and stockholders and presides at meetings of our board of directors and stockholders. The Chairman of the Board also advises and counsels our Chief Executive Officer and other officers.

We believe that our directors bring a broad range of leadership experience to the boardroom and regularly contribute to the thoughtful discussion involved in effectively overseeing the business and affairs of the Company. We believe that the atmosphere of our board is collegial, that all board members are well engaged in their responsibilities, and that all board members express their views and consider the opinions expressed by other directors. Seven of the eight directors on our board, including the Chairman of the Board, are independent under the Nasdaq listing standards and SEC rules, and Mr. Houston has been appointed as the lead director among our independent directors. In such capacity, Mr. Houston’s duties include presiding at all meetings of the board at which the Chairman of the Board is not present, including executive sessions of the independent directors, and serving as a liaison between the Chairman of the Board and independent directors, We believe that all of our independent directors have demonstrated leadership in business enterprises and are familiar with board processes. Our independent directors are involved in the leadership structure of our board by serving on our audit, nominating, compensation and safety, sustainability and corporate responsibility committees, each having a separate independent chairperson. Specifically, the chair of our audit committee oversees the accounting and financial reporting processes, as well as compliance with legal and regulatory requirements. The chair of our compensation committee oversees the annual performance evaluation of our Chief Executive Officer and our compensation policies and practices and their impact on risk and risk management. The chair of our nominating and corporate governance committee monitors matters such as the composition of the board and its committees, board performance and best practices in corporate governance. As such, each committee chair provides independent leadership for purposes of many important functions delegated by our board of directors to such committee. The chair of our safety, sustainability and corporate responsibility committee provides leadership with respect to best practices in the areas environmental, sustainability and corporate and social responsibility.

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— BOARD MEETINGS, COMMITTEES AND MEMBERSHIP

In 2020, our board of directors met fifteen (15) times, in person or, due to COVID-19 considerations, remotely via electronic or telephonic means. In addition to these meetings, the board of directors adopted resolutions by unanimous written consent. Each director attended at least 96% of the meetings of the board of directors and the meetings of the committees on which he or she served. To the extent a director was unable to attend a meeting in 2020, he or she met telephonically with the Chief Executive Officer to receive a report regarding the materials reviewed at the meeting.

Recognizing that director attendance at our Annual Meeting can provide our stockholders with an opportunity to communicate with directors about issues affecting the Company, we actively encourage our directors to attend the Annual Meeting of Stockholders. Three (3) out of eight of our directors attended our 2020 Annual Meeting of Stockholders in person, and all five (5) remaining directors attended our 2020 Annual Meeting of Stockholders telephonically due to COVID-19 considerations.

Board Committee Membership

The table below shows the membership of each of the board’s committees, as well as information about each committee’s principal functions.

Audit Committee

Members	Principal Functions	Number of Meetings in 2020
Mark L. Plaumann* Michael P. Cross David L. Houston Melanie M. Trent

•  Reviews and discusses with management and the independent auditors the integrity of our accounting policies, internal controls, financial statements, accounting and auditing processes and risk management compliance, including cybersecurity risks.

•  Monitors and oversees our accounting, auditing and financial reporting processes generally, including the qualifications, independence and performance of the independent auditor.

•  Monitors our compliance with legal and regulatory requirements.

•  Establishes procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

•  Reviews and approves related party transactions.

•  Appoints, determines compensation, evaluates and terminates our independent auditors.

•  Pre-approves audit and permissible non-audit services to be performed by the independent auditors.

•  Prepares the report required by the SEC for the inclusion in our annual proxy statement.

•  Reviews and reassesses the adequacy of the audit committee charter on a periodic basis.

•  Inform our independent auditors of the audit committee’s understanding of significant relationships and transactions with related parties and review and discuss with our independent auditors the auditors’ evaluation of our identification of, accounting for and disclosure of our relationships and transactions with related parties, including any significant matters arising from the audit regarding our relationships and transactions with related parties.

•  Conducts a periodic performance evaluation of the committee.

Four (4)
*	Committee Chairperson.

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Compensation Committee

Members	Principal Functions	Number of Meetings in 2020
Michael P. Cross* David L. Houston Mark L. Plaumann Melanie M. Trent Stephanie K. Mains**

•  Oversees and administers our executive compensation policies, plans and practices and evaluates their impact on risk and risk management.

•  Reviews and makes recommendations to the board of directors with respect to compensation plans and policies for employees generally.

•  Discharges the board of directors’ responsibilities relating to the compensation of our Chief Executive Officer and other executive officers.

•  Where appropriate or required, makes recommendations to our stockholders with respect to incentive compensation and equity-based plans.

•  Reviews, approves and administers our Executive Annual Incentive Compensation Plan, including the establishment of performance criteria and targets and awards under such plan.

•  Reviews, approves and administers our equity-based compensation plans, including the grants of stock options, restricted stock units and other equity awards under such plans.

•  Makes recommendations to the board with respect to director compensation.

•  Determines any stock ownership guidelines for our chief executive officer and other executive officers and directors.

•  Conducts a periodic performance evaluation of the committee.

•  Reviews disclosure related to executive compensation in our proxy statement.

•  Reviews and reassesses the adequacy of the compensation committee charter.

•  Advise the board of directors regarding the stockholder advisory vote on executive compensation and golden parachutes, including the frequency of such votes.

•  Reviews and considers the stockholder advisory vote on executive compensation when determining policies and making decisions on executive compensation.

•  Has the sole authority to appoint, compensate and oversee work of any compensation consultant and other advisors with respect to executive compensation and assistance with other charter responsibilities and determines any conflict of interest with such compensation consultant.

Two (2)
*	Committee Chairperson.
**	Ms. Mains was appointed to serve on the compensation committee effective as of July 1, 2020.

Nominating and Corporate Governance

Members	Principal Functions	Number of Meetings in 2020
David L. Houston* Michael P. Cross Mark L. Plaumann Melanie M. Trent

•  Assists the board of directors in developing criteria for, identifying and evaluating individuals qualified to serve as members of our board of directors.

•  Identifies and recommends director candidates to the board of directors to be submitted for election at the Annual Meeting and to fill any vacancies on the board of directors.

•  Evaluates candidates for board of directors’ membership, including those recommended by stockholders of the Company.

•  Periodically reviews and makes recommendations regarding the composition and size of the board of directors and each of its committees.

•  Conducts a periodic performance evaluation of the committee.

•  Reviews and reassesses the adequacy of the nominating and corporate governance committee charter and recommends any proposed changes to the board of directors for approval.

One (1)
*	Committee Chairperson.

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Safety, Sustainability and Corporate Responsibility Committee

Members	Principal Functions	Number of Meetings in 2020
Melanie M. Trent* Michael P. Cross David L. Houston Mark L. Plaumann Vincent Brooks**

•  Periodically reviews and discusses with management the Company’s strategy, policies and practices regarding environmental, safety and social responsibility, or ESG, matters, makes related recommendations to the board of directors and conducts any necessary investigations or studies.

•  Oversees management’s monitoring and adherence to the Company’s policies on ESG matters and the quality of the Company’s procedures and disclosure for identifying, assessing, monitoring and managing the principal environmental, health, safety and social risks in the Company’s business.

•  Considers and recommends to the Board regarding current and emerging trends, major legislative and regulatory developments and other public policy issues that are reasonably likely to affect the business operations, performance or public image of the Company.

•  Oversees the Company’s policy on corporate charitable and philanthropic activities, public policy advocacy efforts, including political contributions, and policies promoting diversity, inclusion and human and workplace rights.

•  Conducts a periodic performance evaluation of the committee.

•  Reassesses and reports to the board of directors on the adequacy of the committee charter.

Three (3)
*	Committee Chairperson.
**	Mr. Brooks was appointed to serve on the safety, sustainability and corporate responsibility committee effective as of July 1, 2020.

Committee Charters

The charters for our audit committee, compensation committee, nominating and corporate governance committee and safety, sustainability and corporate responsibility committee can be found on our website at www.diamondbackenergy.com under the “Investors—Corporate Governance” caption. You may also obtain copies of these charters at no charge to you, by writing to Corporate Secretary, Diamondback Energy, Inc., 500 West Texas Ave, Suite 1200, Midland, TX 79701.

— BOARD EVALUATION PROCESS

The board is committed to continuous improvement with respect its ability to carry out its responsibilities. In accordance with our Corporate Governance Guidelines, the board and its committees conduct self-evaluations relating to their performance. These self-evaluations are a critical tool in assessing the composition and effectiveness of the board, its committees and its directors and presents an opportunity to identify areas of strength and areas capable of improvement. Our nominating and corporate governance committee supervises these evaluations, which are conducted by outside counsel and include an assessment of, among other things:

•	the effectiveness of the board and committee structure;
•	board and committee composition, including assessment of skills, experience and occupational and personal backgrounds;
•	board culture and dynamics, including the effectiveness of discussion and debate at board and committee meetings;
•	the quality of board and committee agendas and the appropriateness of board and committee priorities; and
•	the quality of communication between management and board members.

The board considers the results of the evaluations to assess whether the board and its committees have the necessary diversity of skills, backgrounds and experiences to meet the Company’s needs and to further enhance the effectiveness of the board and its committees over time.

— BOARD’S ROLE IN RISK OVERSIGHT

As an exploration and production company, we face a number of risks, including risks associated with supply of and demand for oil and natural gas, volatility of oil and natural gas prices, exploring for, developing, producing and delivering oil and natural gas, declining production, environmental and other government regulations and taxes, weather conditions, including hurricanes and freezing temperatures, that can affect oil and natural gas operations over a wide area, adequacy of our insurance coverage, political instability or armed conflict in oil and natural gas producing regions and overall economic environment. Management is responsible for the day-to-day

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management of risks we face as a company, while our board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

Our board of directors believes that full and open communication between management and the board of directors is essential for effective risk management and oversight. Our Chairman of the Board meets regularly with our Chief Executive Officer and our Chief Financial Officer to discuss strategy and risks facing the Company. Our executive officers regularly attend the board meetings and are available to address any questions or concerns raised by the board on risk management-related and any other matters. Other members of our management team periodically attend the board meetings or are otherwise available to confer with the board to the extent their expertise is required to address risk management matters. Periodically, our board of directors receives presentations from senior management on strategic matters involving our operations. During such meetings, our board of directors also discusses strategies, key challenges, and risks and opportunities for the Company with senior management.

Committee Risk Oversight Responsibilities

While our board of directors is ultimately responsible for risk oversight at the Company, the board’s four committees assist the board in fulfilling its oversight responsibilities in certain areas of risk. The audit committee assists the board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements, and discusses policies with respect to risk assessment and risk management. Cybersecurity plays an integral role in our risk management strategy, and cybersecurity preparedness continues to be an area of increasing focus for our board, the audit committee and our management team. The compensation committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. The nominating and corporate governance committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, membership and structure and executive officers, and corporate governance. The safety, sustainability and corporate responsibility committee assists the board in fulfilling its oversight responsibility over management’s monitoring and adherence to the Company’s policies on ESG matters and the quality of the Company’s procedures for identifying, assessing, monitoring and managing the principal environmental, health, safety and social risks in the Company’s business.

— STOCKHOLDER ENGAGEMENT

We value the views of our stockholders and embrace active stockholder engagement as an important tenet of good governance. Because positive and ongoing dialogue builds informed relationships that promote transparency and accountability, members of senior management employ a year-round approach, including proactive engagement as well as responsiveness to specific areas of focus. Information and feedback received through our engagement activities is shared with our board, which helps inform its decisions. In response to feedback obtained during our stockholder outreach efforts, the following past actions, some of which had already been independently considered for implementation by our board of directors or committees, were undertaken:

•	Our board of directors amended our bylaws to provide our stockholders with proxy access;
•	Our board of directors also previously amended our bylaws to provide for the majority vote requirement to elect directors to our board, which replaced the prior plurality voting standard applicable to our director election;
•	Our board of directors and the nominating and corporate governance committee approved enhancements to the nominating committee charter and director nomination process that focused on increasing the size of the board and number of independent directors, with a supermajority of the board currently being independent;
•	We increased the size and enhanced the ethnic and gender diversity and skill set of our board of directors, adding three diverse candidates between April 2018 and April 2020, currently representing approximately 38% of our board membership;
•	Our board of directors created the safety, sustainability and corporate responsibility committee focused on sound strategy and best policies and practices regarding environmental, safety and social responsibility matters;
•	Our board of directors adopted Corporate Governance Guidelines as an additional step to reinforce our commitment to prudent corporate governance practices and policies;
•	The compensation committee fully transitioned to three-year performance-based equity awards, with no two-year performance-based equity awards granted or vesting during 2019 or 2020 and no two-year performance-based awards contemplated in the future, and implemented double-trigger change of control provisions in Company equity awards granted since the beginning of 2018;
•	The compensation committee enhanced the disclosure of targets and goals for performance-based awards, the discussion of equity award process for our named executive officers and the underlying rationale for such awards;

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•	The compensation committee added the return on average capital employed and ESG goals among metrics for determining cash performance awards in 2020 and increased the weighting attributable to the ESG component of our STI metrics to 20% for 2020;
•	Our board of directors implemented and maintains rigorous stock ownership guidelines for our non-employee directors in addition to the previously adopted stock ownership guidelines for all of our executive officers;
•	Our board of directors adopted a comprehensive executive incentive compensation clawback policy;
•	We released our third annual Corporate Responsibility Report, which included an assessment of our current portfolio in various low carbon scenarios as outlined by the International Energy Agency;
•	We adopted a Human Rights Policy;

During 2020, we continued our stockholder outreach efforts and solicited feedback on our executive compensation programs, corporate governance, corporate responsibility and other important issues. We met or initiated contact with investors representing over 65% of our outstanding shares. In addition, members of Company senior management attended 14 virtual investor conferences and hosted eight virtual bus tours. We also had discussions of certain of these matters with other investors during investor presentation events and earnings and other investor calls throughout the year.

These discussions have provided us an opportunity to further explore issues important to us and our stockholders, including corporate governance policies, executive compensation and corporate sustainability and environmental policies. In particular, we received constructive feedback that helped shape a number of executive compensation enhancements made for 2021 and will assist us in further refining our corporate responsibility reports in the future. We look forward to continued engagement with stockholders throughout the year so that we can incorporate their ideas to further strengthen our executive compensation programs, continue our commitment to ESG matters, improve our disclosure practices and enhance our governance practices.

— CORPORATE RESPONSIBILITY AND SUSTAINABILITY

As an oil and gas company, we understand that we have the potential to make a uniquely positive impact in the world. We provide affordable, domestically produced energy that helps run our homes, businesses, transportation networks and other key components of our economy. As we continue to provide a critical product that contributes to economic growth and society, we view the connection between responsible operations and business success a fundamental necessity. We are committed to the safe and responsible development of our resources in the Permian Basin. We operate in the same areas in which a majority of our employees and their families live, and are dedicated to preserving and protecting the environment for the benefit of our stockholders, employees and our community. We have identified key areas of focus, including energy, emissions, waste and spills, water use, compliance, health and safety, training and education, and community, and have described below certain of our efforts relating to these areas. We have also established the safety, sustainability and corporate responsibility committee of our board of directors that oversees, among other things, our management’s monitoring and adherence to our policies on ESG matters and the quality of our procedures for identifying, assessing, monitoring and managing the principal environmental, health, safety and social risks in our business and provides leadership with respect to best practices in the areas environmental, sustainability and corporate and social responsibility.

Commitment to Protecting People

The well-being of our employees and contractors matters to us. Whether it is minimizing workplace incidents or preparing for the unexpected, we continue to make protecting our people a fundamental component of our corporate responsibility efforts. We maintain a formal health and safety program that includes employee training and new hire orientation on a variety of environmental and safety topics, including proper reporting. We also ensure our employees have all necessary equipment to operate safely. Employees undergo significant training and education each year to become knowledgeable on regulatory compliance, industry standards and innovative opportunities to effectively manage the challenges of developing our resources. In light of the nature of our work and the locations of some sites in and near communities, we also proactively prepare for the unexpected by developing emergency response plans to cover potentially hazardous situations.

For 2020, we further demonstrated our commitment to safety by adding a performance metric to our annual incentive compensation scorecard that measures our total recordable incident rate. We also grew our Health, Safety and Environmental organization by adding a full-time, field-dedicated coordinator to monitor specific facilities and help prevent potential issues.

Diamondback also demonstrated its commitment to employee safety through its ongoing efforts in response to the COVID-19 pandemic. We established an internal, multi-disciplinary team to work with outside professional advisors and implement protocols and procedures designed to mitigate risk to our employees and operations. We quickly and efficiently migrated to a remote work environment in March 2020. As the pandemic evolved and guidance from federal, state and local authorities materialized, our team worked with outside advisors to develop protocols and procedures designed to allow our field operations to continue safely working and enable a rolling return of certain employees to our offices.

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Commitment to Environmental Responsibility

We are committed to exploration, exploitation, acquisition and production of oil, natural gas and natural gas liquids in an environmentally responsible manner and in compliance with applicable federal, state and local laws, including laws regulating emissions of greenhouse gases, such as methane. We take actions beyond those required by law to reduce methane emissions, recycle an increasing percentage of water and make significant investment in infrastructure to reduce environmental impact. In keeping with that commitment, our overall approach includes these key activities:

•	Investing in and implementing the best available technology and innovative methods for drilling and completing wells, which has allowed us to achieve the same or improved results with less proppant, fewer wells and a greatly reduced environmental footprint;
•	Minimizing our environmental impact and improve safety for all stakeholders;
•	Implementing our “Net Zero Now” initiative under which, effective January 1, 2021, every hydrocarbon molecule we produce is anticipated to be produced with zero Scope 1 emissions;
•	Planning to purchase carbon credits to offset the remaining emissions to the extent our greenhouse gas and methane intensity targets do not eliminate our carbon footprint;
•	Committed to reducing Scope 1 GHG intensity by at least 50% from 2019 levels by 2024;
•	Committed to reducing methane intensity by at least 70% from 2019 levels by 2024;
•	Motivating our executive and senior management to strive to achieve measurable targets and goals with respect to flaring, GHG emissions and total recordable oil spills; increasing weighting of current ESG metrics to 20%;
•	Focusing on the hydrocarbon gathering infrastructure, as well as sourced water disposal and produced-water recycling;
•	Minimizing use of water fit for human consumption in our operations;
•	Safely transporting oil and gas and minimizing impacts from air emissions, flared gas and spills; and
•	Maximizing fluid transportation via pipelines rather than diesel powered trucks.

Commitment to Community

Giving back to society and the community in which we operate is part of who we are and we strongly believe these investments of time, money and compassion allow our employees to both experience and demonstrate the core values of our company. We sponsor improvements in public education, participate in, and support, many community and national organizations and actively promote local groups. Below are a few examples of investments of time and money that we made in the communities where we live and work during 2020:

•	We made monetary donations to local charitable organizations to support their efforts during the COVID-19 pandemic, including the West Texas Food Bank and Regional Food Bank of Oklahoma, among others.
•	We donated personal protective equipment, including masks and gloves, to frontline workers, including healthcare professionals and law enforcement.
•	We donated iPads to the Midland Memorial Hospital Intensive Care Units to enable COVID-19 patients to see and interact safely with their loved ones.
•	We provided funding to several summer reading programs in Midland that specialize in helping disadvantaged children.
•	We held virtual reading sessions with students.
•	We planted trees at a local Midland park.

Moving Forward

We are proud of what we have been able to accomplish as a company and believe our achievements to date demonstrate a serious and growing commitment to corporate responsibility. We are firmly resolved to live our core values of leadership, integrity, excellence, people and teamwork, and we will continue to strive for continuous improvement in the years ahead. As we enhance our corporate responsibility efforts and increase stockholder value, we look forward to providing periodic updates in future reports that detail both our challenges and successes.

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Highlights of our accomplishments with respect to ESG matters are below.

ENVIRONMENTAL
Emissions

•  Engaged multiple third-party consultants to analyze and perform direct measurements of vent gasses on our petroleum storage tank emission-control systems and proactively identify, report and repair failures.

•  Continue to invest in and implement upgraded equipment and new, low impact technology, including compressed instrument air systems, and combustion equipment designed to have the highest burn efficiency possible under normal operations.

•  Continue our commitment to engineering and equipment designs that keep our gas in sealed, recoverable vessels to reduce the amount of gas that flashes in tanks.

Water Management

•  Significantly increased use of recycled water in our production operations.

•  Continued to enhance our tank battery design to include more efficient control technologies, including installing free water knockouts in place of gun barrels on all new tank battery locations.

Spills and Spill Management

•  Continue focus on low spill rate, reducing total fluid spill rate per 1,000 Bbl produced fluids, achieving spill rate of below industry average.

•  Installed high-liquid-level alarms on all storage tanks as well as high-level “well-kill” systems.

•  Investing in variable frequency drives to maintain pipeline operating pressures.

Climate Change

•  Committed to understanding the potential impact of growing alternative energy sources and the transition to a lower-carbon economy on our oil and gas portfolio and seek to factor changing conditions into our strategic plans, primarily through scenario planning to assess portfolio resilience over the long term.

•  Implemented our “Net Zero Now” initiative under which, effective January 1, 2021, every hydrocarbon molecule we produce is anticipated to be produced with zero Scope 1 emissions.

•  To the extent our greenhouse gas and methane intensity reduction targets do not eliminate our carbon footprint, we intend to purchase carbon credits to offset the remaining emissions.

•  Continue to search for innovative ways to implement cost-effective, appropriate steps to monitor, measure and reduce our energy use, waste and emissions.

SAFETY

•  We grew our Health, Safety and Environmental (HSE) organization by adding a full-time, field-dedicated coordinator to monitor specific facilities and help prevent potential issues.

•  We continued investing in new and improved safety technologies, including utilization of a cloud-based application that helps field employees identify and immediately report incidents, potential hazards and near misses using a mobile device.

•  We have an active safety, sustainability and corporate responsibility committee of our board of directors that oversees our policies on ESG matters and the quality of our procedures for identifying, assessing, monitoring and managing the principal environmental, health, safety and social risks in our business and provide leadership with respect to best practices in the areas environmental, sustainability and corporate and social responsibility.

•  Took responsible safety actions to protect health and well-being of our employees in response to the COVID-19 pandemic.

COMMUNITY

•  Together with 19 fellow energy companies, we participate in the Permian Strategic Partnership, which has committed more than $100 million over a five-year period toward developing superior educational programs, accessible housing, a supportive healthcare system, safer roads and a more skilled workforce for communities across West Texas and south-eastern New Mexico.

Our 2020 Corporate Responsibility Report can be found on our website under the “About—Sustainability” caption.

— CODE OF BUSINESS ETHICS AND CONDUCT

We have adopted a Code of Business Conduct and Ethics designed to help directors and employees resolve ethical issues. Our Code of Business Conduct and Ethics embodies our commitment to conduct our businesses in accordance with all applicable laws, rules and regulations and the highest ethical standards. Our Code of Business Conduct and Ethics applies to all directors and employees, including the Chief Executive Officer, the Chief Financial Officer, principal accounting officer and controller and persons performing similar functions. Our Code of Business Conduct and Ethics covers various topics including, but not limited to, conflicts of interest, fair dealing, discrimination and harassment, confidentiality, compliance procedures and employee complaint procedures. Our Code of Business Conduct and Ethics is posted on our website under the “Investors-Corporate Governance” caption. You may also obtain copies of our Code of Business Conduct and Ethics at no charge to you, by writing to Corporate Secretary, Diamondback Energy, Inc., 500 West Texas Ave, Suite 1200, Midland, TX 79701.

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— COMMUNICATIONS WITH THE BOARD

Individuals may communicate with our board of directors or individual directors by writing to Corporate Secretary, Diamondback Energy, Inc., 500 West Texas Ave, Suite 1200, Midland, TX 79701. Our Corporate Secretary will review all such correspondence and forward to our board of directors a summary of all such correspondence and copies of all correspondence that, in the opinion of our Corporate Secretary, relates to the functions of our board of directors or any committee thereof or that he otherwise determines requires their attention. Directors may review a log of all such correspondence received by us and request copies. Concerns relating to accounting, internal control over financial reporting or auditing matters will be immediately brought to the attention of the chairman of the audit committee and handled in accordance with the audit committee procedures established with respect to such matters.

— DIRECTOR COMPENSATION

Members of our board of directors who are also officers or employees of the Company do not receive compensation for their services as directors.

Cash Compensation

In February 2020, our board of directors approved, based upon the compensation committee’s recommendation and the market study conducted by its independent compensation consultant, modifications to our non-employee director compensation program to increase the base retainer component of director compensation from $65,000 to $80,000 to align our director compensation program more closely with current market practices. Consistent with the prior year practice, we also provide additional annual payments of $120,000 to the Chairman of the Board, $20,000 to the chairperson of the audit committee, $10,000 to each other member of the audit committee, $15,000 to the chairperson of all other committees and $5,000 to each other member of each other committee, with such amounts paid in quarterly installments.

Equity Compensation

We also provide our non-employee directors with equity compensation under our equity incentive plan. The annual grant of restricted stock is generally made to non-employee directors at the close of business on the date of each annual meeting of our stockholders.

In February 2020, our board of directors approved, based upon the compensation committee’s recommendation and the market study conducted by its independent compensation consultant, an increase in the equity compensation component of non-employee director compensation from $180,000 to $200,000, to align our director compensation program more closely with current market practices. In April 2020, our board of directors approved, based on the recommendation of the compensation committee, following consultation with its independent compensation consultant, a further modification to the equity compensation component of director compensation with respect to the awards to be made to non-employee directors at the close of business on the date of the 2020 annual stockholders meeting (the 2020 Awards). As modified, the number of restricted stock units granted to each non-employee director in respect of the 2020 Awards was to be calculated using the higher of (i) the stock price used to calculate equity awards granted to our NEOs on March 1, 2020 ($67.45 per share, calculated based on the average closing share price for the five trading days immediately preceding the last trading day in February 2020) and (ii) the existing methodology under our director compensation program (calculated based on the average closing share price for the five trading days immediately preceding the applicable annual meeting of stockholders). As a result of the COVID-19 pandemic and related energy market disruption, this modification resulted in fewer shares of our common stock granted to our non-employee directors in their 2020 awards.

Further details regarding our director compensation in 2020 are set forth under the heading “Compensation Tables— 2020 Director Compensation” below.

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AUDIT COMMITTEE REPORT

The audit committee is responsible for providing independent, objective oversight for the integrity of the Company’s financial reporting process and internal control system. Other primary responsibilities of the audit committee include the review, oversight and appraisal of the qualifications, independence and audit performance of the Company’s independent registered public accounting firm and providing an open venue for communication among the independent registered public accounting firm, financial and senior management, our internal auditors and the board of directors of the Company. A more detailed description of the responsibilities of the audit committee is set forth in its written charter, which is posted on our website at www.diamondbackenergy.com. The following report summarizes certain of the audit committee’s activities with respect to its responsibilities during 2020.

Review with Management and Independent Registered Public Accounting Firm

The audit committee has reviewed and discussed with management and Grant Thornton LLP, an independent registered public accounting firm, the audited consolidated financial statements of the Company for the year ended December 31, 2020.

Controls and Procedures

The audit committee discussed with management and Grant Thornton LLP the quality and adequacy of the Company’s disclosure controls and procedures. The audit committee also reviewed and discussed with management and Grant Thornton LLP the Company’s system of internal control over financial reporting in compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

Discussions with Independent Auditing Firm

The audit committee has discussed with Grant Thornton LLP, independent auditors for the Company, the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301, Communications with Audit Committees. The audit committee has received the written disclosures and the letter from Grant Thornton LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence and has discussed with that firm its independence from the Company.

Recommendation to the Board of Directors

Based on its review and discussions noted above, the audit committee recommended to the board of directors that the audited financial statements and management’s report on internal control over financial reporting be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

THE AUDIT COMMITTEE

Mark L. Plaumann, Chairman
Michael P. Cross
David L. Houston
Melanie M. Trent

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EXECUTIVE OFFICERS

The following table sets forth the name, age and positions of each of our executive officers as of the record date.

Name	Age	Position
Travis D. Stice	59	Chief Executive Officer and Director
Kaes Van’t Hof	34	Chief Financial Officer and Executive Vice President—Business Development
Teresa L. Dick	50	Chief Accounting Officer, Executive Vice President and Assistant Secretary
Thomas F. Hawkins	66	Executive Vice President—Land
Russell D. Pantermuehl	60	Executive Vice President and Chief Engineer
Jennifer Soliman	51	Executive Vice President and Chief Human Resources Officer
Daniel N. Wesson	37	Executive Vice President—Operations
Matt Zmigrosky	42	Executive Vice President, General Counsel and Secretary

Biographical information for Mr. Stice is set forth in this proxy statement under the heading “Election of Directors and Director Biographies.”

KAES VAN’T HOF. Mr. Van’t Hof has served as Chief Financial Officer and Executive Vice President of Business Development since March 2019. Prior to his current position with us, he served as our Senior Vice President of Strategy and Corporate Development from January 2017 to February 2019 and as our Vice President of Strategy and Corporate Development since joining us in July 2016. Mr. Van’t Hof has served as President and director of the general partner of Viper since March 2017 and as President and director of the general partner of Rattler since July 2018. Before joining Diamondback, Viper and Rattler, Mr. Van’t Hof served as Chief Executive Officer for Bison Drilling and Field Services from September 2012 to June 2016. From August 2011 to August 2012, Mr. Van’t Hof was an analyst for Wexford Capital responsible for developing operating models and business plans, including for our initial public offering, and before that worked for the Investment Banking - Financial Institutions Group of Citigroup Global Markets, Inc. from February 2010 to July 2011. Mr. Van’t Hof was a professional tennis player from May 2008 to January 2010. Mr. Van’t Hof received a Bachelor of Science in Accounting and Business Administration from the University of Southern California.

TERESA L. DICK. Ms. Dick has served as our Executive Vice President and Chief Accounting Officer since March 2019. Ms. Dick served as our Executive Vice President and Chief Financial Officer from February 2017 to February 2019, as our Assistant Secretary since October 2012, as our Chief Financial Officer and Senior Vice President from November 2009 to February 2017 and as our Corporate Controller from November 2007 until November 2009. Ms. Dick has served as Chief Financial Officer, Executive Vice President and Assistant Secretary of the general partner of Viper since February 2017 and served as its Chief Financial Officer, Senior Vice President and Assistant Secretary from February 2014 to February 2017. Ms. Dick has also served as Chief Financial Officer, Executive Vice President and Assistant Secretary of the general partner of Rattler since July 2018. From June 2006 to November 2007, Ms. Dick held a key management position as the Controller/Tax Director at Hiland Partners, a publicly-traded midstream energy master limited partnership. Ms. Dick has over 20 years of accounting experience, including over eight years of public company experience in both audit and tax areas. Ms. Dick received her Bachelor of Business Administration degree in Accounting from the University of Northern Colorado. Ms. Dick is a certified public accountant and a member of the American Institute of CPAs and the Council of Petroleum Accountants Societies.

THOMAS F. HAWKINS. Mr. Hawkins has served as our Executive Vice President of Land since March 2019. Prior to his current position with us, Mr. Hawkins served as our Senior Vice President—Land from March 2017 until March 2019. Mr. Hawkins has also served as Executive Vice President—Land of the general partner of Viper since March 2019 and served as its Senior Vice President—Land from March 2017 to March 2019. Prior to his employment with us, Mr. Hawkins was an independent Consultant for Land Activities from July 2016 to February 2017. Mr. Hawkins has over 38 years of experience in the oil and gas industry. Mr. Hawkins spent seven years with Oasis Petroleum, Inc., an active oil and gas company in the Williston Basin, as its Senior Vice President of Land (or in similar capacities) from March 2009 until June 2016, retiring from that position. Prior to his tenure at Oasis Petroleum, Inc., Mr. Hawkins spent 31 years at ConocoPhillips and Burlington Resources (which ConocoPhillips acquired in 2006) in various operations and managerial positions in Land, Marketing, Planning and the Corporate Acquisitions and Divestitures group, retiring in February 2009. While at ConocoPhillips (Burlington Resources), Mr. Hawkins has worked in several major regions in the continental United States, including the San Juan Basin, the Williston Basin and the Austin Chalk/Wilcox Trends in South Texas. Mr. Hawkins holds a Bachelor of Business Administration degree in Finance from the University of Texas at El Paso.

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RUSSELL D. PANTERMUEHL. Mr. Pantermuehl has served as our Executive Vice President and Chief Engineer since March 2019. Prior to his current position with us, Mr. Pantermuehl served as our Executive Vice President—Reservoir Engineering from February 2017 until March 2019, and served as our Vice President—Reservoir Engineering from August 2011 to February 2017. Mr. Pantermuehl has also served as Executive Vice President and Chief Engineer of the general partner of Viper since March 2019, as its Executive Vice President—Reservoir Engineering from February 2017 to March 2019 and as its Vice President—Reservoir Engineering from February 2014 to February 2017. Prior to his positions with us and Viper, Mr. Pantermuehl served as a reservoir engineering supervisor for Concho Resources Inc., an oil and gas exploration company, from March 2010 to August 2011 where he was responsible for reserve reporting and estimates of the Midland Basin Wolfberry assets. Mr. Pantermuehl worked for ConocoPhillips Company as a reservoir engineering advisor from January 2005 to March 2010 where he provided advice with respect to ConocoPhillips’ Bakken assets, reserve reporting and capital allocation. Mr. Pantermuehl received a Bachelor of Science degree in Petroleum Engineering from Texas A&M University.

JENNIFER SOLIMAN. Ms. Soliman has served as our Executive Vice President and Chief Human Resources Officer since March 2019. Prior to her current position with us, Ms. Soliman served as our Senior Vice President and Chief Human Resources Officer from January 2018 until March 2019. Prior to joining us, Ms. Soliman served as Senior Vice President and Chief Human Resources Officer at Sunnova Energy Corporation from December 2015 to January 2018, and prior to that, served in various human resources leadership roles at Freedom Oil & Gas Ltd. (formerly, Maverick Drilling & Exploration Ltd.), Woodside USA and BP America, each an oil and gas company, and Koch Industries, Inc., a diversified industrial, including chemicals and refining. Ms. Soliman serves on the board of Jones Partners at the Rice Business School and previously served as a member of the United States Air Force Reserves. Ms. Soliman holds a Bachelor of Arts degree in Organizational Behavior from Rollins College and a Master of Business Administration degree from Rice University.

DANIEL N. WESSON. Mr. Wesson has served as our Executive Vice President—Operations since March 2020. Prior to his current position with us, Mr. Wesson served as our Senior Vice President of Operations from February 2019 until March 2020. Mr. Wesson served as our Vice President of Operations from April 2017 to February 2019 and as our Completions Manager from January 2013 to April 2017. He joined us as an Operations Engineer in February 2012. Prior to joining us, Mr. Wesson served in various operations and engineering roles for BOPCO L.P. from 2010 to 2012 and ConocoPhillips from 2007 to 2010. Mr. Wesson received his Bachelor of Science degree in Mechanical Engineering from Louisiana State University and is a member of the Permian Basin Society of Petroleum Engineers.

MATT ZMIGROSKY. Mr. Zmigrosky has served as our Executive Vice President, General Counsel and Secretary since February 2019. Since February 2019, Mr. Zmigrosky has also served as Executive Vice President, General Counsel and Secretary of both the general partner of Viper and Rattler. Before joining us and the general partners of Viper and Rattler, Mr. Zmigrosky was in the private practice of law, most recently as a partner in the corporate section of Akin Gump Strauss Hauer & Feld LLP from October 2012 to February 2019, where he worked extensively with Diamondback and its subsidiaries. Mr. Zmigrosky holds a Bachelor of Science in Management degree in finance from Tulane University and a Juris Doctorate degree from Southern Methodist University Dedman School of Law.

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COMPENSATION DISCUSSION AND ANALYSIS TABLE OF CONTENTS

— EXECUTIVE SUMMARY

This compensation discussion and analysis identifies Diamondback’s named executive officers (NEOs) for 2020, describes the Company’s executive compensation program, including the objectives and rationale for each element of compensation, and presents the compensation outcomes for our NEOs relative to our 2020 performance.

Named Executive Officers

For 2020, our NEOs were:

Biographical information for each of our NEOs currently serving as our executive officers and other key executives of Diamondback can be found on page 32.

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2020 and Q1 2021 Operational and Financial Performance Highlights and Key Strategic Transactions

Despite the challenges presented by the COVID-19 global pandemic, the actions of OPEC+ and the resulting impacts on the U.S. and global oil and natural gas industry in 2020, Diamondback consistently adapted its operations with the goal of protecting stockholder returns over the long term. Diamondback reduced activity, improved its execution processes and focused on protecting its balance sheet and cash flow to maintain its financial strength and position the Company to thrive as the industry exits the bottom of the cycle. Additionally, in response to the COVID-19 pandemic, Diamondback established an internal multi-disciplinary team, including the NEOs, to work with outside professional advisors and implement protocols and procedures designed to mitigate risk to our employees and enable our operations to continue safely. These proactive operational adjustments positioned us to, among other things, enter into two significant, accretive transactions in the fourth quarter of 2020 to add over 80,000 net acres to our position in the Midland Basin.

OPERATIONAL EXCELLENCE AND CAPITAL EFFICIENCY

•   Achieved 2020 consolidated proved developed finding and development costs of $9.65 per BOE and drill bit finding and development costs of $5.00 per BOE

•   Reduced lease operating expense to $3.87 per BOE and reduced cash general and administrative expense to $0.46 per BOE

FINANCIAL STRENGTH

•   Maintained investment grade credit ratings

•   Completed offering of $500 million of 4.75% senior notes due May 31, 2025, the proceeds of which were used to purchase a portion of Energen’s 4.65% senior notes due 2021 that were tendered pursuant to a tender offer by Energen for all of the outstanding 4.65% senior notes and to repay a portion of the outstanding borrowings under Diamondback’s revolving credit facility

•   Repurchased all of Energen’s outstanding 7.350% medium-term notes due on July 28, 2027

•   In March 2021, used net proceeds from the senior note issuance discussed below to complete tender offers for (i) approximately 97% of QEP’s senior notes that remained outstanding following the closing of the QEP merger discussed below and 46% of Diamondback’s outstanding 5.375% senior notes due 2025

PORTFOLIO STRENGTH

•   Increased our total proved reserves by 17%, with such reserves consisting of approximately 58% oil

•   Increased our proved developed reserves by 8%, with such revenues representing approximately 62% of our total proved reserves

PORTFOLIO MANAGEMENT

•   Announced in December 2020 the proposed acquisition of QEP in an all-stock merger and the proposed acquisition of leasehold interests and related assets of Guidon, each of which was completed in the first quarter of 2021. These acquisitions added material Tier-1 Midland Basin inventory to our acreage portfolio, increasing our net acreage in the Northern Midland Basin by over 81,500 net acres

•   Completed Rattler’s first $500 million senior notes offering, proceeds from which were used to pay down borrowings under Rattler’s revolving credit facility

•   In March 2021, completed the issuance of 0.900% senior notes due 2023, 3.125% senior notes due 2031 and 4.400% senior notes due 2051 in the aggregate principal amount of $2.2 billion discussed above

STOCKHOLDER INITIATIVES

•   Maintained our $1.50/share base dividend through the first three quarters of 2020 despite the challenges presented by the COVID-19 pandemic

•   Increased our quarterly common stock dividend by 6.7% beginning with the Q4 2020 dividend payment

ESG COMMITMENT

•   Released our third annual Corporate Responsibility Report in August 2020, which included an assessment of our current portfolio in various low carbon scenarios as outlined by the International Energy Agency

•   Completed CDP’s water security questionnaire

•   Added two experienced, diverse members to our Board of Directors

•   Developed a comprehensive policy governing political spending and disclosed Diamondback’s 2020 political contribution activity

•   Adopted a Human Rights Policy

•   Adopted a clawback policy that allows for the recoupment and/or forfeiture of certain executive officer incentive compensation in the event of a restatement

•   Announced initiatives to reduce Scope 1 GHG intensity by at least 50% from 2019 levels by 2024 and reduce methane intensity by at least 70% from 2019 levels by 2024

•   Announced “Net Zero Now” strategy under which, as of January 1, 2021, every hydrocarbon produced by Diamondback is anticipated to be produced with zero net Scope 1 emissions

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Summary of Key Compensation Actions Related to 2020 Compensation

Actions Taken in February 2020

BASE SALARIES AND ANNUAL INCENTIVE AWARDS

In 2020, the compensation committee held all base salaries and annual incentive award targets flat for our NEOs versus 2019, except for Daniel N. Wesson, whose salary and annual incentive award target were increased in recognition of his promotion as our Executive Vice President—Operations. For more information, see “Executive Compensation Program Elements—Base Salary” beginning on page 43 and “Executive Compensation Program Elements—Performance-Based Annual Incentive Bonus” beginning on page 43.

Actions Taken in February 2021

COMPENSATION COMMITTEE APPLIED NEGATIVE DISCRETION TO ACHIEVEMENT OF ANNUAL INCENTIVE METRICS

In establishing the 2020 short-term annual incentive performance metrics in late March 2020, the compensation committee considered the announcement of significant reductions in Diamondback’s capital budget and operating plan in response to commodity price deterioration from the combined effects of the COVID-19 pandemic, the actions of OPEC+ and the imbalance in supply and demand for oil and natural gas. Leaning on its operational excellence and cost structure, Diamondback was able to achieve the 2020 short-term annual incentive plan performance metrics at 160% of target. However, following consultation with Meridian Compensation Partners (Meridian), its independent compensation consultant, and taking into account all aspects of Diamondback’s performance in 2020, including its stock performance in light of industry conditions, the compensation committee exercised negative discretion and reduced the annual incentive bonus for all executive officers from 160% of target to 100% of target. The Company’s performance under the short-term annual incentive plan is discussed under “Executive Compensation Program Elements—Performance-Based Annual Incentive Bonus” beginning on page 43.

ACHIEVEMENT OF LONG-TERM INCENTIVE METRICS

The compensation committee certified the vesting of the 2018 performance-based long-term equity awards at 111.6% of targeted payout based on the Company’s relative TSR performance at the 53rd percentile of the peer group for the three-year period ended December 31, 2020. For more information regarding the Company’s TSR performance for the applicable performance period, see “Executive Compensation Program Elements—Satisfaction of Performance Targets for 2018 Performance-Based Awards for Performance Period ended December 31, 2020 and Equity Payouts Made on Such Awards” beginning on page 47.

2020 “Say On Pay” Advisory Vote, Stockholder Outreach and Actions Taken in Response

Diamondback has historically undertaken significant stockholder engagement efforts regarding our executive compensation structure to ensure our stockholders fully understand, and continue to support, our executive compensation programs with the confidence that the Company is committed to transparency and demonstrating its responsiveness to stockholder feedback. Diamondback’s open and productive relationship with its stockholders has historically resulted in strong stockholder support of its executive compensation programs. At each of our 2019 and 2018 annual meetings of stockholders, approximately 98% of the total votes cast were voted in favor of the Company’s say on pay proposal. However, at our 2020 annual meeting of stockholders, approximately 55% of the total votes cast were voted in favor of our say on pay proposal.

In response to the concerns evidenced by the 2020 say on pay results, the Chairman of the board, members of the compensation committee and certain executive officers conducted a comprehensive engagement with 17 of our largest stockholders representing, at the time, approximately 51% of our outstanding common stock to solicit feedback regarding the say on pay results and the Company’s executive compensation programs. These meetings were in addition to the Company’s annual engagement efforts that are discussed further under “Corporate Governance Matters—Stockholder Engagement” on page 27.

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The results of these engagement meetings reconfirmed to us the significant support for the Company’s overall approach to compensation and appreciation for the compensation committee’s commitment to transparency and responsiveness. However, these engagement meetings highlighted that the significant negative vote in the Company’s 2020 say on pay proposal related almost exclusively to the one-time awards made to certain executive officers in connection with the 2019 initial public offering of Rattler Midstream LP (the “Rattler IPO”), and, in particular, the largest award. The consistent feedback from many significant stockholders was that any future sizable, transaction-based awards will be met with skepticism, particularly if they are not tied to measurable performance metrics. The Company understands these concerns and has no current intention to make any future one-time, transaction-based awards to its executive officers.

Although the stockholder feedback was heavily focused on the Rattler IPO awards, the Company did receive additional feedback during this engagement process, and the compensation committee has taken the following actions in direct response:

	Stockholder Feedback		Diamondback Response
•	Short-term annual incentive compensation performance metrics should include more metrics focused on financial returns, with heavier weightings (e.g., free cash flow)	•	2021 short-term annual incentive compensation plan added a free cash flow per share performance metric with a 20% weighting
		•	Financial metrics will have an aggregate 40% weighting in our 2021 short-term annual incentive compensation scorecard
•	Short-term annual incentive compensation performance metrics focused on generation of free cash flow, return on average capital employed and environmental and safety should be weighted more heavily than those focused on cost and capital efficiency	•	The compensation committee has increased the weighting of the environmental and safety performance metrics in the 2021 short-term annual incentive compensation plan from 15% to 20%. The compensation committee maintained the return on average capital employed performance metric at 20% and set the new free cash flow per share performance metric at a 20% weighting
•	The peer group used for the Company’s performance based long-term incentive awards should include the S&P 500	•	The compensation committee included both the S&P 500 and the XOP in the 2021 peer group and maintained an Absolute TSR Modifier for 2021 long term incentive awards
•	The Company should adopt a clawback policy	•	The Company adopted a comprehensive clawback policy

The Company and the compensation committee took the 2020 say on pay results extremely seriously. We believe that we have addressed the feedback received and look forward to future meaningful stockholder engagement regarding the Company’s executive compensation practices.

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—	2021 COMPENSATION DECISIONS AND EXECUTIVE COMPENSATION PROGRAM ENHANCEMENTS

2021 Executive Compensation Program Enhancements

Since Diamondback went public in 2012, our compensation committee has consistently been proactive in implementing changes to our compensation practices with the intention of incentivizing our management team in ways that translate to stockholder value creation and encourage responsible governance practices. For example, we have not included a production or reserves growth metric in our scorecard for the annual performance-based cash incentive plan since 2014. We added a return on average capital employed metric to our performance factors in 2018 and, in early 2020, the compensation committee took an additional step by adding specific, measurable environmental and safety targets to the scorecard for our annual cash incentive program. While 2020 was one of the most challenging years, if not the most challenging year, in our Company’s history, Diamondback navigated the year patiently with a focus on execution and protecting long-term stockholder value. As discussed above, we again undertook significant stockholder engagement efforts in 2020 regarding executive compensation both before, and in response to, receiving our 2020 say on pay results. In response to significant stockholder feedback, and following consultations with its independent compensation consultant, our compensation committee has made the following enhancements to our 2021 compensation program:

Annual Base Salaries	No Adjustment to Base Salaries for any NEO. Did not adjust the 2021 annual base salaries for our NEOs from the prior year levels. Maintained Mr. Stice’s base salary at current level for second consecutive year.
LTI Awards

Reduced LTI Compensation for All NEOs. Reduced Mr. Stice’s LTI compensation target by 20% from 2020, and reduced the LTI compensation target for each other NEO by 10% from 2020.

Additional Enhancements to Performance-based LTI Award (60% of the Total LTI Award). Added S&P 500 and XOP Index to peer group utilized to determine relative TSR performance, and maintained absolute TSR modifier to LTI compensation that reduces payouts if absolute TSR performance is negative and has a multiplier upon achieving a performance period annual TSR of greater than 15%.

Annual Short-Term Cash Incentive Awards

Increased focus on financial performance metrics and environmental and safety metrics.

Added Free Cash Flow per Share Metrics having a weight of 20%.

Increased weighting of environmental and safety metrics from 15% to 20%

Made No Adjustment to Target Levels as Percentage of NEO Base Salary.

General Industry Benchmarking Data	Diverse Benchmarking Analysis. In addition to reviewing peer compensation information and advice provided by Meridian in connection with establishing 2021 executive compensation, the compensation committee guided by the chair, analyzed compensation information for 29 industrial and manufacturing companies with financial measures, including enterprise value, market capitalization and revenues, comparable to Diamondback.
Robust Clawback Policy	We adopted a standalone clawback policy that provides for the recoupment and/or forfeiture of certain executive officer incentive compensation in the event of financial errors that result in a restatement of financial statements, in addition to “clawback” provisions contained in our 2019 Amended and Restated Equity Incentive Plan.

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—	HIGHLIGHTS OF EXECUTIVE COMPENSATION BEST PRACTICES

The following highlights our commitment to the best compensation practices.

WHAT WE DO	WHAT WE DON’T DO
We provide pay for performance - The majority of our executive officers’ compensation is long-term, “at risk” and is paid only if the Company achieves certain performance objectives, which are designed to increase the value of our stock.	No hedging of Company securities, including our publicly traded options, puts, calls and short sales, by executive officers or directors.
All of our performance-based equity awards granted since 2018 vest over a three-year performance period, subject to achieving a specified total stockholder return measured against our peer group and satisfaction of continuous service requirements.	No pledging of our common stock as collateral for a loan or holding of our common stock in margin accounts by our directors and executive officers.
All Diamondback equity awards granted in 2020 and thereafter contain double-trigger change of control provisions.	No tax gross-ups for executive officers.
We require substantial stock ownership for our non-employee directors and executive officers and they must maintain their applicable stock ownership levels for as long as they serve on our board or are employed by us.	No repricing of underwater stock options or stock appreciation rights.
We maintain a competitive compensation package designed to attract, motivate and reward experienced and talented executive officers.	No severance compensation unless departing executive officers agree not to compete with us for a specified period of time after the end of their employment.
We hold annual advisory “say-on-pay” vote.	No performance metrics that would encourage excessive risk taking by our executive officers.
We engage in active stockholder outreach with respect to executive compensation and corporate governance.	No significant perquisites to our executive officers.
Each member of our compensation committee meets the independence requirements under SEC rules and Nasdaq listing standards.	No pension or supplemental retirement benefits to our executive officers (other than under our broad-based 401(k) plan).
We use external, independent compensation consultants who are retained by, and report directly to, the compensation committee to assist the Company with, among other things, conducting competitive benchmarking to align the Company’s compensation program with prevailing market practices.	No employment agreements with our NEOs and other executive officers. All of such prior employment agreements (to the extent applicable) were replaced by the executive severance plan in February 2020 to provide a uniform framework for compensation and severance benefits that are consistent with market practices.
We adopted a standalone clawback policy that provides for the recoupment and/or forfeiture of certain executive officer incentive compensation in the event of financial errors that result in a restatement of financial statements. Additionally, our 2019 Amended and Restated Equity Incentive Plan contains “clawback” provisions that each award pursuant to that plan is subject to repayment or forfeiture in accordance with applicable laws, our policies and any relevant provisions in the related award agreements. Under the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Wall Street Reform and Consumer Protection Act, our Chief Executive Officer and Chief Financial Officer may be subject to clawbacks in the event of a restatement.
We utilize a balanced approach to compensation, which combines performance and time-based, short-term and long-term, and cash and equity compensation components
We benchmark executive compensation against general industry peers
We devote significant time to analyzing and preparing for executive succession and related retention matters

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—	EXECUTIVE COMPENSATION POLICY AND OBJECTIVES

Our executive compensation policy is guided by several key principles described below:

Pay for Performance	• A majority of total compensation to our executive officers is performance-based, including both long-term performance-based equity and short-term performance-based cash incentive awards. Performance-based equity awards are based on relative TSR (enhanced in 2020 by an absolute TSR modifier and in 2021 by revisions to the peer group to include the S&P 500 and XOP Index to account for performance against the broader market) and annual cash incentive awards are based on rigorous operational, financial and environmental and safety performance metrics; and
• Our compensation structure motivates executives and other employees to deliver outstanding financial performance and meet or exceed general and specific business, operational and individual objectives.
Alignment with Stockholder Interests	• We provide a majority of the total compensation to our executive officers in equity, thus ensuring an alignment of interests between our executives and senior management and our stockholders.
Competitive Compensation that Attracts, Motivates and Retains Talent	• Our compensation programs are competitive, with compensation and incentive levels that are relevant to the market and our industry, which enhances our ability to attract, motivate and retain knowledgeable and experienced senior management talent
Risk Management Principles	• Our compensation committee consists entirely of independent directors who engage external, independent compensation consultants to assist in constructing an executive compensation program that aligns with prevailing market trends and good governance practices.

—	2020 COMPENSATION PROGRAM DESIGN AND STRUCTURE

During 2020, the Company’s executive compensation program included both fixed and variable, at-risk elements, as shown below.

	Direct Compensation Element	Form of Compensation	Purposes and Alignment with Long-Term Stockholder Interests
FIXED	Base Salary	Cash

•   Provide a fixed level of compensation for performing applicable executive functions

•   Based on level of responsibility, experience, individual performance, industry and market criteria and competition for talent

VARIABLE, AT RISK	Performance-Based Annual Short-Term Incentive	Cash	• Reward short-term financial and operational performance over a one-year performance period • Based on pre-established performance metrics and goals (with payout caps).
	Performance-Based Restricted Stock Unit Award of LTI opportunity	Equity—PSUs with a three-year performance period

•   Align interests of our executives with our stock performance and long-term interests of our stockholders

•   Based on attainment of specific performance goals established by the compensation committee, our TSR relative to our proxy peer group during the performance  period and continuous service requirements.

	Time-Based Restricted Stock Unit Award of LTI opportunity	Equity (RSUs)

•   Provide a retention incentive, facilitate stock ownership and align our executives’ interest with long-term stockholder interests

•   Vest in three approximately equal annual installments, with the first installment vesting on the date of grant and the remaining installments vesting in March of each subsequent year, assuming continuous service

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—	EXECUTIVE COMPENSATION PROGRAM ELEMENTS

Our compensation committee determines the mix of compensation, both among short-term and long-term compensation and cash and non-cash compensation, to establish compensation packages that it believes are appropriate for each of our NEOs. While emphasizing pay for performance, the compensation committee believes that the mix of base salary, annual incentive bonus awards based on pre-established financial and operational performance targets, performance-weighted equity awards, time-based equity awards, and the other benefits that are available to our NEOs will accomplish our overall compensation objectives. We believe that these elements of compensation create competitive compensation opportunities to align and drive executive performance in support of our business strategies and to attract, motivate and retain high quality talent with the skills and competencies we require.

(1)	These pay mix charts exclude amounts listed in the column titled “All Other Compensation” in the Summary Compensation Tables set forth on page 55.”

(1)	For purposes of this graph, “target compensation” consists of the annual base salary, target annual incentive bonus opportunity and the grant date fair value of the performance-based and time-based equity awards granted in each year presented.
(2)	For purposes of this graph, “realizable compensation” consists of the annual base salary earned for each year presented, the annual incentive bonus earned for each year presented and, with respect to time-based equity awards, the value of the shares underlying the applicable award (whether or not vested) based on the closing price per share of the Company’s common stock on the applicable date presented. With respect to performance-based equity awards granted in 2018, the value of realizable compensation presented represents the value of the total number of shares granted upon certification of the vesting percentage for such award calculated using the closing price per share of the Company’s common stock on the applicable date presented. With respect to performance-based equity awards granted in 2019 and 2020, the value of realizable compensation presented represents the value of the total number of shares that would have been granted if the performance period for the applicable award ended on December 31, 2020 calculated using the closing price per share of the Company’s common stock on December 31, 2020. The CEO target versus realizable compensation for 2018 excludes the one-time restricted stock unit award granted under the Viper LTIP. See “Awards under Long-Term Incentive Plans of Diamondback’s Publicly Traded Subsidiaries” for more information regarding such one-time award. The grant date fair value of this one-time award was $1,113,405, and the realizable value of this award based on the closing price per unit of Viper’s common units on December 31, 2020 was $558,144, or approximately 50% of the grant date fair value of such award. The CEO target versus realizable compensation for 2019 excludes a one-time restricted stock unit award granted under the RTLR LTIP. The grant date fair value of this one-time award was $2,195,434 and the realizable value of this award based on the closing price per unit of Rattler’s common units on December 31, 2020 was $1,083,431, or approximately 49% of the grant date fair value of such award.

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Pay for Performance Driven Compensation Structure

As illustrated above, the total direct compensation of our NEOs is heavily weighted towards variable, at-risk compensation that is tied to performance. Our Chief Executive Officer’s pay mix in 2020 was 88% aligned with our stockholders and our other NEOs’ average pay mix was 86% aligned with our stockholders. The performance component of our Chief Executive Officer’s and our other NEOs’ pay mix represented 60% and 58%, respectively, of such executive officers total direct compensation.

The following describes each element of our executive compensation program, which we use to meet our compensation objectives discussed above.

Base Salary

The compensation committee evaluates our NEOs’ base salaries together with other components of their compensation to ensure that the executive’s total compensation is in line with our overall compensation philosophy and market practices in our peer group or our industry in general. In setting our NEOs’ base salaries for 2020, the compensation committee considered, among other factors:

•	the market and peer group data included in the study conducted by Meridian Compensation Partners (Meridian), the compensation committee’s independent compensation consultant for 2020, discussed below;
•	the recommendations of our Chief Executive Officer with respect to the base salaries for other NEOs;
•	the complexity of the individual’s role within the Company;
•	the individuals’ expertise and experience;
•	executive promotions and individual performance; and
•	contribution to the Company’s achievement of certain financial and operational metrics discussed in this compensation discussion and analysis.

The compensation committee maintained annual base salaries for 2020 at the same levels as 2019, other than with respect to Mr. Wesson. The salary for Mr. Wesson increased 22% in recognition of his promotion in February 2020 to Executive Vice President and enhanced responsibilities within the organization, and related peer benchmarking considerations. The compensation committee set the following annual base salaries for our NEOs for 2020.

Named Executive Officer	2020 Base Salary	2019 Base Salary
Travis D. Stice	$1,250,000	$1,250,000
Kaes Van’t Hof	$520,000	$520,000
Teresa L. Dick	$447,000	$447,000
Russell D. Pantermuehl	$615,000	$615,000
Daniel N. Wesson	$450,000	$370,000

As noted above under the heading “2021 Executive Compensation Program Enhancements” on page 39, the compensation committee maintained annual base salaries for 2021 at the same levels as for 2020 for all of our NEOs.

Performance-Based Annual Incentive Bonus

2020 PERFORMANCE BONUS

Performance bonuses to our NEOs for 2020 were granted under our stockholder-approved 2014 Annual Incentive Plan, referred to herein as the Annual Incentive Plan. The Annual Incentive Plan is designed to provide an incentive to executive officers and other selected employees of the Company to contribute to the growth, profitability and increased value of the Company by providing “performance-based” incentive compensation. The Annual Incentive Plan focuses on achievement of certain annual objectives and goals, as determined by the compensation committee at the beginning of each calendar year, and provides that the participants may earn pre-determined target percentages of their respective base salaries for the achievement of such specified goals. Under the Annual Incentive Plan, the payout opportunity is contingent upon meeting the threshold performance levels (with no award payable unless the threshold is reached), and thereafter varies for performance above and below the pre-established target performance levels, subject to a maximum award level of 300% of base salary. Despite the terms of the Annual Incentive Plan, the maximum award level possible under the plan under our current compensation structure would be 200% of target. The target award opportunity is established by the compensation committee for each year in connection with setting the annual performance goals and targets for such year, which cannot exceed a maximum payment limit specified by the compensation committee.

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Below is a simple illustration of the design of Diamondback’s 2020 Performance Bonus:

The Annual Incentive Plan also provides that the awards granted to executive officers and covered employees under the Annual Incentive Plan will be forfeited if their respective employment does not continue through the date that the compensation committee certifies attainment of the applicable performance targets.

For 2020, the compensation committee approved increases in annual incentive targets for Mr. Wesson from 60% to 80% in recognition of his promotion to Executive Vice President and enhanced responsibilities within the organization, and related peer benchmarking considerations. The compensation committee did not change the remaining NEO’s annual incentive target percentages from 2019.

For 2020, the performance goals and targets listed in the table below were established by the compensation committee in March 2020, based on, among other things, a review of our prior year’s performance, benchmarking considerations relative to our peers’ performance, stockholder feedback, execution challenges ahead, service and commodity markets and capital requirements. Additionally, the compensation committee established its 2020 short-term annual incentive plan performance metrics following the announcement of significant reductions in Diamondback’s activity in response to commodity price deterioration from the combined effects of the COVID-19 pandemic, the actions of OPEC+ and the imbalance in supply and demand for oil and natural gas. As a result, the compensation committee was able to consider updated guidance and a revised capital budget and operating plan when establishing short-term annual incentive targets. Consequently, the performance level targets for the cost and capital efficiency metrics in the scorecard required significant improvement from 2019, and the performance level target for the return on average capital employed metric was revised to reflect the anticipated operating plan for the remainder of 2020. The compensation committee set goals that we believe were rigorous based on our capital budget and business plan, and competitive with the metrics of the best operators in our peer group in each respective category.

The seven goals shown below align with how management views our success and how stockholders evaluate our performance, both on a standalone basis and relative to our peers and the broader energy industry.

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In February 2021, the compensation committee reviewed the Company’s performance in relation to the pre-established performance goals and targets for 2020, which are set forth below:

Pre-Established Performance Goals		Performance Levels[1]			Percentage of Target Earned	Weighted% of Bonus Target	Weighted% of Bonus Target Earned
		Threshold	Target	Maximum			
Capital Efficiency ($/Lateral Foot) - Midland Basin	$530	$670	$640	$610	200%	15%	**30%**
Capital Efficiency ($/Lateral Foot) - Delaware Basin	$831	$1,030	$980	$930	200%	5%	**10%**
Capital Efficiency - (Total PDP F&D) (per BOE)	$8.05	$10.75	$9.75	$9.00	200%	20%	**40%**
Lease Operating Expense (per BOE)	$3.87	$4.85	$4.60	$4.35	200%	12.5%	**25%**
General and Administrative Cost - Cash (per BOE)	$.80	$2.00	$1.50	$1.25	200%	12.5%	**25%**
ROACE (%)	3.6%	4.0%	6.0%	8.0%	0%	20%	**0%**
Environmental and Safety[2]	5/5	2/5	3/5	4/5	200%	15%	**30%**
TOTAL						100%	**160%**
TOTAL AFTER COMPENSATION COMMITTEE DISCRETION APPLIED							**100%**

(1)	No payouts are made in respect of a performance goal under the Annual Incentive Plan unless applicable threshold performance level for such performance goal is achieved.
(2)	Environmental and Safety Metrics include (i) less than 1.0% of net production flared, defined as net BOEs of flared production divided by net BOEs produced, (ii) greater than 10% of water used for completion operations sourced from recycled water, (iii) GHG emission intensity less than 14.0 (calculated one year in arrears to obtain required third party agency confirmation), defined as thousands of tons of CO2e emitted divided by MBOE, (iv) reportable oil spills of less than 0.01% of gross barrels of oil produced, defined as reportable gross oil barrels spilled divided by total gross oil barrels produced and (v) employee TRIR equal to or less than 0.5, defined as recordable incidents per 200,000 man hours recorded.

After applying the weighting established by the compensation committee to each category, Diamondback achieved the short-term annual incentive plan performance metrics at 160% of target. However, following consultation with Meridian, its independent compensation consultant, and taking into account all aspects of Diamondback’s performance in 2020, including our stock price performance in light of industry conditions, the compensation committee exercised negative discretion and reduced the annual incentive bonus for all NEOs from 160% of target, which was earned based on performance relative to the metrics established in later March of 2020, to 100% of target.

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As a result, the compensation committee authorized the following NEO payouts under the Annual Incentive Plan for 2020:

2020 SHORT-TERM INCENTIVE AWARD PAYOUTS TO NAMED EXECUTIVE OFFICERS

Named Executive Officer	Base Salary as of December 31, 2020	Target Bonus Percentage as a % of Base Salary	Target Bonus Amount	Earned Annual Incentive Bonus Based on Company Performance	Actual Incentive Bonus Awarded
Travis D. Stice	$1,250,000	125%	$1,562,500	$2,500,000	$1,562,500
Kaes Van’t Hof	$520,000	90%	$468,000	$748,800	$468,000
Teresa L. Dick	$447,000	80%	$357,600	$576,160	$357,600
Russell D. Pantermuehl	$615,000	80%	$492,000	$787,200	$492,000
Daniel N. Wesson	$450,000	80%	$360,000	$576,000	$360,000

Long Term Equity Incentive Compensation

We seek to promote a culture underpinned by Company values for our executive officers in an effort to enhance our long-term performance. Further, we believe the use of stock and stock-based awards offers the best approach to achieving our compensation goals and to align the interests of our executive officers with those of our stockholders. To achieve this purpose, our board of directors adopted and our stockholders approved the Equity Incentive Plan. The purpose of the Equity Incentive Plan is to enable us, and our affiliates, to attract and retain the services of the types of executives, employees, consultants and directors who will contribute to our long term success and to provide incentives that will be linked directly to increases in share value that will inure to the benefit of our stockholders. The Equity Incentive Plan provides a means by which eligible recipients of awards may be given an opportunity to benefit from increases in value of our common stock through the granting of equity awards. The terms of the Equity Incentive Plan are described in more detail below. Each of our executives is eligible to participate in the Equity Incentive Plan or such other equity incentive plan or plans then in existence for the benefit of employees, and may in the discretion of the compensation committee receive an equity award in accordance with the terms of such plan or plans. The timing and amount of such equity awards, any target performance goals and the vesting terms of such awards are determined by the compensation committee in its sole discretion. If any of such executive’s employment terminates prior to any scheduled vesting date then, except as expressly provided in any existing or future equity award, the applicable executive shall forfeit all rights and interests in and to such unvested equity awards.

2020 PERFORMANCE-BASED AND TIME-BASED AWARDS

In March 2020, the compensation committee granted our NEOs three-year performance-based restricted stock units and time-based restricted stock units, in each case under the Equity Incentive Plan, in the amounts shown below. Consistent with the compensation committee’s focus on giving more weight to the performance component of our executive compensation, the 2020 performance-based equity award granted to each NEO represented 60% of the executive’s total 2020 LTI award, with the time-based component of such award representing only 40% of the total LTI award.

	Performance-Based Restricted Stock Units(1)	PSU % of Total LTI Award	Time-Based Restricted Stock Units(2)	RSU % of Total LTI Award	Targeted Value of Total LTI Award(3)
Travis D. Stice	66,714	60%	44,476	40%	$7,500,000
Kaes Van’t Hof	31,133	60%	20,756	40%	$3,500,000
Teresa L. Dick	17,790	60%	11,860	40%	$2,000,000
Russell Pantermuehl	31,333	60%	20,756	40%	$3,500,000
Daniel N. Wesson	13,343	60%	8,895	40%	$1,500,000

(1)	The three-year performance-based restricted stock units are for the performance period from January 1, 2020 through December 31, 2022. Each NEO is also entitled to dividend equivalent rights on such NEO’s unvested performance-based restricted stock units.

(2)	Time-based restricted stock units of which one-third of the award vested in March 2020, with the remaining restricted stock units vesting in two substantially equal annual installments beginning in March 2021. Each NEO is also entitled to dividend equivalent rights on such NEO’s unvested time-based restricted stock units.

(3)	The aggregate number of performance-based and time-based restricted stock units for each NEO for 2019 was calculated by dividing the targeted value of the total LTI award for each NEO indicated in the table by $67.45 per share, representing the average closing price per share of our common stock on The Nasdaq Global Select Market for the five trading days immediately preceding the last trading day in February 2020, and allocated 60% to the performance-based restricted stock units and 40% to the time-based restricted stock units.

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The performance-based restricted stock units are subject to the satisfaction of the relative total stockholder return performance conditions relative to our peer group set forth in the table below for the applicable performance period. Additionally, the number of performance-based restricted stock units that would otherwise vest is further adjusted by the absolute TSR modifier illustrated below that reduces payouts upon negative performance period absolute TSR, and has a multiplier upon achieving a performance period absolute TSR of greater than 15%. No awards vest if the relative total stockholder return (prior to any adjustment required by application of the absolute TSR modifier) falls below the 25th percentile. The performance-based restricted stock units are also subject to satisfaction of continuous service requirements.

Relative Total Stockholder Return Percentile	Target Grant Vesting Percentage
<25th Percentile of Peer Group	0% of Target
Between 25th Percentile of Peer Group and up to but less than 75th Percentile of Peer Group	Straight line interpolation between 50% and 150% of Target
At or above 75th Percentile of Peer Group	200% of Target

Company Absolute Total Stockholder Return Percentage During Performance Period	Absolute TSR Modifier Applied to Target Grant Vesting Percentage
Below 0%	75%
Between 0% and 15%	100%
Above 15%	125%

Target grant vesting percentage is expressed as a percentage of the target number of performance-based restricted stock units granted and, after being adjusted by the applicable absolute TSR modifier, may result in a settlement up to a maximum grant equal to 250% of the target number of performance-based restricted stock units granted.

These awards were designed to incentivize our NEOs to continue to contribute to the Company’s performance at the top of its peer group, similar to the Company’s performance in prior periods. In addition, the time-based awards were designed to promote retention of our NEOs who have been pursued not only by industry competitors but also by private equity groups.

SATISFACTION OF PERFORMANCE TARGETS FOR 2018 PERFORMANCE-BASED AWARDS FOR PERFORMANCE PERIOD ENDED DECEMBER 31, 2020 AND EQUITY PAYOUTS MADE ON SUCH AWARDS

In February 2021, the compensation committee certified the attainment of the pre-established performance goals with respect to performance-based restricted stock units granted to our NEOs in February 2018, which awards were subject to the satisfaction of certain total stockholder return performance conditions relative to our peer group for the performance period commencing on January 1, 2018 and ending on December 31, 2020, and continuous service requirements. The compensation committee certified that, based on publicly available information, (i) our total stockholder return for the above-referenced performance period was in the 53rd percentile of the peer group total stockholder return, (ii) the total stockholder return percentile equated to a total target grant vesting percent of 111.6% of the target number of restricted stock units granted to the NEOs and (iii) the applicable performance target and other material terms of such performance-based restricted stock unit awards were achieved at such levels for the above-referenced performance period.

As in all prior years, we did not exclude acquired companies from the relative comparison or otherwise adjust the total stockholder return of any company that was acquired during the performance period.

In connection with reaching these performance goals, the 2018 performance-based restricted stock unit awards received by Messrs. Stice, Van’t Hof, Pantermuehl and Wesson and Ms. Dick vested at 111.6% of the target, resulting in the issuance of the shares of common stock underlying the 2018 performance-based restricted stock units to these NEOs in March 2021 as follows:

Named Executive Officer	2018 Performance-Based Restricted Stock Unit Award	Achieved TSR Relative to Peer Group	Actual Performance-Based Restricted Stock Units Granted	% of Target Vested
Travis D. Stice	30,585	53%	34,133	111.6%
Kaes Van’t Hof	5,997	53%	6,693	111.6%
Teresa L. Dick	8,396	53%	9,370	111.6%
Russell D. Pantermuehl	15,353	53%	17,134	111.6%
Daniel N. Wesson	3,998	53%	4,462	111.6%

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— PROCESS FOR DETERMINING EXECUTIVE COMPENSATION

The Role of the Compensation Committee

Our compensation committee oversees and approves our executive compensation program. The compensation committee, with the assistance of its external, independent compensation consultant, determines the mix of compensation, both among short-term and long-term components and cash and equity components, to establish compensation that it believes is appropriate for each of our NEOs. In making compensation decisions with respect to each element of compensation, the compensation committee considers numerous factors, including:

•	aligning the compensation of our executives with the performance of the Company on both a short-term and long-term basis;
•	achievement of individual and Company performance goals and other expectations relating to the executive’s position;
•	a comparison of the individual to other executives within the Company having similar levels of expertise and experience;
•	the individual’s role with us and the compensation paid to similar executives at comparable companies;
•	the individual’s particular background and circumstances, including training and prior relevant work experience and unique industry skills;
•	the demand for individuals with the individual’s specific expertise and experience;
•	recommendation from our CEO (but not with respect to his own compensation).

The compensation committee seeks to design a total compensation package for our NEOs that drives performance, rewards contributions in support of our business strategies and attracts, motivates and retains high quality talent with the skills and competencies our industry requires. The compensation committee seeks to balance these goals by designing our compensation policies and programs to encourage and reward prudent business judgment over the long term by offering both time-based and performance-based long-term incentive (LTI) awards, setting meaningful performance criteria and targets for incentive compensation, and offering competitive base salaries. The compensation committee believes that this combination should avoid encouraging executives and management-level employees to engage in excessive risk-taking, while at the same time promoting performance and retention.

The Role of our Chief Executive Officer

The compensation committee evaluates, in his absence, our Chief Executive Officer’s performance and compensation based on his leadership role, his individual performance and the Company’s performance measured against the metrics described in this compensation discussion and analysis, and his total compensation package is ultimately determined by the compensation committee.

Each year, our Chief Executive Officer evaluates executive and Company performance for the prior year and recommends to the compensation committee the annual base salaries, annual incentive compensation plan target award percentages and long-term incentive awards under the Equity Incentive Plan for the executive officers, including the NEOs, other than himself.

The Role of the Compensation Consultant

Our compensation committee annually retains, at the Company’s expense, an external, independent compensation consultant to assist with executive compensation matters.

In connection with its evaluation of executive compensation for 2020, the compensation committee retained Meridian Compensation Partners, LLC, an independent compensation consultant (Meridian).

The compensation committee reviewed the independence of Meridian during the applicable engagement period and determined that there were no conflicts of interest as a result of the compensation committee’s engagement of such consultant. The compensation committee continues to evaluate the independence of its compensation consultant on an ongoing basis.

The compensation committee has sole authority to hire and terminate its independent compensation consultant, and the independent compensation consultant reports only to the compensation committee.

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— COMPETITIVE BENCHMARKING

Our 2020 Benchmarking Peer Group

In structuring our compensation policies and programs, the compensation committee considers the compensation practices of our peer companies and may also review compensation data from the oil and natural gas industry, any relevant compensation surveys and guidance from the compensation consultant. The compensation committee considers and may make changes to the companies included in our compensation peer group, primarily based on industry segment, and measures of size such as enterprise value, market capitalization, assets and revenues, after discussing such considerations with management and the compensation consultant. Following discussions with Meridian and review of pertinent financial information, the committee proposed replacing Anadarko Petroleum Corporation with EOG Resources, Inc. following the acquisition of Anadarko by Occidental Petroleum. Additionally, the committee also proposed removing SM Energy Company from its peer group due to size.

In its review of the peer group for 2020, the compensation committee considered pertinent financial measures for each company, including enterprise value and market capitalization as of November 2019 and assets and revenue as of the quarter ended September 30, 2019, as shown (in millions) in the table below:

	Enterprise Value	Market Capitalization	Assets	Revenue
Peer Group 50th Percentile	$18,297	$9,679	$20,373	$5,071
Diamondback Energy, Inc.	$18,488	$12,369	$23,553	$3,421

The benchmarking peer group used in Meridian’s study, which served as reference for making compensation decisions for 2020, consisted of the following 13 companies.

Apache Corporation	Marathon Oil Corporation
Cimarex Energy Co.	Noble Energy, Inc.
Concho Resources Inc.	Ovintiv Inc.
Continental Resources, Inc.	Parsley Energy, Inc.
Devon Energy Corporation	Pioneer Natural Resources Company
EOG Resources, Inc.	WPX Energy, Inc.
Hess Corporation

Meridian provided competitive data for similarly situated executives at these peer group companies, focusing on salary, annual incentive opportunity and LTI opportunity, and analyzing how these elements of compensation compare to the elements of compensation afforded to our executive officers, including the NEOs.

Role of Benchmarking in Determining Executive Compensation for 2020

In general, the compensation committee uses competitive market compensation data provided by Meridian and subsequent support and information from the Chief Human Resources Officer and discussions with the Chief Executive Officer to inform its decisions about overall compensation opportunities and specific compensation elements. The compensation committee considers these compensation elements and total compensation benchmarks of peer companies and the broader U.S. market. Next, the compensation committee applies judgment and discretion in establishing targeted pay levels, taking into account not only competitive market data, but also factors such as Company and individual performance, scope of responsibility, critical needs, skill sets, leadership potential, and succession planning.

Further, in considering changes to the 2020 executive compensation packages, the compensation committee evaluated, among other things, aspects of executive compensation in general, market data and competitive analysis provided by Meridian, the Company’s 2019 and multi-year performance, our executives’ individual contributions to such performance, compensation alignment with future performance and stockholder value creation, performance-qualified equity awards, retention considerations, market alternatives for our executives, input obtained from our stockholder outreach efforts and, with respect to our NEOs other than our Chief Executive Officer, our Chief Executive Officer’s recommendations. Our Chief Executive Officer’s recommendations to the compensation committee related to such other executive officers’ annual base salaries for 2020, annual incentive compensation plan target award percentages and long-term incentive awards under the Equity Incentive Plan. The compensation committee also evaluated, in his absence, our Chief Executive Officer’s individual performance and compensation.

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— OTHER SIGNIFICANT COMPENSATION POLICIES AND PRACTICES

Senior Management Severance Plan

Effective February 20, 2020, we adopted the Diamondback Energy, Inc. Senior Management Severance Plan (the severance plan) and have entered into a participation agreement thereunder with each of our NEOs. Pursuant to the participation agreements, the benefits under the severance plan replace the employment agreements with each of our NEOs. The severance plan also covers other eligible executives who are selected to participate and replaces any employment agreement they may have. The plan provides a uniform framework for certain severance and change in control benefits that are consistent with market practices and are described in more detail under the heading “Benefit Plans—Senior Management Severance Plan” beginning on page 52 of this proxy statement.

Benefits and Perquisites

Consistent with our compensation philosophy, our compensation committee provides benefits to our executives that are substantially the same as those currently being offered to our other employees, including health insurance, life and disability insurance and a 401(k) plan. A description of the 401(k) plan is included under the heading “Benefit Plans—401(k) Plan” beginning on page 53.

Clawback Policy

The Company has adopted a “clawback” policy to allow the Company to recoup paid incentive based compensation from executive officers in the event the Company is required to restate its reported financial or operating results as a result of a covered executive’s misconduct or gross negligence. The amount of compensation recouped would be that which the executive would not have received if the financial statements had been properly reported at the time of first public release or filing with the SEC. All incentive compensation (cash and equity) is covered by the policy. The compensation committee continues to monitor the actions of the SEC with regard to the proposed regulations implementing the applicable clawback provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and, to the extent regulations are finalized, the compensation committee intends to take will take action to amend the policy to comply with any such regulations.

Anti-Hedging and Anti-Pledging Policies

We have a policy prohibiting directors, executive officers and certain other designated employees from speculative trading in our securities, including hedging transactions, short selling, and trading in put options, call options, swaps or collars. In addition, we prohibit our directors and executive officers from holding our common stock in a margin account. To our knowledge, all such individuals are in compliance with the policy. Our policy is to also strongly discourage all other employees from engaging in hedging activities in our stock. Any such transaction requires notice and pre-approval, and will only be considered with a valid justification. Since the adoption of our anti-hedging policy in 2012, we are not aware of any hedging activities by our employees. We also have a policy prohibiting our directors, executive officers and certain other designated employees from pledging our securities as collateral for a loan, except in certain limited circumstances upon obtaining prior approval from a compliance officer.

Stock Ownership and Retention Guidelines for Non-Employee Directors and Executive Officers

The compensation committee has adopted stock ownership and retention guidelines for our non-employee directors and executive officers who are classified as Vice President and above. These guidelines were adopted to encourage our non-employee directors and executives to have a meaningful stake in the Company, which encourages a focus on our long-term success, aligns directors’ and executives’ interests with the interests of our stockholders and further promotes our commitment to sound corporate governance.

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Under the stock ownership and retention guidelines, each of our non-employee directors must own an amount of our common stock equal in value to a multiple of the base annual retainer and our executive officers must own an amount of our common stock equal in value to a multiple of his or her annual base salary, as set forth in the table below.

Position	Multiple of Base Annual Retainer/Annual Base Salary Required
Non-Employee Directors	5x
Chief Executive Officer	5x
Executive Vice Presidents	3x
Senior Vice Presidents and Vice Presidents	2x

The table below provides the minimum value of stock that each of our NEOs who currently serve as our executive officers must retain under our stock ownership and retention guidelines.

	2020 Base Salary	Multiple of Annual Base Salary Required	Minimum Value of Stock Required to Retain
Travis D. Stice	$1,250,000	5x	$6,250,000
Kaes Van’t Hof	$520,000	3x	$1,560,000
Teresa L. Dick	$447,000	3x	$1,341,000
Russell D. Pantermuehl	$615,000	3x	$1,845,000
Daniel N. Wesson	$450,000	3x	$1,350,000

Until the earliest of: (i) 24 months following the applicable exercise date or vesting date of equity awards; (ii) the date such executive officer is determined to be in full compliance with the guidelines; and (iii) the date such executive officer ceases to be a participant subject to the guidelines, for awards granted after the effective date of the guidelines he or she is required to hold at least 50% of the net shares received upon the exercise of stock options and 50% of the net shares received upon vesting of restricted stock or performance shares. Once the ownership requirement is met, the executive officer must continue to maintain the value amount in accordance with these guidelines.

Any participant subject to the guidelines who is not in compliance with the applicable guideline (subject to any compliance transition period) may be required to retain up to 100% of the net shares of our common stock acquired via the exercise of options or the vesting of restricted awards granted under our equity incentive programs until the applicable guideline has been met.

Participants generally are given a five-year transition period to come into full compliance with the guidelines. Participants are expected to make steady progress towards meeting the ownership levels specified in the guidelines with any stock awards or stock purchases made on or after the effective date of the guidelines. There is an exception to the holding requirements for financial hardship and other unusual situations, subject to approval by the Chief Executive Officer and the compensation committee.

For stock options, “net” shares means the number of shares delivered upon exercise of the option, net of shares used to pay the exercise price and applicable taxes. For performance shares and restricted stock, “net” shares means the number of shares held upon vesting, net of shares used to pay applicable taxes.

In addition to shares held outright, shares held directly or indirectly in trust, shares held by immediate family members residing in the same household, shares held in qualified plans (e.g., in a 401(k) plan), vested shares held in non-qualified plans, vested stock options (other than options that are underwater at the time of measurement) and unvested restricted stock subject to time-based (but not performance-based) vesting are all counted toward satisfaction of the ownership requirement.

As of December 31, 2020, all of our NEOs were in compliance with the guidelines.

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— BENEFIT PLANS

Senior Management Severance Plan

Effective February 20, 2020, we adopted the Diamondback Energy, Inc. Senior Management Severance Plan and have entered into a participation agreement thereunder with each of our named executive officers. Pursuant to the participation agreements, the benefits under the severance plan replace the employment agreements with each of our named executive officers. The severance plan also covers other eligible executives who are selected to participate and replaces any employment agreement they may have.

Payments and Benefits Unrelated to a Change in Control

In the event that the employment of a participating executive is terminated by us other than for “cause” (and not by reason of death or disability) or if the participant terminates his or her employment for “good reason” (in each case as defined in the severance plan), in addition to any accrued but unpaid base salary or unreimbursed business expenses payable in accordance with the requirements of applicable law, the participant is entitled to receive severance benefits consisting of:

(i)	an amount, if any, equal to the bonus that would be payable for services attributable to a completed prior year performance period that has not been paid under the terms of the Diamondback Energy, Inc. 2014 Executive Annual Incentive Compensation Plan;
(ii)	a multiple of base salary continuation for a specified number of months (2x for 24 months for the Chief Executive Officer, 1x for 18 months for Executive Vice-Presidents, 1x for 15 months for Senior Vice-Presidents and 1x for 12 months for Vice-Presidents);
(iii)	a pro-rated target annual cash bonus for the year of termination (based on the number of days employed during the year of termination);
(iv)	reimbursements for the cost of up to 18 months of premiums for COBRA group health continuation coverage; and
(v)	the vesting or forfeiture, as applicable, of each outstanding unvested equity-based compensation award granted by us or our affiliates in accordance with the terms of the applicable equity award agreement. Mr. Stice’s participation agreement includes terms that are intended to maintain certain benefits under his prior employment agreement and are consistent with prior public disclosure that require each equity award granted to Mr. Stice to become 100% vested upon an eligible termination, and in the case of outstanding performance-based equity awards to vest at the maximum level under the equity award agreement, and be settled within ten business days.

Severance Benefits Related to a Change in Control

In the event that employment of a participant is terminated by us other than for “cause” (and not by reason of death or disability) or if the participant terminates his or her employment for “good reason,” in either case within the two year period immediately following a change in control (as defined in the severance plan), the participant will be entitled to the benefits described above, except that the salary continuation described in clause (ii) will be replaced by a lump sum cash payment equal to a multiple of the participant’s base salary plus such participant’s average bonus for the preceding three years (3.0x for the Chief Executive Officer, 2.5x for Executive Vice-Presidents, 2.25x for Senior Vice-Presidents and 2.0x for Vice-Presidents).

Severance Benefits Related to Death or Disability

The severance plan also provides the same benefits described in clauses (i), (ii) and (iii) (but not clause (iv)) in the event that a participant dies or becomes disabled (as defined in the Severance Agreement) while employed by us. Mr. Stice’s participation agreement includes terms that are intended to maintain certain benefits under his prior employment agreement and are consistent with prior public disclosure that require the Company to pay 100 percent of the premiums to continue his, his spouse’s and any of his eligible dependents’ group health plan continuation coverage under COBRA.

Release and Restrictive Covenants

The payment of any benefits under the severance plan is conditioned on the participant’s (or if applicable, the participant’s personal representative’s or estate’s) execution of a general release of claims. The severance plan also includes certain restrictive covenants that continue beyond the employment period, including non-competition and non-solicitation obligations for a period of one year following termination of employment. If a participating executive terminates employment on a basis that is not eligible for severance benefits, we can elect to apply the restrictive covenants for up to 12 months and receive a release by payment of an amount equal to one-twelfth of the participant’s annualized base salary plus target annual bonus for each month the restrictive covenants will apply.

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We believe that these severance benefits provide the same type of income transition protections that were provided to our executives under their prior employment agreements. These arrangements are intended to attract and retain qualified executives that could have job alternatives that may appear to them to be less risky absent these arrangements. We believe that the enhanced severance benefits resulting from terminations related to a change in control transaction are in the interest of our stockholders because they provide an incentive for executives to continue to help successfully execute such a transaction from its early stages through consummation. We also believe that these benefits provide important protection to our named executive officers, are consistent with the prior employment protections and the practices of peer group companies and are appropriate for the attraction and retention of executive talent.

401(k) Plan

We participate in a 401(k) Plan. Employees may elect to defer a portion of their compensation up to the statutorily prescribed limit. Each pay period we make a matching contribution to each employee’s deferral, not to exceed 10 percent of compensation. An employee’s interests in his or her deferrals and our matching contributions are, in each case, 100% vested when contributed. The 401(k) Plan is intended to qualify under Section 401(a) of the Internal Revenue Code. As such, contributions to the 401(k) Plan and earnings on those contributions are not taxable to the employee until distributed from the 401(k) Plan, and all timely made contributions are deductible by us for the year in which they are allocable.

Effect of Our Compensation Policies and Practices on Risk and Risk Management

The compensation committee reviews the risks and rewards associated with our compensation policies and programs. We believe that such policies and programs encourage and reward prudent business judgment and avoid encouraging excessive risk-taking over the long term. With respect to specific elements of compensation:

•	We believe that our programs balance short- and long-term incentives for our executive officers providing for an appropriate mix of fixed, discretionary and equity compensation that overall encourages long-term performance.
•	We believe that annual base salaries for our NEOs do not encourage excessive risk-taking as they are fixed amounts that are subject to discretionary increases by our compensation committee, based, among other factors, on annual performance evaluations. We also believe that such annual base salaries are set at reasonable levels, as compared to the base salaries of similarly situated individuals at our peer group companies. The base salary represents a portion of our NEOs’ overall compensation potential and is balanced by the other elements of their overall compensation potential, which are tied to both performance and long-term service.
•	Our annual incentive bonuses are designed to award achievement of short-term performance-driven results. The payment and amounts of the 2020 annual incentive bonuses were based, in part, upon meeting of certain performance criteria and targets established by the compensation committee for 2020, as disclosed in more detail above. Despite the compensation committee’s exercise of negative discretion to the annual incentive bonus outcome, we believe the performance criteria and applicable targets were set at meaningful levels and do not encourage excessive risk taking. We also believe that performance criteria and targets established by the compensation committee for 2021 were similarly designed to encourage performance, but not excessive risk taking.
•	Restricted stock units granted to our NEOs are subject to performance-based and time-based provisions. We award restricted stock units to promote performance and ensure that our executives have a continuing stake in the long-term success of the Company as the value of the award will depend on the stock price at and after the time of vesting. We believe that a mixture of performance-based and time-based equity awards represent a balanced approach to long-term equity compensation and do not encourage excessive risk taking that may be associated with the compensation approach focused solely on equity awards that vest strictly based on achieving certain targets. We also believe that the weight given by our compensation committee to performance-based equity awards, as compared to time-based equity awards, provide incentive to our NEOs to take appropriate amount of risk to drive the Company’s performance and enhance stockholder value.
•	Our NEOs are entitled to certain benefits that are payable upon the occurrence of their termination without “cause,” resignation for “good reason” or certain change in control transactions. See “Potential Payments upon Termination, Resignation or Change of Control for Fiscal Year 2020” and “Benefit Plans—Senior Management Severance Plan” for more information.

Based on the foregoing, the compensation committee believes that the Company does not utilize compensation policies and programs creating risks that are reasonably likely to have a material adverse impact on the Company.

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— COMPENSATION COMMITTEE REPORT

The compensation committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on its review and discussion with management, the compensation committee recommended that the summary of Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted by the compensation committee:

Michael P. Cross, Chairman
David L. Houston
Mark L. Plaumann
Melanie M. Trent
Stephanie K. Mains

— COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The compensation committee of our board of directors consists of David L. Houston, Michael P. Cross, Mark L. Plaumann, Melanie M. Trent and Stephanie K. Mains. No current member of our compensation committee has ever been an officer or employee of ours. None of our executive officers serves, or has served during the past fiscal year, as a member of the board of directors or compensation committee of any other company that has or had one or more executive officers serving as member of our board of directors or compensation committee.

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COMPENSATION TABLES

— SUMMARY COMPENSATION TABLE

The following table provides information concerning compensation of our principal executive officer, principal financial officer, and our three other highest paid executive officers during 2020, each identified as our NEO, for the fiscal years presented below, as applicable.

						Non-Equity
			Stock Awards ($)(1)			Incentive Plan	All Other
Name and		Salary	Performance-			Compensation	Compensation	Total
Principal Position	Year	($)	based(2)	Time Vested		($)(11)	($)(12)	($)(13)(14)
Travis D. Stice	2020	$1,250,000	$4,549,228	$2,757,512	(3)	$1,562,500	$425,374	$10,544,614
Chief Executive Officer	2019	$1,178,366	$6,783,608	$5,649,103	(4)	$2,265,625	$172,954	$16,049,655
	2018	$978,333	$5,213,268	$3,458,982	(5)	$1,955,250	$101,015	$11,706,848
Kaes Van’t Hof	2020	$520,000	$2,122,959	$1,286,872	(6)	$468,000	$1,292,895	$5,690,726
Chief Financial Officer	2019	$488,182	$4,912,149	$24,487,162	(7)	$678,600	$497,411	$31,063,504
Teresa L. Dick	2020	$447,000	$1,213,100	$735,320	(8)	$357,600	$161,993	$2,915,013
Chief Accounting Officer	2019	$434,334	$1,808,971	$2,018,821	(8)	$518,520	$69,406	$4,850,052
	2018	$428,333	$1,431,093	$643,859	(8)	$543,520	$34,327	$3,081,132
Russell Pantermuehl	2020	$615,000	$2,122,959	$1,286,872	(9)	$492,000	$221,787	$4,738,618
Executive Vice President - Chief Engineer	2019	$597,299	$3,165,665	$2,709,492	(9)	$713,400	$85,762	$7,271,618
	2018	$587,500	$2,616,856	$1,177,342	(9)	$745,760	$36,872	$5,164,330
Daniel N. Wesson	2020	$434,616	$909,859	$551,490	(10)	$360,000	$378,607	$2,634,572
Executive Vice President - Operations

(1)	The amounts shown in the above table reflect the grant date fair value of restricted stock units and/or phantom units granted in 2020, 2019 and 2018, respectively, determined in accordance with FASB ASC Topic 718. See Note 13 to our consolidated financial statements for the fiscal year ended December 31, 2020, included in our Annual Report on Form 10-K, filed with the SEC on February 25, 2021, regarding assumptions underlying valuations of equity awards for 2020, 2019 and 2018. Details regarding equity awards that were outstanding at December 31, 2020 can be found in the tables entitled “Outstanding Equity Awards at Fiscal 2020 Year-End under Diamondback’s Equity Incentive Plan,” “Outstanding Equity Awards under the Viper LTIP at Fiscal 2020 Year-End” and “Outstanding Equity Awards under the Rattler LTIP at Fiscal 2020 Year-End.”
(2)	Represents (i) the grant date fair value (calculated as discussed in Note 1 above) of the performance-based restricted stock units for each NEO granted under Diamondback’s Equity Incentive Plan for the applicable performance period, subject to the Company’s attainment of certain pre-established performance targets and the NEO’s continuous employment and (ii) in the case of Mr. Van’t Hof, the 2019 value also includes the $1,746,484 grant date fair value attributable to the performance-based restricted stock units that were granted to Mr. Van’t Hof under Diamondback’s Equity Incentive Plan on March 1, 2019 as part of a one-time retention award, subject to the achievement of the relative TSR over the three-year performance period beginning on January 1, 2019 and ending on December 31, 2021 and continuous employment, vesting and settling in five substantially equal annual installments beginning on March 1, 2025.”
(3)	The aggregate grant date fair value for 2020 for Mr. Stice is attributable to the time-based restricted stock units granted to Mr. Stice under Diamondback’s Equity Incentive Plan on March 1, 2020, vesting in three substantially equal annual installments beginning on the date of grant.
(4)	Of the aggregate grant date fair value of $5,649,103 for 2019 for Mr. Stice, (i) $3,453,669 is attributable to the time-based restricted stock units granted to Mr. Stice under Diamondback’s Equity Incentive Plan on March 1, 2019, vesting in three substantially equal annual installments beginning on the date of grant and (ii) $2,195,434 is attributable to the one-time, time-based phantom unit award granted to Mr. Stice under the Rattler LTIP in connection with the Rattler IPO on May 28, 2020, vesting in five annual installments beginning on May 28, 2020.
(5)	Of the aggregate grant date fair value of $3,458,982 for Mr. Stice for 2018, (i) $2,345,577 is attributable the time-based restricted stock units granted to Mr. Stice in February 2018 under Diamondback’s Equity Incentive Plan, vesting in three substantially equal annual installments beginning on the date of grant and (ii) $1,113,405 is attributable to the one-time, time-based phantom unit award granted to Mr. Stice in February 2018 under the Viper LTIP.
(6)	The aggregate grant date fair value for 2020 for Mr. Van’t Hof is attributable to the time-based restricted stock units granted to Mr. Van’t Hof under Diamondback’s Equity Incentive Plan on March 1, 2020, vesting in three substantially equal annual installments beginning on the date of grant.

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(7)	Of the aggregate grant date fair value of $24,487,162 for 2019 for Mr. Van’t Hof, (i) $1,611,775 is attributable to the time-based restricted stock units granted to Mr. Van’t Hof under Diamondback’s Equity Incentive Plan on March 1, 2019, vesting in three substantially equal annual installments beginning on the date of grant, (ii) $921,104 is attributable to the time-based restricted stock units granted to Mr. Van’t Hof as part of a one-time retention award under Diamondback’s Equity Incentive Plan, vesting in five equal annual installments beginning on March 1, 2025 and (iii) $21,954,283 is attributable to the one-time, time-based phantom unit award granted to Mr. Van’t Hof under the Rattler LTIP in connection with the Rattler IPO on May 28, 2019, vesting in five equal annual installments beginning on May 28, 2020.
(8)	The aggregate grant date fair value for 2020 for Ms. Dick is attributable to the time-based restricted stock units granted to Ms. Dick under Diamondback’s Equity Incentive Plan on March 1, 2020, vesting in three substantially equal annual installments beginning on the date of grant. Of the aggregate grant date fair value of $2,018,821 for 2019 for Ms. Dick, (i) $921,104 is attributable to the time-based restricted stock units that were granted to Ms. Dick under Diamondback’s Equity Incentive Plan on March 1, 2019, vesting in three substantially equal annual installments beginning on the date of grant and (ii) $1,097,717 is attributable to the one-time, time-based phantom unit award granted to Ms. Dick under the Rattler LTIP in connection with the Rattler IPO on May 28, 2019, vesting in five equal annual installments beginning on May 28, 2020. The grant date fair value for Ms. Dick for 2018 is attributable to the time-based restricted stock units that were granted to Ms. Dick under Diamondback’s Equity Incentive Plan in February 2018, vesting in three substantially equal annual installments beginning on the date of grant.
(9)	The aggregate grant date fair value for 2020 for Mr. Pantermuehl is attributable to the time-based restricted stock units granted to Mr. Pantermuehl under Diamondback’s Equity Incentive Plan on March 1, 2020, vesting in three substantially equal annual installments beginning on the date of grant. Of the aggregate grant date fair value of $2,709,492 for 2019 for Mr. Pantermuehl, (i) $1,611,775 is attributable to the time-based restricted stock units that were granted to Mr. Pantermuehl under Diamondback’s Equity Incentive Plan on March 1, 2019, vesting in three substantially equal annual installments beginning on the date of grant and (ii) $1,097,717 is attributable to the one-time, time-based phantom unit award granted to Mr. Pantermuehl under the Rattler LTIP in connection with the Rattler IPO on May 28, 2019, vesting in five equal annual installments beginning on May 28, 2020. The grant date fair value for Mr. Pantermuehl for 2018 is attributable to the time-based restricted stock units that were granted to Mr. Pantermuehl under Diamondback’s Equity Incentive Plan in February 2018, vesting in three substantially equal annual installments beginning on the date of grant.
(10)	The aggregate grant date fair value for 2020 for Mr. Wesson is attributable to the time-based restricted stock units granted to Mr. Wesson under Diamondback’s Equity Incentive Plan on March 1, 2020, vesting in three substantially equal annual installments beginning on the date of grant.
(11)	The amounts shown reflect performance-based annual incentive bonuses granted under the Executive Annual Incentive Compensation Plan.
(12)	Amounts for 2020 include (i) for Mr. Stice, our 401(k) plan contributions of $28,500, life insurance premium payments of $3,722, dividend equivalent rights paid on unvested restricted stock units under Diamondback’s Equity Incentive Plan of $281,057, distribution equivalent rights on unvested phantom units under the Rattler LTIP of $111,086 and the value of $1,009 required to be imputed to Mr. Stice under applicable law and Company policy in connection with the use of the Company chartered aircraft for business purposes by the accompanying spouse, (ii) for Mr. Van’t Hof, our 401(k) plan contributions of $28,500, life insurance premium payments of $1,832, dividend equivalent rights paid on unvested restricted stock units under Diamondback’s Equity Incentive Plan of $151,706 and distribution equivalent rights on unvested phantom units under the Rattler LTIP of $1,110,857, (iii) for Ms. Dick, our 401(k) plan contributions of $28,500, life insurance premium payments of $2,642, dividend equivalent rights paid on unvested restricted stock units under Diamondback’s Equity Incentive Plan of $75,308 and distribution equivalent rights on unvested phantom units under the Rattler LTIP of $55,543, (iv) for Mr. Pantermuehl, our 401(k) plan contributions of $28,500, life insurance premium payments of $4,964, dividend equivalent rights paid on unvested restricted stock units that were granted in 2020 under Diamondback’s Equity Incentive Plan of $132,780 and distribution equivalent rights on unvested phantom units under the Rattler LTIP of $55,543 and (v) for Mr. Wesson, our 401(k) contributions of $28,500, life insurance premium payments of $1,886, dividend equivalent rights paid on unvested restricted stock units under Diamondback’s Equity Incentive Plan of $70,506 and distribution equivalent rights paid on unvested phantom units under the Rattler LTIP of $277,714. Amounts for 2019 include (i) for Mr. Stice, our 401(k) plan contributions of $28,000, life insurance premium payments of $5,074, dividend equivalent rights paid on unvested restricted stock units that were granted in 2019 under Diamondback’s Equity Incentive Plan of $61,194, distribution equivalent rights paid on unvested phantom units that were granted in 2019 under the Viper LTIP of $34,306 and distribution equivalent rights paid on unvested phantom units that were granted in 2019 under the Rattler LTIP of $44,380, (ii) for Mr. Van’t Hof, our 401(k) plan contributions of $28,000, life insurance premium payments of $3,078, dividend equivalent rights paid on unvested restricted stock units that were granted in 2019 under Diamondback’s Equity Incentive Plan of $35,228, distribution equivalent rights paid on unvested phantom units that were granted in 2019 under the Viper LTIP of $41,451 and distribution equivalent rights paid on unvested phantom units that were granted in 2019 under the Rattler LTIP of $389,654, (iii) for Ms. Dick, our 401(k) plan contributions of $28,000, life insurance premium payments of $3,977, dividend equivalent rights paid on unvested restricted stock units that were granted in 2019 under Diamondback’s Equity Incentive Plan of $16,484 and distribution equivalent rights paid on unvested phantom units that were granted in 2019 under the Rattler LTIP of $20,945 and (iv) for Mr. Pantermuehl, our 401(k) plan contributions of $28,000, life insurance premium payments of $6,261, dividend equivalent rights paid on unvested restricted stock units that were granted in 2019 under Diamondback’s Equity Incentive Plan of $29,300 and distribution equivalent rights paid on unvested phantom units that were granted in 2019 under the Rattler LTIP of $22,201. Amounts for 2018 include (i) for Mr. Stice, our 401(k) plan contributions of $27,500, life insurance premium payments of $3,791, dividend equivalent rights paid on unvested restricted stock units that were granted in 2018 under Diamondback’s Equity Incentive Plan of $16,567 and distribution equivalent rights paid on unvested phantom units that were granted in 2018 under the Viper LTIP of $53,157, (ii) for Ms. Dick, our 401(k) plan contributions of $27,500, life insurance premium payments of $2,279 and dividend equivalent rights paid on unvested restricted stock units that were granted in 2018 under Diamondback’s Equity Incentive Plan of $4,548 and (iii) for Mr. Pantermuehl, our 401(k) plan contributions of $27,500, life insurance premium payments of $1,056 and dividend equivalent rights paid on unvested restricted stock units that were granted in 2018 under Diamondback’s Equity Incentive Plan of $8,316.
(13)	Certain of our NEOs also performed services as executive officers and/or directors of the general partner of Viper, our publicly traded subsidiary, as set forth in more detail in their respective biographies above, and their time was allocated between managing our business and managing the business of Viper. During 2020 and 2019, no specific allocations were made by Viper for our executive officers’ services to Viper. During 2018, Viper reimbursed us approximately $421,650, $141,487 and $129,126 attributable to time allocated to providing services to Viper by Mr. Stice, Ms. Dick and Mr. Pantermuehl, respectively.
(14)	During 2020 and 2019, Mr. Stice, Mr. Van’t Hof and Ms. Dick also performed services as executive officers and/or directors of the general partner of Rattler, our publicly traded subsidiary, as set forth in more detail in their respective biographies above, and their time was allocated between managing our business and managing the business of Rattler. In accordance with the terms of Rattler’s limited partnership agreement, in 2020 and 2019, we were reimbursed for compensation related expenses attributable to the portion of the executive’s time allocated to providing services to Rattler.

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—	2020 GRANTS OF PLAN-BASED AWARDS UNDER DIAMONDBACK’S EQUITY INCENTIVE PLAN

								All Other	Grant Date
		Estimated Future Payouts Under			Estimated Future Payouts Under			Stock Awards:	Fair Value
		Non-Equity Incentive Plan Awards(1)			Equity Incentive Plan Awards(2)			Number of	of Stock
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Shares of	and Option
Name	Date	($)	($)	($)	(#)	(#)	(#)	Stock or Units(3)	Awards(4)
Travis D. Stice	3/1/2020	$781,250	$1,562,500	$3,125,000
	3/1/2020				33,357	66,714	166,785	44,476	$7,306,740
Kaes Van’t Hof	3/1/2020	$234,000	$468,000	$936,000
	3/1/2020				15,567	31,133	77,833	20,756	$3,409,831
Teresa L. Dick	3/1/2020	$178,800	$357,600	$715,200
	3/1/2020				8,895	17,790	44,475	11,860	$1,948,420
Russell Pantermuehl	3/1/2020	$246,000	$492,000	$984,000
	3/1/2020				15,567	31,133	77,833	20,756	$3,409,831
Daniel N. Wesson	3/1/2020	$180,000	$360,000	$720,000
	3/1/2020				6,672	13,343	33,358	8,895	$1,461,349

(1)	Reflects performance-based annual incentive cash bonuses granted under the Annual Incentive Plan for 2020. No non-equity incentive plan awards are paid under the Annual Incentive Plan for performance below the pre-determined thresholds.
(2)	For each NEO, this amounts represents the performance-based restricted stock units granted under the Equity Incentive Plan, which awards are subject to the satisfaction of certain relative TSR performance conditions compared to the Company’s peer group for the three-year performance period commencing on January 1, 2020 and ending on December 31, 2022, as certified by the compensation committee by not later than March 15, 2022, and continuous service requirements. The number of restricted stock units that will vest is based on the achievement of a pre-established threshold, target or maximum relative TSR goal, as compared to the Company’s peers, as modified by the absolute TSR modifier. The TSR is calculated over the performance period by dividing (1) the sum of (a) the cumulative value of dividends received during the performance period, assuming reinvestment, plus (b) the difference between the stock price at the end and at the beginning of the performance period; by (2) the stock price at the beginning of the performance period. No awards vest if the relative TSR for the applicable performance period is below the threshold percentile. The absolute TSR modifier reduces payouts upon negative performance period TSR, pays at target upon achieving a performance period annual TSR of zero to 15%, and has a multiplier upon achieving a performance period annual TSR of greater than 15%.
(3)	Represents the restricted stock units granted to each NEO under the Equity Incentive Plan on March 1, 2020, vesting in three equal annual installments beginning on the date of grant. All of these awards are subject to continuous service requirements.
(4)	The amounts shown reflect the grant date fair value of restricted stock units granted, determined in accordance with FASB ASC Topic 718. See Note 13 to our consolidated financial statements for the fiscal year ended December 31, 2020, included in our Annual Report on Form 10-K, filed with the SEC on February 25, 2021, regarding assumptions underlying valuations of equity awards for 2020.

— 2020 GRANTS OF PLAN-BASED AWARDS UNDER THE VIPER LTIP

No awards were made to our NEOs by Viper, our publicly traded subsidiary, during the year ended December 31, 2020 under the Viper LTIP. Viper’s common units are listed on the NASDAQ Global Select Market under the symbol “VNOM.” See “Compensation Discussion and Analysis—Executive Compensation Program Elements—Awards under Long-term Incentive Plans of Diamondback’s Publicly Traded Subsidiaries” for more information.

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— 2020 GRANTS OF PLAN-BASED AWARDS UNDER THE RATTLER LTIP

No awards were made to our NEOs by Rattler, our publicly traded subsidiary, during the year ended December 31, 2020 under the Rattler LTIP. Rattler’s common units are listed on the NASDAQ Global Select Market under the symbol “RTLR.” See “Compensation Discussion and Analysis—Executive Compensation Program Elements—Awards under Long-term Incentive Plans of Diamondback’s Publicly Traded Subsidiaries” for more information.

— OUTSTANDING EQUITY AWARDS AT FISCAL 2020 YEAR-END UNDER DIAMONDBACK’S EQUITY INCENTIVE PLAN

The following table provides information concerning equity awards outstanding for our NEOs at December 31, 2020 under Diamondback’s Equity Incentive Plan:

Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares or Units of Stock That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Units of Stock That Have Not Vested(1)
Travis D. Stice
				61,170	(3)	$2,960,628
	10,986	(2)	$531,722	98,872	(4)	$4,785,405
	29,650	(2)	$1,435,060	168,785	(5)	$8,072,394
Kaes Van’t Hof
				11,994	(3)	$580,510
	5,127	(6)	$248,147	46,140	(4)	$2,233,176
	13,837	(6)	$669,711	77,833	(5)	$3,767,117
	8,790	(7)	$425,436	26,366	(8)	$1,276,114
Teresa L. Dick
				16,792	(3)	$812,733
	2,930	(9)	$141,812	26,366	(4)	$1,276,114
	7,906	(9)	$382,650	44,475	(5)	$2,152,590
Russell Pantermuehl
				30,706	(3)	$1,486,170
	5,127	(10)	$248,147	46,140	(4)	$2,233,176
	13,837	(10)	$669,711	77,833	(5)	$3,767,117
Daniel N. Wesson
	1,319		$63,840	11,864	(3)	$574,218
	5,930	(11)	$287,012	33,358	(4)	$1,614,527
	6,595	(12)	$319,198	19,774	(5)	$957,062

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(1)	Market value of shares or units that have not vested is based on the closing price of $48.40 per share of our common stock on the Nasdaq Global Select Market on December 31, 2020, the last trading day of 2020.
(2)	The 10,986 restricted stock units vested on March 1, 2021 and, of the 29,650 restricted stock units, 14,825 vested on March 1, 2021 and the remaining 14,825 will vest on March 1, 2022.
(3)	Reflects the maximum number of performance-based restricted stock units granted. These performance-based restricted stock units were granted under the Equity Incentive Plan subject to the satisfaction of certain relative TSR performance conditions as compared to our peer group for the performance period commencing on January 1, 2018 and ending on December 31, 2020. All of these performance-based restricted stock units vested as of December 31, 2020 at 111.6% of target (rather than the maximum 200% reported in this table) upon certification by the compensation committee of attainment of the applicable performance conditions and settlement of these units on February 23, 2021.
(4)	Reflects the maximum number of performance-based restricted stock units granted. These performance-based restricted stock units were granted under the Equity Incentive Plan subject to the satisfaction of certain relative TSR conditions as compared to our peer group for the performance period commencing on January 1, 2019 and ending on December 31, 2021, as certified by the compensation committee by not later than March 15, 2022, and continuous service requirements.
(5)	Reflects the maximum number of performance-based restricted stock units granted. These performance-based restricted stock units were granted under the Equity Incentive Plan subject to the satisfaction of certain relative TSR performance conditions as compared to our peer group for the performance period commencing on January 1, 2020 and ending on December 31, 2022, as certified by the compensation committee by not later than March 15, 2022, and continuous service requirements. The number of restricted stock units that will vest is based on the achievement of a pre-established threshold, target or maximum relative TSR goal, as compared to the Company’s peers, as modified by the absolute TSR modifier. The TSR is calculated over the performance period by dividing (1) the sum of (a) the cumulative value of dividends received during the performance period, assuming reinvestment, plus (b) the difference between the stock price at the end and at the beginning of the performance period; by (2) the stock price at the beginning of the performance period. No awards vest if the relative TSR for the applicable performance period is below the threshold percentile. The absolute TSR modifier reduces payouts upon negative performance period TSR, pays at target upon achieving a performance period annual TSR of zero to 15%, and has a multiplier upon achieving a performance period annual TSR of greater than 15%.
(6)	The 5,127 restricted stock units vested on March 1, 2021 and, of the 13,837 restricted stock units, 6,919 vested on March 1, 2021 and the remaining 6,918 will vest on March 1, 2022.
(7)	These time-based restricted stock units were granted to Mr. Van’t Hof under the Equity Incentive Plan as part of a one-time retention award and will vest in five equal annual instalments beginning on March 1, 2025.
(8)	Reflects the maximum number of performance-based restricted stock units granted. These performance-based restricted stock units were granted to Mr. Van’t Hof under the Equity Incentive Plan as part of a one-time retention award subject to the satisfaction of certain relative TSR conditions as compared to our peer group for the performance period commencing on January 1, 2019 and ending on December 31, 2021, as certified by the compensation committee by not later than March 15, 2022, and continuous service requirements, vesting and settling in five substantially equal annual installments beginning on March 1, 2025.
(9)	The 2,930 restricted stock units vested on March 1, 2021 and, of the 7,906 restricted stock units 3,953 vested on March 1, 2021 and the remaining 3,953 will vest on March 1, 2022.
(10)	The 5,127 restricted stock units vested on March 1, 2021 and, of the 13,837 restricted stock units, 6,919 vested on March 1, 2021 and the remaining 6,918 will vest on March 1, 2022.
(11)	The 1,319 restricted stock units vested on March 1, 2021 and, of the 5,930 restricted stock units, 2,965 vested on March 1, 2021 and the remaining 2,965 will vest on March 1, 2022.
(12)	These time-based restricted stock units were granted to Mr. Wesson under the Equity Incentive Plan as part of a one-time retention award and will vest in five equal annual instalments beginning on March 1, 2025.

— OUTSTANDING EQUITY AWARDS UNDER THE VIPER LTIP AT FISCAL 2020 YEAR-END

No equity awards under the Viper LTIP were outstanding for any of our NEOs at December 31, 2020.

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—	OUTSTANDING EQUITY AWARDS UNDER THE RATTLER LTIP AT FISCAL 2020 YEAR-END

The following table provides information concerning equity awards under the Rattler LTIP outstanding for NEOs at December 31, 2020:

Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Travis D. Stice	91,429	(2)	$866,747
Kaes Van’t Hof	914,286	(2)	$8,667,431
Teresa L. Dick	45,715	(2)	$433,378
Russell Pantermuehl	45,715	(2)	$433,378
Daniel N. Wesson	228,572	(2)	$2,166,863

(1)	Market value of shares or units that have not vested is based on the closing price of $9.48 per share of our common stock on the Nasdaq Global Select Market on December 31, 2020, the last trading day of 2020.
(2)	These phantom units will vest in four remaining equal or substantially equal annual installments beginning on May 28, 2021.

—	STOCK VESTED DURING FISCAL YEAR 2020 UNDER DIAMONDBACK’S EQUITY INCENTIVE PLAN

The following table provides certain information for the NEOs with respect to the number of shares acquired upon the vesting of restricted stock awards under Diamondback’s Equity Incentive Plan during 2020:

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Travis D. Stice	74,624	$5,431,110
Kaes Van’t Hof	20,750	$1,429,942
Teresa L. Dick	19,807	$1,441,005
Russell Pantermuehl	37,571	$2,750,054
Daniel N. Wesson	5,217	$299,495

(1)	Value realized on vesting is based on the vesting date closing price per share of our common stock on the Nasdaq Global Select Market. If the Nasdaq Global Select Market was closed on the vesting date, the calculation was made using the opening price on the next day on which the market was open.

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—	PHANTOM UNITS VESTED UNDER THE RATTLER LTIP DURING FISCAL YEAR 2020

The following table provides certain information for the NEOs with respect to the number of shares acquired upon the vesting of phantom unit awards under the Rattler LTIP during 2020:

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Travis D. Stice	22,857	$202,742
Kaes Van’t Hof	228,571	$2,027,425
Teresa L. Dick	11,428	$101,366
Russell Pantermuehl	11,428	$101,366
Daniel N. Wesson	57,142	$506,850

(1)	Value realized on vesting is based on the closing price per common unit of Rattler on the Nasdaq Global Select Market on the trading day prior to the vesting date.

—	PAY RATIO DISCLOSURE

Pursuant to Item 402(u) of Regulation S-K, we are disclosing the pay ratio and supporting information comparing the median of the annual total compensation of our employees (including full-time, part-time, seasonal and temporary employees) other than Mr. Stice, our Chief Executive Officer, and the annual total compensation of our Chief Executive Officer. The pay ratio is calculated in a manner consistent with Item 402(u) of Regulation S-K. For the year ended December 31, 2020, our last completed fiscal year:

•	The median of the annual total compensation of all of our employees, other than our Chief Executive Officer, is $115,307.
•	The annual total compensation of our Chief Executive Officer is $10,544,614.

Based on this information, the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all other employees is 91 to 1. To identify the median employee for 2020 (the 2020 Median Employee), we reviewed our employee population as of December 31, 2020. For 2020, we used wages reported in Box 1 of IRS Form W-2 during the 12-month period ending on December 31, 2020, as a consistently applied compensation measure. We did not annualize the wages for new employees or employees on unpaid leave of absence who were employed for less than the full fiscal year, or make cost of living adjustments. Based on this methodology, we identified an employee whose compensation was at the median of the employee data.

Once we identified the 2020 Median Employee, we calculated the annual total compensation using the rules applicable to the Summary Compensation Table. With respect to the annual total compensation of our Chief Executive Officer we used the amount reported in the “Total” column for 2020 in the Summary Compensation Table on page 55.

The pay ratio rules provide companies with flexibility to select the methodology and assumptions used to identify the median employee, calculate the median employee’s compensation and estimate the pay ratio. As a result, our methodology may differ from those used by other companies, including those within our industry.

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—	POTENTIAL PAYMENTS UPON TERMINATION, RESIGNATION OR CHANGE OF CONTROL FOR FISCAL YEAR 2020

The following tables provide information regarding potential payments to each of our NEOs in connection with certain termination events, including a termination related to a change of control of the Company, as of December 31, 2020 under the terms of the Diamondback Energy, Inc. Senior Management Severance Plan. These severance plan arrangements with our NEOs are described in more detail under “Benefit Plans—Senior Management Severance Plan” above.

	Termination Without Cause or Resignation for Good Reason(1)(2)
			Annual Incentive		COBRA		RSUs and Phantom
Name	Base Salary		Bonus		Reimbursement		Units(3)		Total
Travis D. Stice	$5,000,000	(4)	$1,562,500	(6)	$20,436	(8)	$18,651,956	(9)	$25,234,892
Kaes Van’t Hof	$780,000	(5)	$468,000	(7)	$20,436	(8)	$—		$1,268,436
Teresa L. Dick	$670,500	(5)	$357,600	(7)	$20,436	(8)	$—		$1,048,536
Russell Pantermuehl	$922,500	(5)	$492,000	(7)	$9,373	(8)	$—		$1,423,873
Daniel N. Wesson	$675,000	(5)	$360,000	(7)	$29,986	(8)	$—		$1,064,986

	Change of Control/No Termination
			Annual Incentive		COBRA		RSUs and Phantom
Name	Base Salary		Bonus(7)		Reimbursement		Units(3)		Total
Travis D. Stice	$—		$1,562,500	(6)	$—		$18,651,956	(9)	$20,214,456
Kaes Van’t Hof	$—		$468,000	(7)	$—		$8,667,431	(10)	$9,135,431
Teresa L. Dick	$—		$357,600	(7)	$—		$433,378	(10)	$790,978
Russell Pantermuehl	$—		$492,000	(7)	$—		$433,378	(10)	$925,378
Daniel N. Wesson	$—		$360,000	(7)	$—		$2,166,863	(10)	$2,526,863

	Change of Control/Qualifying Termination((1)(11))
	Lump Sum
	Cash Severance		COBRA		RSUs and Phantom
Name	Payment		Reimbursement		Units(3)		Total
Travis D. Stice	$11,095,875	(12)	$20,436	(8)	$18,651,956	(9)(14)	$29,768,267
Kaes Van’t Hof	$3,144,833	(13)	$20,436	(8)	$13,562,472	(10)	$16,727,741
Teresa L. Dick	$2,658,133	(13)	$20,436	(8)	$2,863,300	(10)	$5,541,869
Russell Pantermuehl	$3,655,467	(13)	$9,373	(8)	$4,717,746	(10)	$8,382,586
Daniel N. Wesson	$2,254,042	(13)	$29,986	(8)	$4,248,363	(10)	$6,532,391

	Termination upon Death or Disability((1)(15))
			Annual Incentive		COBRA		RSUs and Phantom
Name	Base Salary		Bonus		Reimbursement		Units(3)		Total
Travis D. Stice	$5,000,000	(4)	$1,562,500	(6)	$20,436	(16)	$18,651,956	(9)(14)	$25,234,892
Kaes Van’t Hof	$780,000	(5)	$468,000	(7)	$—		$13,596,158	(17)	$14,844,158
Teresa L. Dick	$670,500	(5)	$357,600	(7)	$—		$2,910,442	(17)	$3,938,542
Russell Pantermuehl	$922,500	(5)	$492,000	(7)	$—		$4,803,947	(17)	$6,218,447
Daniel N. Wesson	$675,000	(5)	$360,000	(7)	$—		$4,248,363	(17)	$5,283,363

(1)	The payment of any amounts or provision of any benefits to each NEO under the severance plan is subject to (i) such NEO’s (or, if applicable, his or her representative’s or estate’s) execution, within forty five (45) days following receipt (or such shorter period as set forth in such release), of a waiver and general release of claims, and such waiver and general release of claims becoming effective and irrevocable in accordance with its terms within sixty (60) days following such NEO’s termination date and (ii) certain non-competition and non-solicitation obligations.

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(2)	Represents the amounts payable to each NEO under the severance plan and the applicable NEO participation agreement, under which, in the event we terminate such NEO’s employment with us other than for “cause” (and not by reason of death or disability), or if such NEO terminates his or her employment with us for “good reason,” he or she will be entitled to receive (i) an amount, if any, equal to the bonus that would be payable for services attributable to a completed prior year performance period that has not been paid under the terms of the Annual Incentive Plan, (ii) a multiple of base salary continuation (2x for 24 months for Mr. Stice and 1x for 18 months for each other NEO), (iii) a target annual cash bonus for the year of termination (pro-rated, if applicable based on the number of days employed during the year of termination), (iv) reimbursement for the cost of up to 18 months of premiums for COBRA group health continuation coverage and (v) the vesting or forfeiture (as applicable) of each outstanding unvested equity-based compensation award granted by us or our affiliates in accordance with the terms of the applicable equity award agreement.
(3)	The value of restricted stock units was calculated based on the closing price of our common stock of $48.40 per share on December 31, 2020. The value of phantom units was calculated based on the closing price of Rattler’s common units of $9.48 per unit on December 31, 2020.
(4)	Represents an amount equal to the base salary continuation of 2x for 24 months for Mr. Stice.
(5)	Represents an amount equal to the base salary continuation of 1x for 18 months for each of Mr. Van’t Hof, Ms. Dick, Mr. Pantermuehl and Mr. Wesson.
(6)	Represents an amount equal to the target bonus under the Annual Incentive Plan for Mr. Stice, representing 125% of his annual base salary.
(7)	Represents an amount equal to the target bonus under the Annual Incentive Plan for each of these NEOs, representing (i) 90% of the annual base salary for Mr. Van’t Hof and (ii) 80% of the applicable annual base salary for each of Ms. Dick and Messrs. Pantermuehl and Wesson.
(8)	Represents reimbursement for the cost of up to 18 months of premiums for COBRA group health continuation coverage.
(9)	Mr. Stice’s participation agreement includes terms that are intended to maintain certain benefits under his prior employment agreement and require each equity award granted to Mr. Stice to become 100% vested upon an eligible termination, and in the case of outstanding performance-based equity awards to vest at the maximum level under the equity award agreement and be settled within ten business days.
(10)	The restricted stock units granted under Diamondback’s Equity Incentive Plan to each of Mr. Van’t Hof, Ms. Dick, Mr. Pantermuehl and Mr. Wesson that remained unvested as of December 31, 2020 have double-trigger provisions and will vest upon (i) qualifying termination without cause within 24 months of the occurrence of the change in control of the Company or (ii) upon such executive officer’s death or disability. Under the terms of the phantom unit awards granted under the Viper LTIP and the Rattler LTIP prior to 2020, each such phantom unit award will vest immediately upon a change in control of Viper or Rattler, as applicable, or a change in control of Diamondback.
(11)	Represents the amounts payable to each NEO under the severance plan and the applicable NEO participation agreement, under which, in the event that the employment of an NEO is terminated by us other than for “cause” (and not by reason of death of disability), or if such NEO terminates his or her employment with us for “good reason,” in each case within the two-year period immediately following a change in control (as defined in the severance plan), he or she will be entitled to receive (i) an amount, if any, equal to the bonus that would be payable for services attributable to a completed prior year performance period that has not been paid under the terms of the Annual Incentive Plan, (ii) a lump sum cash payment equal to a multiple of the participant’s base salary plus such participant’s average bonus for the preceding three years (3x for Mr. Stice and 2.5x for each other NEO), (iii) a target annual cash bonus for the year of termination (pro-rated, if applicable based on the number of days employed during the year of termination), (iv) reimbursements for the cost of up to 18 months of premiums for COBRA group health continuation coverage and (v) the vesting or forfeiture (as applicable) of each outstanding unvested equity-based compensation award granted by us or our affiliates in accordance with the terms of the applicable equity award agreement.
(12)	Represents a lump sum cash payment equal to 3x Mr. Stice’s base salary plus Mr. Stice’s average bonus for the preceding three years ended December 31, 2020 and a target annual cash bonus for the year of termination.
(13)	For each of Mr. Van’t Hof, Ms. Dick, Mr. Pantermuehl and Mr. Wesson, represents a lump sum cash payment equal to 2.5x such NEO’s base salary plus such NEO’s average bonus for the preceding three years ended December 31, 2020 and a target annual cash bonus for the year of termination.
(14)	Under the terms of the applicable award agreement with Mr. Stice, restricted stock units granted under Diamondback’s Equity Incentive Plan prior to 2020 will vest at a maximum level immediately (a) upon the sale, transfer or conveyance of substantially all of our assets, (b) if there is a significant change to the composition of our board of directors, (c) we adopt a plan of dissolution or liquidation, (d) in the event that more than 50% of the combined voting power of our then outstanding stock is controlled by one or more parties that is not us or (e) upon such executive officer’s death or disability. Under the terms of the phantom unit awards granted under the Viper LTIP and the Rattler LTIP prior to 2020, each such phantom unit award will vest upon a change in control of Viper or Rattler, as applicable, or a change in control of Diamondback, or upon such NEO’s death or disability.
(15)	In the event that an NEO dies or becomes disabled while employed by us, such NEO will be entitled to (i) an amount, if any, equal to the bonus that would be payable for services attributable to a completed prior year performance period that has not been paid under the terms of the Annual Incentive Plan, (ii) a multiple of base salary continuation (2x for 24 months for Mr. Stice and 1x for 18 months of each other NEO) and (iii) a target annual cash bonus for the year of termination (pro-rated, if applicable based on the number of days employed during the year of termination).
(16)	Represents reimbursements for the cost of up to 18 months of premiums for COBRA group health continuation coverage to Mr. Stice’s spouse and any eligible dependents, as provided by the terms of Mr. Stice’s participation agreement under the severance plan.
(17)	Under the terms of the applicable award agreement, upon such NEO’s death or disability the number of performance-based restricted stock units the officer is entitled to is not determined until the end of the performance period and is settled at the same time it would have had the officer remained employed. For purposes of calculating the number of performance-based restricted stock units that such NEO would be entitled to upon his or her death or disability, the Company assumed that the performance conditions were satisfied at target.

—	2020 EQUITY COMPENSATION PLAN INFORMATION

Certain information with respect to all compensation plans under which equity securities are authorized for issuance, as of December 31, 2020, is set forth in Proposal 4 beginning on page 76.

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—	2020 DIRECTOR COMPENSATION

The following table contains information with respect to 2020 compensation of our directors who served in such capacity during that year, except that the 2020 compensation of those directors who are also our named executive officers is disclosed in the 2020, 2019 and 2018 Summary Compensation Table above.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Steven E. West(4)	$200,000	$141,075	$3,596	$344,671
Michael P. Cross	$111,250	$141,075	$3,596	$255,921
David L. Houston	$111,250	$141,075	$3,596	$255,921
Mark L. Plaumann	$111,250	$141,075	$3,596	$255,921
Melanie M. Trent	$111,250	$141,075	$3,596	$255,921
Vincent K. Brooks	$62,500	$141,075	$2,224	$205,799
Stephanie K. Mains	$62,500	$141,075	$2,224	$205,799

(1)	Of these amounts, $50,000, $25,000, $25,000, $25,000 and $25,000 were payments made in December 2019 to Mr. West, Mr. Cross, Mr. Houston, Mr. Plaumann and Ms. Trent, respectively, for services performed in the first quarter of 2020. Excluded from these amounts were payments of $50,000, $28,750, $28,750, $28,750, $28,750, $21,250 and $21,250 made in December 2020 to Mr. West, Mr. Cross, Mr. Houston, Mr. Plaumann, Ms. Trent, Mr. Brooks and Ms. Mains, respectively, for services to be performed in the first quarter of 2021.
(2)	The amounts shown reflect the grant date fair value of restricted stock units granted, determined in accordance with FASB ASC Topic 718. See Note 13 to our consolidated financial statements for the fiscal year ended December 31, 2020, included in our Annual Report on Form 10-K, filed with the SEC on February 25, 2021, regarding assumptions underlying valuations of equity awards for 2020. Each non-employee director was awarded 2,965 restricted stock units in 2020, which will vest on the earlier of the one-year anniversary of the date of grant and the date of the 2021 annual meeting of stockholders. No additional equity awards were received by our non-employee directors to date in 2021.
(3)	The amounts shown reflect cash paid for dividend equivalent rights on restricted stock units that were granted in 2020.
(4)	Excludes the compensation awarded to Mr. West for his services as (i) a director and Chairman of the Board of the general partner of Viper in 2020, which consisted of $60,000 in cash and a grant of 9,970 phantom units on July 10, 2020, with the grant date fair value of $97,905, and a vesting date of July 10, 2021, for a total compensation of $157,905 and (ii) a director and Chairman of the Board of the general partner of Rattler in 2020, which consisted of $75,000 in cash and a grant of 11,011 phantom units on July 10, 2020, with the grant date fair value of $90,621 and a vesting date of July 10, 2021, for a total compensation of $165,621.

Director Compensation

During 2020, non-employee directors of the Company received a base annual retainer of $80,000 in cash plus additional annual payments of $120,000 to the Chairman of the Board, $20,000 to the chairperson of the audit committee, $10,000 to each other member of the audit committee, $15,000 to the chairperson of all other committees and $5,000 to each other member of each other committee, with such amounts paid in quarterly installments.

During 2020, we also provided our non-employee directors with equity compensation under our equity incentive plan valued $200,000. The annual grant of restricted stock is generally made to non-employee directors at the close of business on the date of each annual meeting of our stockholders. In April 2020, our board of directors modified the equity compensation component of director compensation with respect to the awards to be made to non-employee directors at the close of business on the date of our 2020 annual stockholders meeting. As modified, the number of restricted stock units granted to each non-employee director was to be calculated using the higher of (i) the stock price used to calculate equity awards granted to our NEOs on March 1, 2020 and (ii) the existing methodology under our director compensation program (calculated based on the average closing share price for the five trading days immediately preceding the applicable annual meeting of stockholders). This modification resulted in fewer shares of our common stock being granted to our non-employee directors in their 2020 Awards. On June 3, 2020, each non-employee director was granted 2,965 restricted stock units which will vest on the earlier of the first anniversary of the date of grant and the next annual meeting of our stockholders following the date of grant.

Director Stock Ownership Guidelines

The compensation committee has adopted stock ownership and retention guidelines for our non-employee directors. The stock ownership guidelines for our executive officers who are classified as Vice President and above and described in the “Compensation Discussion and Analysis” above. The stock ownership guidelines for our non-employee directors were adopted to encourage our non-employee directors to have a meaningful stake in the Company, which encourages a focus on our long-term success, aligns directors’ interests with the interests of our stockholders and further promotes our commitment to sound corporate governance.

Under their stock ownership guidelines, each of our non-employee directors must own an amount of our common stock equal in value to five times of the base annual retainer for non-employee directors.

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STOCK OWNERSHIP

—	HOLDINGS OF MAJOR STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership as of April 1, 2021 of shares of our common stock by each person or entity known to us to be a beneficial owner of 5% or more of our common stock.

MAJOR STOCKHOLDER TABLE

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Percent of Class
Capital Research Global Investors	19,337,005	(2)	10.7%
333 South Hope Street
Los Angeles, CA 90071
The Vanguard Group	17,424,201	(3)	9.6%
100 Vanguard Blvd.
Malvern, PA 19355
JPMorgan Chase & Co.	12,396,327	(4)	6.9%
383 Madison Avenue
New York, NY 10179
The Blackstone Group Inc.	10,676,116	(5)	5.9%
345 Park Avenue
New York, NY 10154
BlackRock, Inc.	9,700,955	(6)	5.4%
55 East 52nd Street
New York, NY 10055
State Street Corporation	9,568,056	(7)	5.3%
One Lincoln Street
Boston, MA 02111

(1)	Beneficial ownership is determined in accordance with SEC rules. The percentage of shares beneficially owned is based on 180,981,740 shares of common stock outstanding as of April 1, 2020.
(2)	Based solely on Schedule 13G/A filed with the SEC on February 16, 2021 by Capital Research Global Investors. Capital Research Global Investors reported sole voting power over 19,322,037 shares of common stock and sole dispositive power over 19,337,005 shares of common stock. Capital Research Global Investors (“CRGI”) is a division of Capital Research and Management Company (“CRMC”), as well as its investment management subsidiaries and affiliates Capital Bank and Trust Company, Capital International, Inc., Capital International Limited, Capital International Sarl and Capital International K.K. (together with CRMC, the “investment management entities”). CRGI’s divisions of each of the investment management entities collectively provide investment management services under the name “Capital Research Global Investors.”
(3)	Based solely on Schedule 13G/A filed with the SEC on February 10, 2021 by The Vanguard Group (“Vanguard”). Vanguard reported sole dispositive power over 16,766,865 shares of common stock, shared voting power over 219,349 shares of common stock and shared dispositive power over 657,336 shares of common stock of the aggregate amount beneficially owned reported herein. The common stock reported herein, over which Vanguard is deemed to be the beneficial owner, Each of Vanguard Asset Management, Limited, Vanguard Fiduciary Trust Company, The following subsidiaries of Vanguard beneficially own securities reported on the Schedule 13G/A: Vanguard Global Advisors, LLC, Vanguard Group (Ireland) Limited, Vanguard Investments Australia Ltd, Vanguard Investments Canada Inc., Vanguard Investments Hong Kong Limited, Vanguard Investments UK, Limited.
(4)	Based solely on Schedule 13G/A filed with the SEC on January 22, 2021 by JPMorgan Chase & Co. (“JPMorgan”). JPMorgan reported sole voting power over 11,476,397 shares of common stock, sole dispositive power over 12,340,742 shares of common stock, shared voting power over 30,447 shares of common stock and shared dispositive power over 47,620 shares of common stock. The following subsidiaries of JPMorgan beneficially own securities reported on the Schedule 13G/A: J.P Morgan Investment Management Inc., JPMorgan Chase Bank, National Association, JPMorgan Asset Management (UK) Limited, J.P. Morgan (Suisse) SA, J.P. Morgan Trust Company of Delaware, J.P. Morgan Securities LLC, J.P., JPMorgan Asset Management (Japan) Limited.

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(5)	Based solely on Schedule 13G jointly filed with the SEC on March 8, 2021 by Guidon Operating LLC, Guidon FinanceCo LLC, Guidon Energy MidCo II LLC, Guidon Energy MidCo LLC, Guidon Energy Holdings LP, Guidon Energy Holdings GP LLC, Blackstone Management Associates VII L.L.C., Blackstone Energy Management Associates II L.L.C., BMA VII L.L.C., Blackstone EMA II L.L.C., Blackstone Holdings III L.P., Blackstone Holdings III GP L.P., Blackstone Holdings III GP Management L.L.C., Blackstone Holdings III GP Management L.L.C., The Blackstone Group Inc., Blackstone Group Management L.L.C. and Steven A. Schwarzman (collectively, the “Blackstone reporting persons”). Guidon Operating LLC and Guidon Energy Holdings LP are together referred to herein as the “Blackstone Funds”. Guidon Operating LLC maintains sole voting and dispositive power with respect to 1,594,500 shares of common stock reported herein. Guidon FinanceCo LLC is the managing member of Guidon Operating LLC. Guidon Energy MidCo II LLC is the managing member of Guidon FinanceCo LLC. Guidon Energy MidCo LLC is the managing member of Guidon Energy MidCo II LLC. Guidon Energy Holdings LP is the managing member of Guidon Energy MidCo LLC and directly holds 1,594,500 shares of common stock reported herein. Guidon Energy Holdings GP LLC is the general partner of Guidon Energy Holdings LP. The controlling membership interests of Guidon Energy Holdings GP LLC are held by Blackstone Management Associates VII L.L.C. and Blackstone Energy Management Associates II L.L.C. BMA VII L.L.C. is the sole member of Blackstone Management Associates VII L.L.C. Blackstone EMA II L.L.C. is the sole member of Blackstone Energy Management Associates II L.L.C. Blackstone Holdings III L.P. is the managing member of each of BMA VII L.L.C. and Blackstone EMA II L.L.C. Blackstone Holdings III GP L.P. is the general partner of Blackstone Holdings III L.P. Blackstone Holdings III GP Management L.L.C. is the general partner of Blackstone Holdings III GP L.P. The Blackstone Group Inc. is the sole member of Blackstone Holdings III GP Management L.L.C. The sole holder of the Class C common stock of The Blackstone Group Inc. is Blackstone Group Management L.L.C. Blackstone Group Management L.L.C. is wholly-owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman. Each Blackstone reporting person may be deemed to beneficially own the shares of common stock beneficially owned by the Blackstone Funds or indirectly controlled by it or him . Each such Blackstone reporting person expressly disclaims beneficial ownership of such securities in excess of its or his pecuniary interest therein.
(6)	Based solely on Schedule 13G filed with the SEC on January 29, 2021 by BlackRock, Inc. (“BlackRock”). BlackRock reported sole voting power over 8,662,448 shares of common stock and sole dispositive power over 9,700,955 shares of common stock. The following subsidiaries of BlackRock, Inc. hold shares of our common stock reported on the Schedule 13G/A: BlackRock Life Limited, BlackRock International Limited, BlackRock Advisors, LLC, BlackRock (Netherlands) B.V., BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock (Luxembourg) S.A., BlackRock Investment Management (Australia) Limited, BlackRock Advisors (UK) Limited, BlackRock Fund Advisors, BlackRock Asset Management North Asia Limited and BlackRock Fund Managers Ltd. No one person’s interest in the common stock is more than five percent of the total outstanding shares of common stock.
(7)	Based solely on Schedule 13G/A filed with the SEC on February 14, 2020 by State Street Corporation (“State Street”). State Street reported shared voting power over 8,637,447 shares of common stock and shared dispositive power over 9,566,156 shares of common stock. The Schedule 13G further indicates that the following subsidiaries of State Street beneficially own securities reported on the Schedule 13G/A: SSGA Funds Management, Inc., State Street Global Advisors Limited (UK), State Street Global Advisors Ltd (Canada), State Street Global Advisors, Australia Limited, State Street Global Advisors (Japan) Co., Ltd., State Street Global Advisors Asia Ltd, State Street Global Advisors GmbH, State Street Global Advisors Ireland Limited and State Street Global Advisors Trust Company.

—	HOLDINGS OF OFFICERS AND DIRECTORS

The following table sets forth certain information regarding the beneficial ownership as of April 1, 2021 of shares of our common stock by each of our directors, by each named executive officer and by all directors and executive officers as a group.

Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(10)(11)	Percent of Class
Travis D. Stice(2)	479,999	*
Kaes Van’t Hof(3)	39,261	*
Teresa L. Dick(4)	54,632	*
Russell Pantermuehl(5)	114,427	*
Daniel N. Wesson(6)	17,457	*
Steven E. West(7)	9,291	*
Michael P. Cross(7)(8)	13,864	*
David L. Houston(7)	11,364	*
Mark L. Plaumann(7)(9)	11,964	*
Melanie M. Trent(7)	3,404	*
Vincent K. Brooks(7)	—	—
Stephanie K. Mains(7)	—	—
Directors and Executive Officers as a Group (15 persons)	785,354	*

*	Less than 1%.

DIAMONDBACK ENERGY, INC. • 2021 PROXY STATEMENT	66

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(1)	Beneficial ownership is determined in accordance with SEC rules. In computing percentage ownership of each person, (i) shares of common stock subject to options held by that person that are exercisable as of April 1, 2021 and (ii) shares of common stock subject to options or restricted stock units held by that person that are exercisable or vesting within 60 days of April 1, 2021, are all deemed to be beneficially owned. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of each other person. The percentage of shares beneficially owned is based on 180,981,740 shares of common stock outstanding as of April 1, 2021. Unless otherwise indicated, all amounts exclude shares issuable upon the exercise of outstanding options and vesting of restricted stock units that are not exercisable and/or vested as of April 1, 2021 or within 60 days of April 1, 2021. Except as noted, each stockholder in the above table is believed to have sole voting and sole investment power with respect to the common stock beneficially held.
(2)	All of these shares are held by Stice Investments, Ltd., which is managed by Stice Management, LLC, its general partner. Mr. Stice and his spouse hold 100% of the membership interests in Stice Management, LLC, of which Mr. Stice is the manager. Excludes (i) 14,825 restricted stock units that are scheduled to vest on March 1, 2022 and (ii) 22,999 restricted stock units granted on March 1, 2021 that are scheduled to vest in two remaining substantially equal annual installments beginning on March 1, 2022. Also excludes (i) 49,436 performance-based restricted stock units awarded to Mr. Stice on March 1, 2019 that are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s peer group during the three-year performance period ending on December 31, 2021, (iii) 66,714 performance-based restricted stock units awarded to Mr. Stice on March 1, 2020 that are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s peer group during the three-year performance period ending on December 31, 2022 and (iv) 51,748 performance-based restricted stock units awarded to Mr. Stice on March 1, 2021 that are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s peer group during the three years performance period ending on December 31, 2023.
(3)	Excludes (i) 6,918 restricted stock units, that are scheduled to vest on March 1, 2022, (ii) 12,074 restricted stock units granted on March 1, 2021 that are scheduled to vest in two remaining substantially equal annual installments beginning on March 1, 2022, (iii) 8,790 restricted stock units that are scheduled to vest in five equal annual installments beginning on March 1, 2025, (iii) 23,070 performance-based restricted stock units awarded on March 1, 2019 that are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s peer group during the three-year performance period ending on December 31, 2021, (v) 13,183 performance-based restricted stock units awarded to Mr. Van’t Hof on March 1, 2019 that are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s peer group during the three-year performance period ending on December 31, 2021 and are scheduled to vest in five equal annual installments beginning on March 1, 2025, (vi) 31,133 performance-based restricted stock units awarded to Mr. Van’t Hof on March 1, 2020 that are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s peer group during the three-year performance period ending on December 31, 2022 and (v) 27,168 performance-based restricted stock units awarded to Mr. Van’t Hof on March 1, 2021 that are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s peer group during the three years performance period ending on December 31, 2023.
(4)	Excludes (i) 3,953 restricted stock units that are scheduled to vest on March 1, 2022 and (ii) 6,900 restricted stock units that are scheduled to vest in two remaining substantially equal annual installments beginning on March 1, 2022. Also excludes (i) 13,183 performance-based restricted stock units awarded to Ms. Dick on March 1, 2019, which awards are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s peer group during the three-year performance period ending December 31, 2021, (ii) 17,790 performance-based restricted stock units awarded to Ms. Dick on March 1, 2020, which awards are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s peer group during the three-year performance period ending on December 31, 2022 and (iii) 15,524 performance-based restricted stock units awarded to Ms. Dick on March 1, 2021 that are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s peer group during the three years performance period ending on December 31, 2023.
(5)	Excludes 6,918 restricted stock units that are scheduled to vest on March 1, 2022 and (ii) 12,074 restricted stock units that are scheduled to vest in two remaining substantially equal annual installments beginning on March 1, 2022. Also excludes (i) 23,070 performance-based restricted stock units awarded to Mr. Pantermuehl on March 1, 2019 that are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s peer group during the three-year performance period ending on December 31, 2021, (ii) excludes 31,133 performance-based restricted stock units awarded to Mr. Pantermuehl on March 1, 2020 that are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s peer group during the three-year performance period ending on December 31, 2022 and (iii) 27,168 performance-based restricted stock units awarded to Ms. Dick on March 1, 2021 that are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s peer group during the three years performance period ending on December 31, 2023.
(6)	Excludes (i) 2,965 restricted stock units that are scheduled to vest on March 1, 2022, (ii) 6,595 restricted stock units will vest in five equal installments beginning on March 1, 2025 and (iii) 5,174 restricted stock units that are scheduled to vest in two approximately equal annual installments beginning on March 1, 2022. Also excludes (i) 5,932 performance-based restricted stock units awarded to Mr. Wesson on March 1, 2019 that are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s peer group during the three-year performance period ending on December 31, 2021, (ii) 9,887 performance-based restricted stock units awarded to Mr. Wesson on March 1, 2019 that are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s peer group during the three-year performance period ending on December 31, 2021 and are scheduled to vest in five equal annual installments beginning on March 1, 2025, (iii) 13,343 performance-based restricted stock units awarded to Mr. Wesson on March 1, 2020 that are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s peer group during the three-year performance period ending on December 31, 2022 and (iv) 11,643 performance-based restricted stock units awarded to Mr. Wesson on March 1, 2021 that are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s peer group during the three years performance period ending on December 31, 2023.
(7)	Excludes 2,965 restricted stock units, which will vest on the earlier of June 3, 2021 and the date of the 2021 annual meeting of stockholders.
(8)	These shares are held by the Michael P. Cross Revocable Trust, of which Mr. Cross is a co-trustee.
(9)	These shares are held by Greyhawke Capital Advisors LLC (“Greyhawke”) of which Mr. Plaumann is the managing member. Mr. Plaumann holds a 50% ownership interest in Greyhawke and may be deemed to have a pecuniary interest in these securities.
(10)	In addition to the Company common stock reported in the table, as of January 31, 2021, our directors and executive officers beneficially owned common units of Viper Energy Partners LP, or Viper, as follows: Mr. Stice – 106,169; Mr. Van’t Hof – 35,362; Ms. Dick – 11,540; Mr. Pantermuehl – 48,487; and Mr. Wesson—0. As of January 31, 2021, Mr. West beneficially owned 62,807 common units of Viper, which number excludes 9,970 unvested phantom units that will vest on July 10, 2021. As of January 31, 2021, we owned 91,441,446 of the total units outstanding of Viper, or 58%. As of January 31, 2021, there were 65,462,281 common units of Viper outstanding and 90,709,946 Class B units of Viper outstanding. Our directors and executive officers individually and as a group own less than 1% of Viper’s outstanding common units as of January 31, 2021.
(11)	In addition to the Company common stock reported in the table, as of January 31, 2021, our directors and executive officers beneficially owned common units of Rattler Midstream LP, or Rattler, as follows: Mr. Stice – 104,557; Mr. Van’t Hof – 144,628; Ms. Dick – 14,389; Mr. Pantermuehl – 18,360; and Mr. Wesson – 97,118. The common units reported as owned by Mr. Stice are held by Stice Investments, Ltd., which is managed by Stice Management, LLC, its general partner. Mr. Stice and his spouse hold 100% of the membership interests in Stice Management, LLC, of which Mr. Stice is the manager. As of January 31, 2021, Mr. West beneficially owned 34,264 common units of Rattler, which number excludes 11,011 phantom units that will vest on July 10, 2021. As of February 19, 2021, there were 41,612,027 common units of Rattler outstanding and 107,815,152 Class B units of Rattler outstanding. Our directors and officers individually and as a group own less than 1% of Rattler’s outstanding common units as of February 19, 2021.

DIAMONDBACK ENERGY, INC. • 2021 PROXY STATEMENT	67

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STOCK PERFORMANCE GRAPH

Since our initial public offering in October of 2012, our executive management has been focused not only on achieving peer-leading operational performance and cost structure in the Permian Basin, but also on creating superior stockholder value. Despite the challenges that 2020 presented, we maintained our base $1.50 per share dividend for the first three quarters of 2020, and we increased our divided 6.7% beginning with the fourth quarter of 2020. Our commitment to creating superior stockholder returns is also reflected in the design of our executive compensation program, which includes grants of long-term equity awards to our NEOs and other executives and senior management that are measured by TSR, as compared to the TSR of peer group companies, and our 2020 and 2021 performance-based equity awards are measured by the relative TSR as modified by an absolute TSR modifier, which reduces payouts upon negative performance period Diamondback TSR and increases payouts if Diamondback TSR exceeds 15%.

Historically, our cumulative total stockholder return was not only consistently and substantially above our proxy peer groups, but also consistently and substantially above the applicable industry index and S&P 500 index in each year following our initial public offering. The following performance graph compares our cumulative total stockholder return from the first trading date following our IPO through December 31, 2020, with the average performance of our 2020 proxy peer groups identified in the Compensation Discussion and Analysis,” the Standard & Poor’s 500 Stock Index, a broad market index, or the S&P 500 Index, and the SPDR S&P Oil & Gas Exploration and Production ETF, or XOP Index. The graph assumes an investment of $100 on such date, and that all dividends were reinvested and are weighted on a market capitalization basis.

COMPARATIVE CUMULATIVE TOTAL STOCKHOLDER RETURN

	10/12/12	12/31/13	12/31/14	12/31/15	12/30/16	12/29/17	12/31/18	12/31/19	12/31/20
Diamondback Energy, Inc.	$100.00	$302.06	$341.60	$382.29	$577.49	$721.43	$531.34	$536.20	$289.52
2019 Proxy Peer Group	$100.00	$129.75	$96.38	$69.68	$110.83	$100.82	$59.36	$60.42	$52.60
2020 Proxy Peer Group	$100.00	$131.76	$103.46	$71.79	$112.93	$102.01	$68.94	$74.25	$59.96
2021 Proxy Peer Group	$100.00	$133.48	$109.87	$79.18	$123.42	$116.37	$79.73	$85.14	$58.89
2021 Proxy Peer - Energy Group	$100.00	$134.61	$119.81	$86.28	$125.74	$122.72	$90.53	$99.80	$79.11
XOP	$100.00	$125.19	$88.34	$56.75	$78.47	$71.04	$51.08	$46.26	$29.46

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

—	REVIEW AND APPROVAL OF RELATED PARTY TRANSACTIONS

Our board of directors has adopted a written policy regarding related party transactions. Under the policy, the audit committee reviews and approves all relationships and transactions in which we and our directors, director nominees and executive officers and their immediate family members, as well as holders of more than 5% of any class of our voting securities and their immediate family members, have a direct or indirect material interest. The policy provides that, the following do not create a material direct or indirect interest on behalf of the related party and are therefore not related party transactions:

•	a transaction involving compensation of directors;
•	a transaction involving compensation of an executive officer or involving an employment agreement, severance arrangement, change in control provision or agreement or special supplemental benefit of an executive officer;
•	a transaction with a related party involving less than $120,000;
•	a transaction in which the interest of the related party arises solely from the ownership of a class of our equity securities and all holders of that class receive the same benefit on a pro rata basis;
•	a transaction involving indemnification payments and payments under directors and officers indemnification insurance policies made pursuant to our certificate of incorporation or bylaws or pursuant to any policy, agreement or instrument of the Company or to which the Company is bound; and
•	a transaction in which the interest of the related party arises solely from indebtedness of a 5% stockholder or an “immediate family member” of a 5% stockholder.

The policy supplements the conflict of interest provisions in our Code of Business Conduct and Ethics.

Although our management believes that the terms of the related party transactions described below are reasonable, it is possible that we could have negotiated more favorable terms for such transactions with unrelated third parties.

—	VIPER ENERGY PARTNERS LP

Viper is a publicly traded Delaware limited partnership, the common units of which are listed on the Nasdaq Global Market under the symbol “VNOM.” We control the general partner of Viper and, as of December 31, 2020, owned approximately 52% of all of the outstanding common units in Viper.

Payments from Viper under its Partnership Agreement

Under the terms of Viper’s partnership agreement, Viper is required to reimburse its general partner for all direct and indirect expenses incurred or paid on its behalf and all other expenses allocable to Viper or otherwise incurred by its general partner, which we control, in connection with operating Viper’s business. The partnership agreement does not set a limit on the amount of expenses for which the general partner and its affiliates may be reimbursed. These expenses include salary, bonus, incentive compensation and other amounts paid to persons who perform services for Viper or on its behalf and expenses allocated to the general partner by its affiliates. The general partner is entitled to determine the expenses that are allocable to Viper. During the year ended December 31, 2020, the general partner received from the Partnership reimbursements of $3.7 million.

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Distributions paid to us by Viper

We are entitled to receive our pro rata portion of the distributions Viper makes in respect of its common units, distributions Viper’s subsidiary Viper Energy Partners LLC makes in respect of its common units and preferred cash distributions equal to 8% per annum payable quarterly on the $1.0 million capital contribution we made to Viper. During the year ended December 31, 2020, we received such distributions in the aggregate amount of $62.3 million.

Tax Sharing Agreement

On June 23, 2014, in connection with the closing of the Viper IPO, we entered into a tax sharing agreement with Viper pursuant to which Viper is required to reimburse us for its share of state and local income and other taxes borne by us as a result of Viper’s results being included in a combined or consolidated tax return filed by us with respect to taxable periods including or beginning on the closing date of the Viper IPO. The amount of any such reimbursement is limited to the tax that Viper would have paid had it not been included in a combined group with us. We may use our tax attributes to cause our combined or consolidated group, of which Viper may be a member for this purpose, to owe no tax. However, Viper would nevertheless reimburse us for the tax it would have owed had the attributes not been available or used for Viper’s benefit, even though we had no cash expense for that period. For the year ended December 31, 2020, Viper did not accrue any state income tax expense for its share of Texas margin tax for which the Partnership’s results are included in a combined tax return filed by Diamondback.

Viper-Lease Bonus

During the year ended December 31, 2020, we paid Viper $0.4 million in lease bonus payments to extend the term of seven leases and $2.1 million in lease bonus payments for three new leases.

—	RATTLER MIDSTREAM PARTNERS LP

Rattler is a publicly traded Delaware limited partnership, the common units of which are listed on the Nasdaq Global Market under the symbol “RTLR.” We control the general partner of Rattler and, as of December 31, 2020, owned approximately 71% of all of the outstanding common units in Rattler.

Payments from Rattler under its Partnership Agreement

Under the terms of Rattler’s partnership agreement, Rattler is required to reimburse its general partner for all direct and indirect expenses incurred or paid on its behalf and all other expenses allocable to Rattler or otherwise incurred by its general partner, which we control, in connection with operating Rattler’s business. The partnership agreement does not set a limit on the amount of expenses for which the general partner and its affiliates may be reimbursed. These expenses include salary, bonus, incentive compensation and other amounts paid to persons who perform services for Rattler or on its behalf and expenses allocated to the general partner by its affiliates. The general partner is entitled to determine the expenses that are allocable to Rattler. During the year ended December 31, 2020, the general partner received from Rattler reimbursements of $0.7 million.

Payments from Rattler under its Services and Secondment Agreement

Under the terms of Rattler’s services and secondment agreement, Rattler is required to reimburse us for the cost of the seconded employees and contractors, including their wages and benefits. During the year ended December 31, 2020, we received from Rattler reimbursements of $5.9 million.

Distributions paid to us by Rattler

We are entitled to receive our pro rata portion of the distributions Rattler makes in respect of its common units, distributions Rattler’s subsidiary Rattler Midstream Operating LLC, or Rattler LLC, makes in respect of its common units and preferred cash distributions equal to 8% per annum payable quarterly on the $1.0 million capital contribution we made to Rattler. During the year ended December 31, 2020, we received such distributions in the aggregate amount of $115.4 million.

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Tax Sharing Agreement

On May 28, 2019, in connection with the closing of the Rattler IPO, Rattler LLC entered into a tax sharing agreement with us. Pursuant to this tax sharing agreement, Rattler LLC reimburses us for its share of state and local income and other taxes borne by us as a result of Rattler LLC’s results being included in a combined or consolidated tax return filed by us with respect to taxable periods including or beginning on May 28, 2019. The amount of any such reimbursement is limited to the tax Rattler LLC would have paid had it not been included in a combined group with us. We may use our tax attributes to cause our combined or consolidated group, of which Rattler LLC may be a member for this purpose, to owe less or no tax. In such a situation, Rattler LLC agreed to reimburse us for the tax Rattler LLC would have owed had the tax attributes not been available or used for Rattler LLC’s benefit, even though we had no cash tax expense for that period.

For the year ended December 31, 2020, Rattler accrued state income tax expense of $0.2 million for its share of Texas margin tax for which Rattler’s share of Rattler LLC’s results are included in a combined tax return filed by us.

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PROPOSAL 2 APPROVE, ON AN ADVISORY BASIS, THE COMPANY’S EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, our board of directors is providing our stockholders with a non-binding advisory vote on the Company’s executive compensation as reported in this proxy statement, or “say on pay” vote. The Company’s stockholders are being asked to vote on the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.”

While the vote on executive compensation is non-binding and solely advisory in nature, our board of directors and the compensation committee will review and consider the “say on pay” voting results when making future decisions regarding our executive compensation program. Our stockholders have a “say on pay” vote each year. The next “say on pay” vote will take place at our 2022 Annual Meeting.

Stockholders are encouraged to carefully review the “Compensation Discussion and Analysis” section of this proxy statement, which discusses in detail the Company’s compensation policy and compensation arrangements which the Company believes are appropriate and reasonably consistent with market practice and with the long-term interests of the Company and its stockholders. In furtherance of the Company’s goals and objectives, the compensation committee, among other things, ensures that the Company’s executive compensation arrangements (i) do not incentivize executives to take unnecessary risks, (ii) do not include excessive change in control provisions, (iii) offer performance-based compensation, consisting of cash compensation with performance goals tied to our Company’s performance and performance-based equity awards, based on total stockholder return relative to the peer group and (iv) include long-term vesting provisions in the awards of time-based restricted stock units retain key executive talent and to encourage executives to focus on long-term performance, in each case to motivate our executives to contribute to the growth, profitability and increased value of the Company.

—	BOARD VOTING RECOMMENDATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPANY’S EXECUTIVE COMPENSATION AS REPORTED IN THIS PROXY STATEMENT.

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PROPOSAL 3

APPROVE AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE TOTAL NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 200,000,000 SHARES TO 400,000,000 SHARES

—	WHAT AM I VOTING ON?

Our stockholders are being asked to approve an amendment to our amended and restated certificate of incorporation to increase the total number of shares of common stock that we are authorized to issue from 200,000,000 shares to 400,000,000 shares. The additional shares of common stock for which authorization is sought would be part of the existing class of common stock and, if and when issued, would have the same rights and privileges as the shares of common stock presently outstanding. Such additional shares would not (and the shares of common stock presently outstanding do not) entitle the holders thereof to preemptive or cumulative voting rights. The number of authorized shares of our preferred stock will not be affected by this amendment to our amended and restated certificate of incorporation and will be maintained at 10,000,000 share, and we are not seeking to amend any other provisions of our amended and restated certificate of incorporation in this amendment.

—	WHAT VOTE IS REQUIRED TO APPROVE THIS PROPOSAL?

Approval of the proposed amendment to our amended and restated certificate of incorporation requires the affirmative “FOR” vote of a majority of the outstanding shares of our common stock entitled to vote thereon. Abstentions will have the same effect as negative votes in determining whether Proposal 3 was approved by our stockholders. This proposal is considered to be “routine” under the NYSE rules, which apply to brokers regardless of whether an issuer is listed on the NYSE or Nasdaq. As a result, brokers will have discretionary authority to vote on Proposal 3 and no broker non-votes are anticipated with respect to Proposal 3.

The proposed amendment to our amended and restated certificate of incorporation is attached as Annex A to this proxy statement and will become effective on the date such amendment is filed with the Secretary of State of the State of Delaware, which the Company anticipates doing as soon as practicable following approval of this proposal.

—	RATIONALE FOR APPROVAL

Our amended and restated certificate of incorporation currently provides for authorized capital stock consisting of 200,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share. As of the record date, we had 180,981,740 shares of common stock outstanding, excluding approximately 3.1 million shares of common stock reserved for issuance pursuant to the existing equity incentive plans maintained by the Company, and no shares of preferred stock outstanding. Our common stock is listed on the Nasdaq Global Select Market under the symbol “FANG.”

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Our Board believes that the number of shares of common stock presently available for future issuance under our amended and restated certificate of incorporation is insufficient to provide us with flexibility in issuing shares for future corporate purposes and has therefore proposed to increase the number of authorized shares to ensure that we have such flexibility, without further stockholder approval, except as may be required by any federal or state law, regulation or stock exchange rules. We may issue shares in the future in connection with, among other things, acquisitions, equity incentives for employees, strategic investments, public or private stock offerings, partnerships and similar transactions and payments of stock dividends, stock splits or other recapitalizations, or for any other corporate purposes.

Historically, we have issued shares of our common stock in connection with our acquisitions of businesses and oil and natural gas properties and related assets, either as equity consideration for such acquisitions or in public offerings of our common stock, the net proceeds of which we then used to fund such acquisitions. As previously disclosed, we have recently completed our stock-for-stock merger with QEP Resources, Inc., or QEP, in which we issued approximately 12.1 million shares of our common stock to former QEP stockholders as consideration for the merger completed on March 17, 2021. In addition, on February 26, 2021, we completed our acquisition of certain assets from Guidon Operating LLC, or Guidon, in which we issued approximately 10.68 million shares as part of the total consideration for such assets. Diamondback’s acquisition of QEP and assets from Guidon added material Tier-1 Midland Basin inventory to our acreage portfolio, increasing out net acreage in the Northern Midland Basin by over 81,500 net acres. These and other acquisitions completed by us since we last sought approval from our stockholders to increase the number of shares authorized shares of our common stock in December 2016 have been instrumental in driving our strong operational performance. We regularly review additional acquisition opportunities. Depending upon the number and size of any prospective acquisition opportunities, we may not have a sufficient number of authorized, but unissued, shares of common stock to access capital markets to fund, or otherwise complete, such acquisitions on an opportunistic basis.

In addition, we have issued, and intend to continue to issue, shares of our common stock upon vesting and settlement of the underlying equity awards under our equity incentive plans to provide long-term incentive to our executive officers, other employees and directors. We believe our ability to use equity awards is an important component of our compensation strategy, aligning interests of our executive officers, other employees and directors with those of our stockholders.

Prior to the proposed increase in the authorized shares of our common stock, we expect to have approximately 181 million shares of common stock outstanding and an additional approximate 3.1 million shares of common stock reserved for issuance to cover outstanding equity awards under the existing equity plans maintained by the Company, leaving only approximately 15.9 million shares available for future issuances for these and other corporate purposes. Accordingly, the proposed increase in authorized common stock contemplated by this proxy statement is necessary to ensure that we will be able to continue to fund and complete strategic acquisitions, grant future equity awards under our equity incentive plans and, if appropriate, use share issuances for other corporate purposes. We do not currently have any agreement, arrangement or understanding with respect to any specific acquisition for which the additional authorized shares sought by this amendment would be issued or for any other purpose beyond our typical equity incentive compensation practices. However, if the proposed increase in authorized shares of common stock is not approved by our stockholders at the 2021 annual meeting, our ability to engage in strategic corporate activities that have been key to our success in the past could be adversely affected.

The additional shares of common stock being authorized by this amendment to our amended and restated certificate of incorporation may be issued at times and under circumstances as to have a dilutive effect on earnings per share, book value per share or the percentage ownership interest of the present holders of our common stock, none of whom have preemptive rights under our amended and restated certificate of incorporation to subscribe for additional securities that we may issue.

Unless required by law or by the rules or regulations of Nasdaq or any other stock exchange on which our common stock may in the future be listed, no further vote by the stockholders will be sought with respect to any issuance of shares of our common stock. Under existing Nasdaq rules and regulations, subject to certain exceptions, stockholder approval would nevertheless be required prior to the issuance of securities in connection with the acquisition of the stock or assets of another company when: (a) due to the present or potential issuance of common stock, or securities convertible into or exercisable for common stock, other than a public offering for cash: (i) the common stock has or will have upon issuance voting power equal to or in excess of 20% of the voting power outstanding before the issuance of stock or securities convertible into or exercisable for common stock; or (ii) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities; or (b) any director, officer or substantial shareholder of the Company has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the company or assets to be acquired or in the consideration to be paid in the transaction or series of related transactions and the present or potential issuance of common stock, or securities convertible into or exercisable for common stock, could result in an increase in outstanding common shares or voting power of 5% or more. Under the existing Nasdaq rules and regulations, stockholder approval would also be required, subject to certain exceptions, in connection with a transaction other than a public offering involving: (i) the sale, issuance or potential issuance by the Company of common stock (or securities convertible into or exercisable for common stock) at a price less than the greater of book or market value which together with sales by officers, directors or substantial stockholders of the Company equals 20% or more of common stock or 20% or more of the voting power outstanding before the issuance; or (ii) the sale, issuance or potential issuance by the Company of common stock (or securities convertible into or exercisable common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock. Further, stockholder approval is required, among certain other circumstances specified by Nasdaq rules and regulations, prior to the issuance of securities when the issuance or potential issuance will result in a change of control of the Company.

DIAMONDBACK ENERGY, INC. • 2021 PROXY STATEMENT	74

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Our board of directors may issue or fix the terms of the preferred stock without the vote of the holders of common stock. The actual effect of the authorization of the preferred stock upon the rights of the holders of common stock is unknown until our board of directors determines the specific rights of owners of any series of preferred stock. Depending upon the rights granted to any series of preferred stock, the voting power, liquidation preference or other rights of common stock could be adversely affected. Preferred stock may be issued in acquisitions or for other corporate purposes. Issuance in connection with a stockholder rights plan or other takeover defense could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, control of our company. The Company currently has no outstanding preferred stock and has no present plans to issue any shares of preferred stock.

Our Board has determined that it is advisable and in the best interest of the Company’s stockholders for the Company to amend the Company’s amended and restated certificate of incorporation to increase the total number of authorized shares of the Company’s common stock from 200,000,000 shares to 400,000,000 shares. Accordingly, on April 6, 2021, our board of directors approved an amendment to our amended and restated certificate of incorporation in substantially the form attached hereto as Appendix A, subject to stockholder approval, and directed that this amendment be submitted to a vote of our stockholders.

An increase in the number of authorized shares of our common stock could potentially have an anti-takeover effect, making it more difficult to, or discourage an attempt to, obtain control of our Company by means of a takeover bid that our board of directors determines is not in our best interests or the best interests of our stockholders. However, our board of directors does not intend or view the proposed increase in authorized common stock as an anti-takeover measure and is not proposing the increase in response to any attempt or plan to obtain control of the Company. In addition, certain existing provisions of our amended and restated certificate of incorporation and our bylaws could make it more difficult to acquire us by means of a merger, tender offer, proxy contest or otherwise, or to remove our incumbent officers and directors. Those provisions are described in detail under “Description of the Registrant’s Securities Registered Pursuant to Section 12 of the Securities and Exchange Act of 1934” included as Exhibit 4.1 to our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 25, 2021. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging such proposals because negotiation of such proposals could result in an improvement of their terms.

—	WHAT DOES THE BOARD OF DIRECTORS RECOMMEND?

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE TOTAL NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 200,000,000 SHARES TO 400,000,000 SHARES.

DIAMONDBACK ENERGY, INC. • 2021 PROXY STATEMENT	75

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PROPOSAL 4 APPROVE THE COMPANY’S 2021 AMENDED AND RESTATED EQUITY INCENTIVE PLAN

—	WHAT AM I VOTING ON?

You are voting on a proposal to approve the Company’s 2021 Amended and Restated Equity Incentive Plan.

After careful consideration, on April 6, 2021, our board of directors unanimously adopted, subject to stockholder approval, our 2021 Amended and Restated Equity Incentive Plan, amending and restating our 2019 Amended and Restated Equity Incentive Plan, which we refer to as the Equity Incentive Plan, or the Plan. If approved by our stockholders, the amendment and restatement of the Plan will do the following:

•	Increase the share reserve under the Plan by an additional 3,450,000 shares.
•	Extend the expiration date of the Plan from April 23, 2029 to April 6, 2031.
•	Make certain ministerial changes, including the removal of provisions relating to the performance-based compensation exception under Section 162(m) of the Internal Revenue Code, which are no longer relevant following enactment of the Tax Cuts and Jobs Act of 2017.

—	WHAT VOTE IS REQUIRED TO APPROVE THIS PROPOSAL?

Approval of the 2021 Amended and Restated Equity Plan requires the affirmative “FOR” vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Only votes for or against Proposal 4 will be counted as votes cast, and abstentions and broker non-votes will not be counted for voting purposes.

Rationale for Approval

The Equity Incentive Plan was originally adopted by our board of directors on October 10, 2012, before the initial public offering of our common stock. On April 25, 2016, the compensation committee adopted the 2016 amendment and restatement of the Plan, which was approved by our stockholders on June 8, 2016, and on April 24, 2019, the compensation committee adopted the 2019 amendment and restated of the Plan, which was approved by our stockholders on June 6, 2019. The purpose of the Plan is to enable our Company to obtain and retain the services of the types of employees, consultants and directors who will contribute to our long-range success and to provide incentives that are linked directly to increases in share value, which will inure to the benefit of all of our stockholders.

As of April 1, 2021, approximately 2,037,524 shares remained available for issuance under the Equity Incentive Plan. Our average total adjusted shares issued under the Plan during the past three years was approximately 2,363,112 shares. The Plan is the only plan pursuant to which we can grant equity awards, and the limited number of shares remaining restricts our ability to grant future equity awards. The amendment and restatement of the Plan will add 3,450,000 shares to the Plan’s share reserve by increasing the maximum number of shares available for issuance from 8,300,000 shares to 11,750,000 shares. We believe this increase in the number of shares available for issuance is necessary to accommodate the needs associated with our recent and anticipated growth.

Potential Dilution

The amendment and restatement of the Plan provides that the total number of shares of common stock available for issuance under the Plan will include (a) the 3,450,000 newly authorized shares of common stock plus (b) the 2,037,524 shares available for future issuance under the Plan as of April 1, 2021, which would represent approximately 3% percent of our 180,981,740 shares of common stock outstanding as of April 1, 2021.

DIAMONDBACK ENERGY, INC. • 2021 PROXY STATEMENT	76

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Information on Equity Compensation Plans as of April 1, 2021

The information included in this Proxy Statement and our 2020 Annual Report is updated by the following information regarding all of our existing equity compensation plans (excluding the equity plans of our publicly traded subsidiaries Viper and Rattler) as of April 1, 2021:

Total stock options outstanding(1)	151,137
Weighted-average exercise price of stock options outstanding	$93.74
Weighted-average remaining duration of stock options outstanding	0.75
Total remaining SARs outstanding in connection with the merger with Energen	15,182
Total full value awards outstanding(2)	2,866,594
Total full value awards outstanding(3)	5,722
Shares available for grant under the 2019 Amended and Restated Equity Incentive Plan(4)	2,037,524
Total shares of common stock outstanding	180,981,740

(1)	Options to purchase shares of Diamondback common stock assumed in connection with the merger with Energen that remain outstanding as of April 1, 2021.
(2)	The number of outstanding performance-based RSUs assumes performance at the maximum level.
(3)	The number of RSUs assumed in connection with the merger with QEP that remain outstanding as of April 1, 2021, assuming performance at the maximum level.
(4)	Assumes outstanding performance-based RSUs at the maximum level.

Burn Rate

The “burn rate” measures the potential dilutive effect of our annual equity awards. The annual burn rate expresses the amount of stock awards a company grants annually relative to its shares of common stock outstanding, by dividing the number of shares granted during the applicable fiscal year by the weighted average number of shares outstanding for that year.

The following table provides information on the annual burn rate and the three-year burn rate for the past three fiscal years:

Shares Awarded Under 2019 Amended and Restated Equity Incentive Plan

				Weighted Average
	Shares Subject	Shares Subject	Total Adjusted	Number of Shares
Year	to Options	to RSU Awards	Shares(1)	Outstanding	Burn Rate (%)
2020	—	1,203,249	3,008,123	157,976,000	1.90%
2019	—	1,053,906	2,634,765	163,493,000	1.61%
2018	—	578,579	1,446,448	104,622,000	1.38%
Average			2,363,112	142,030,333	1.66%

(1)	Applying the ISS assigned premium multiplier of 2.5x to full value awards granted under the Equity Incentive Plan.

Summary of the Plan as Amended and Restated

The following is a summary of the material terms of the Equity Incentive Plan as amended and restated. This summary is qualified in its entirety by reference to the Plan as amended and restated. A copy of the 2031 Amended and Restated Equity Incentive Plan is attached as Appendix B to this proxy statement.

Effective Date and Duration

If the stockholders approve the amendment and restatement of the Plan, it will become effective as of April 6, 2021, the date adopted by our board of directors, and remain in effect until April 6, 2031, unless otherwise terminated earlier by the board of directors. No awards may be granted under the Plan after its termination date, but awards granted before the Plan’s termination will continue to be effective in accordance with their respective terms and conditions.

Administration

The Equity Incentive Plan is administered by the compensation committee of our board of directors, or the “committee.” Among other responsibilities, the committee selects individuals to receive awards, establishes the terms of awards, and takes whatever action it determines to be necessary or advisable in administering the Plan. Our board of directors may amend, suspend or terminate the Plan at any time, and the committee may amend outstanding awards at any time. Amendments to the Plan or awards will not be effective without stockholder approval if stockholder approval is required by applicable law or stock exchange requirements, and in the event any amendment may impair the rights of any participant, such participant must consent in writing.

DIAMONDBACK ENERGY, INC. • 2021 PROXY STATEMENT	77

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Eligibility

The committee may grant awards under the Equity Incentive Plan to employees, consultants and directors of our Company and its affiliates; however, incentive stock options may be granted only to employees of our Company and its subsidiary corporations. As of April 1, 2021, we had approximately 968 employees and 7 non-employee directors eligible to receive awards under the Equity Incentive Plan, including 132 former QEP employees who will remain employed by us on a transitional basis until the completion of the transition period and are not expected to receive any new awards under our plans. Consultants do not receive awards pursuant to our current equity compensation program.

Share Reserve

Subject to adjustments for certain changes in corporate capitalization, the maximum number of shares of common stock authorized for issuance under awards granted under the Equity Incentive Plan (the “share reserve”) is 11,750,000 shares. All such shares are available for incentive stock options. Shares covered by awards that expire or otherwise terminate without having been exercised in full or that are forfeited or repurchased by us will again be available for future awards under the Plan. However, shares used or withheld to satisfy the exercise price or tax withholding obligations will be counted against the share reserve and not be available for future awards under the Plan. Additionally, awards settled in cash instead of shares are counted against the maximum share reserve in the same manner as if they were settled in shares of common stock.

Limitations on Awards

No participant may receive awards under the Equity Incentive Plan covering more than 1,000,000 shares in the aggregate during any calendar year. In addition, each non-employee director’s total annual compensation, including awards under the Plan and cash paid under the Plan or otherwise, is limited to $500,000.

Types of Awards under the Equity Incentive Plan

STOCK OPTIONS

The committee may grant incentive stock options intended to comply with Section 422 of the Code or “nonstatutory” stock options that are not intended to qualify as incentive stock options. Employees, directors and consultants may be granted nonstatutory stock options, but only employees may be granted incentive stock options. The committee determines the exercise price of a stock option, which generally cannot be less than 100% (or 110% in the case of an incentive stock option granted to a more than 10% stockholder) of the fair market value of our common stock on the date of grant, except when assuming or substituting options in limited situations such as an acquisition. Generally, options granted under the Plan will vest ratably over a five-year period and have a term of ten years (or five years in the case of an incentive stock option granted to a more than 10% stockholder), unless otherwise specified by the committee in the option agreement. The committee determines the methods and form of payment for the exercise price per share on exercise of a stock option. Stock options generally are not transferable except by will or the laws of descent and distribution, unless the committee provides otherwise with respect to a nonstatutory stock option (and solely with respect to transfers to certain family members and estate planning vehicles).

RESTRICTED AWARDS

Restricted awards may be in the form of restricted stock awards or restricted stock units. A restricted stock award consists of shares of our common stock that generally are non-transferable and subject to forfeiture or other restrictions imposed by the committee. Any certificates representing shares of restricted stock that are registered in a participant’s name will bear an appropriate legend referring to the applicable terms, conditions and restrictions, and may be retained in the Company’s possession until all applicable restrictions have lapsed. A restricted stock unit award represents the right to receive a specified number of shares of our common stock, or a cash payment equal to the fair market value of a specified number of shares of our common stock as of a specified date, subject to any vesting or other restrictions deemed appropriate by the committee. Restrictions on restricted awards may lapse separately or in combination, at such times, in such circumstances, in installments or otherwise as determined by the committee. If a participant terminates employment or services during the restricted period, then any unvested restricted award will be forfeited except as otherwise provided in the award agreement. The committee may waive any restrictions or forfeiture conditions relating to a restricted award. Restricted stock units will be settled at the time designated by the committee in the award agreement, in the form of cash or shares of common stock, or in a combination of both, as provided by the committee in the award agreement.

PERFORMANCE AWARDS

Performance awards entitle the recipient to vest in or acquire shares of common stock or in the right to receive a specified number of shares of common stock, a cash payment equal to the fair market value of a specified number of shares as of a specified date, or a combination of shares and cash, upon the attainment of specified performance goals. Performance awards may be granted independent of or in connection with the granting of any other award under the Plan.

DIAMONDBACK ENERGY, INC. • 2021 PROXY STATEMENT	78

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Performance goals are established by the committee based on one or more business criteria that apply to the participant, a business unit, or us and our affiliates. Performance goals may be objective or subjective and established before 25% of the service period has elapsed, and in any event not later than 90 days after the beginning of the service period. Performance awards are non-transferable and generally terminate on a participant’s termination of service during the service period.

STOCK APPRECIATION RIGHTS

Stock appreciation rights may be granted independent of or in tandem with any option under the Plan. The strike price of a stock appreciation right is determined by the committee, but as a general rule will not be less than the fair market value of our common stock on the date of grant. The strike price of a stock appreciation right granted in tandem with an option is the same as the exercise price of the option. A stock appreciation right generally entitles the holder to receive, on exercise, the excess of the fair market value of a share of our common stock on the date of exercise over the strike price, multiplied by the number of shares for which the right is exercised. Generally, stock appreciation rights granted under the Plan will have a term of ten years. Payment may be made in cash, delivery of stock or a combination of cash and stock as determined by the committee. Stock appreciation rights may not be sold, assigned, transferred, pledged or otherwise encumbered.

Other Provisions of the Equity Incentive Plan

CAPITALIZATION ADJUSTMENTS

In the event of certain corporate events or changes in our common stock, the committee will proportionally adjust awards, the number and class of shares available under the Equity Incentive Plan and the maximum number of shares that may be granted under awards to any participant in a calendar year as it determines to be appropriate.

CHANGE IN CONTROL AND OTHER CORPORATE TRANSACTIONS

In the event of a change in control transaction or other corporate transaction such as a dissolution or liquidation of our Company, or any corporate separation or division, the Equity Incentive Plan provides that all outstanding awards under the Equity Incentive Plan may be assumed, continued or substituted for by any surviving or acquiring entity (or its parent company), or may be cancelled either with or without consideration for the vested portion of the awards, all as determined by the committee. If an award would be cancelled without payment of consideration to the extent vested, the participant may exercise the award in full or in part for a period of ten days.

TAX WITHHOLDING

We may deduct or withhold, or require a participant to remit, an amount sufficient to satisfy any taxes required by law or regulation to be withheld with respect to any award under the Equity Incentive Plan. This includes the authority to withhold or receive shares of common stock and to make cash payments or require participants to make cash payments in satisfaction of participant tax obligations.

CLAWBACK OR RECOUPMENT

Awards granted under the Equity Incentive Plan are subject to the Company’s clawback policy, which allows us to recoup paid compensation from current and former executive officers in the event of a material financial statement restatement if the executive’s intentional misconduct caused, in whole or in part, the restatement.

U.S. Federal Tax Consequences of Awards under the 2021 Amended and Restated Equity incentive Plan

The following is a brief summary of certain federal income tax consequences relating to awards granted under the Equity Incentive Plan. This summary does not purport to address all aspects of federal income taxation and does not describe state, local, or foreign tax consequences. This discussion is based upon provisions of the Code and the Treasury regulations issued thereunder, and judicial and administrative interpretations under the Code and regulations, all as in effect as of the date hereof, and all of which are subject to change (possibly on a retroactive basis) or different interpretation.

STOCK OPTIONS

Stock options may be intended to qualify as incentive stock options under Section 422 of the Code or may be nonstatutory stock options. A participant generally will not recognize any taxable income, and we will not be entitled to a tax deduction, on the grant of an option. On exercise of a nonstatutory stock option a participant generally will recognize ordinary taxable income equal to the excess of the fair market value of the acquired common stock on the exercise date over the exercise price paid for those shares. Subject to satisfying applicable reporting requirements and any deduction limitations under the Code (discussed below), we should be entitled to a corresponding income tax deduction.

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A participant generally will not recognize taxable income on exercise of an incentive stock option, and we will not be entitled to a deduction. However, the excess of the fair market value of the acquired common stock on the exercise date over the exercise price for those shares could result in alternative minimum tax liability for the participant. A participant’s disposition of shares acquired on exercise of any option will ordinarily result in capital gain or loss. However, a disposition of shares acquired on exercise of an incentive stock option less than two years after the grant date or one year after the exercise date (referred to as a “disqualifying disposition”) generally will result in ordinary taxable income equal to the excess of the fair market value of the acquired common stock on the exercise date and the exercise price for those shares, with any excess of the amount received by the participant over the fair market value of the stock on the exercise date being treated as capital gain. We may be entitled to a deduction corresponding to the participant’s ordinary taxable income in the case of a disqualifying disposition.

RESTRICTED STOCK AND PERFORMANCE STOCK

A participant who receives a restricted stock award, including performance stock, generally will recognize ordinary income only when the shares are no longer subject to forfeiture or restrictions, in an amount equal to the fair market value of the shares of restricted stock at the time of vesting. However, a participant may make an election under Section 83(b) of the Code at the time of grant to recognize ordinary income on the grant date equal to the fair market value of such shares (determined without regard to the restrictions on such shares) on the grant date. If a participant does not make a Section 83(b) election, the participant will recognize as ordinary income any dividends received with respect to shares of restricted stock. Subject to satisfying applicable income reporting requirements and any applicable deduction limitation under the Code, we should be entitled to a corresponding income tax deduction at the same time as the participant recognizes ordinary income. When the participant sells the shares, any gain (or loss) realized by the participant will be treated as either short-term or long-term capital gain (or loss) depending on the holding period. For purposes of determining any gain or loss realized, the participant’s tax basis will be the amount previously taxable as ordinary income for such shares.

RESTRICTED STOCK UNITS AND PERFORMANCE UNITS

The grant of a restricted stock unit award, including performance units, will not result in taxable income to the participant. The participant generally will recognize ordinary income when the award is settled in an amount equal to the fair market value of the shares or the amount of any cash received on the date of settlement. Subject to satisfying applicable income reporting requirements and any deduction limitations under the Code, we should be entitled to a corresponding income tax deduction. The participant’s disposition of any shares received on settlement of a restricted stock unit will result in capital gain (or loss) on the difference between the disposition price and the amount recognized as income at settlement, and will be long-term or short-term depending on the holding period.

STOCK APPRECIATION RIGHTS

The grant or vesting of a stock appreciation right generally will not result in taxable income to a participant. The participant will recognize ordinary taxable income on exercise of the right equal to the amount of cash received or the fair market value of shares received. Subject to satisfying applicable income reporting requirements and any deduction limitations under the Code, we should be entitled to a corresponding income tax deduction. The participant’s disposition of any shares received on exercise of a stock appreciation right will result in capital gain (or loss) on the difference between the disposition price and the amount recognized as income at exercise, and will be long-term or short-term depending on the holding period.

DEDUCTION LIMIT AND OTHER TAX MATTERS

Section 162(m) of the Code generally prohibits us from deducting annual compensation exceeding $1 million per person to our NEOs and other “covered employees” as defined in Section 162(m).

Section 409A of the Code imposes complex rules on nonqualified deferred compensation arrangements. Generally, Section 409A of the Code should not apply to awards under the Equity Incentive Plan, but may apply in some cases to restricted stock units and performance units. For such awards subject to Section 409A of the Code, certain key employees of the Company may experience a six-month delay in the settlement of such awards.

Under certain circumstances, the granting or enhancement of awards, the accelerated vesting or exercise of stock options or the accelerated lapse of restrictions with respect to other awards in connection with a change in control (as defined in the Equity Incentive Plan) could be deemed an “excess parachute payment” under the golden parachute tax provisions of Section 280G of the Code. To the extent this happens, the participant could be subject to a 20% excise tax, and the Company could be denied a federal income tax deduction.

New Plan Benefits

Because future awards under the Equity Incentive Plan will be granted in amounts and to persons in the sole discretion of the committee, the type, number, recipients and other terms of such awards cannot be determined at this time. Therefore, we have omitted the tabular disclosure of the benefits or amounts allocated under the Equity Incentive Plan.

DIAMONDBACK ENERGY, INC. • 2021 PROXY STATEMENT	80

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2020 Equity Compensation Plan Information

The following table sets forth, as of December 31, 2020, certain information with respect to all compensation plans under which equity securities are authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	2,039,296	$0.00	2,992,253
Equity compensation plans not approved by security holders(3)	179,287	$0.00	8,657,057
Equity compensation plans not approved by security holders(4)	2,089,668	$0.00	12,755,210
Equity compensation plans not approved by security holders(5)	217,444	$91.58	—

(1)	Refers to the Equity Incentive Plan and assumes that awards of restricted stock units will vest at maximum levels.
(2)	The weighted average exercise price does not take into account restricted stock units because they have no exercise price.
(3)	Refers to the options to purchase common units of Viper and phantom units of Viper, in each case granted under the Viper LTIP that was approved by Viper’s unitholders.
(4)	Refers to the options to purchase common units of Rattler and phantom units of Rattler, in each case granted under the Rattler LTIP that was approved by Rattler’s unitholders.
(5)	Refers to the options to purchase common shares of Diamondback granted in connection with the merger with Energen.

—	WHAT DOES THE BOARD OF DIRECTORS RECOMMEND?

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE 2021 AMENDED AND RESTATED EQUITY INCENTIVE PLAN.

DIAMONDBACK ENERGY, INC. • 2021 PROXY STATEMENT	81

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PROPOSAL 5 RATIFY THE APPOINTMENT OF OUR INDEPENDENT AUDITORS

—	WHAT AM I VOTING ON?

You are voting on a proposal to ratify the appointment of Grant Thornton LLP, or Grant Thornton, as our independent auditors for fiscal year 2021. The audit committee has appointed Grant Thornton to serve as independent auditors.

—	WHAT SERVICES DO THE INDEPENDENT AUDITORS PROVIDE?

Audit services of Grant Thornton for fiscal 2020 included an audit of our consolidated financial statements and services related to periodic filings made with the SEC. Additionally, Grant Thornton provided certain services related to the consolidated quarterly reports and annual and other periodic reports, registration statements and comfort letters and other services as described below.

—	HOW MUCH WERE THE INDEPENDENT AUDITORS PAID IN 2020, 2019 AND 2018?

The following table summarizes the aggregate fees of Grant Thornton for professional services:

	2020	2019	2018
Audit fees(1)(2)	$1,469,288	$1,599,150	$1,569,750
Audit related fees(3)	—	89,250	—
Tax fees(4)	—	—	—
All other fees(5)	—	—	—
	$1,469,288	$1,688,400	$1,569,750

(1)	Audit fees represent aggregate fees for audit services, which relate to the fiscal year consolidated audit, quarterly reviews, registration statements, and comfort letters.
(2)	Represents fees for the audit of our annual financial statements and internal controls, review of our quarterly financial statements, and professional audit services provided in connection with our regulatory filings. For 2020, the amount includes audit fees related to Rattler Midstream LP of $430,553, and audit fees related to Viper Energy Partners LP of $263,550.
(3)	Audit related fees represent aggregate fees for Viper audit-related services.
(4)	Tax fees represent aggregate fees for tax services, consisting of tax return compliance, tax advice and tax planning.
(5)	All other fees represent aggregate fees for all other services.

DIAMONDBACK ENERGY, INC. • 2021 PROXY STATEMENT	82

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—	DOES THE AUDIT COMMITTEE APPROVE THE SERVICES PROVIDED BY GRANT THORNTON?

It is our audit committee’s policy to pre-approve all audit, audit related and permissible non-audit services rendered to us by our independent auditor. Consistent with such policy, all of the fees listed above that we incurred for services rendered by Grant Thornton subsequent to our initial public offering in October 2012 and the formation of our audit committee were pre-approved by our audit committee.

—	WILL A REPRESENTATIVE OF GRANT THORNTON BE PRESENT AT THE MEETING?

Yes, one or more representatives of Grant Thornton will be present at the meeting. The representatives will have an opportunity to make a statement if they desire and will be available to respond to appropriate questions from the stockholders.

—	WHAT VOTE IS REQUIRED TO APPROVE THIS PROPOSAL?

Stockholder ratification of the appointment of our independent auditors is not required by the Company’s bylaws or otherwise. However, we are submitting this proposal to the stockholders as a matter of good corporate practice. Approval of this proposal requires the affirmative vote of a majority of the votes cast on the proposal. If the appointment of Grant Thornton is not ratified, the audit committee will reconsider the appointment. Even if the appointment is ratified, the audit committee in its discretion may direct the appointment of a different independent audit firm at any time during the year if it is determined that such change would be in best interests of the Company and its stockholders.

—	HAS GRANT THORNTON ALWAYS SERVED AS DIAMONDBACK’S INDEPENDENT AUDITORS?

Grant Thornton has served as our independent auditors since 2011.

—	WHAT DOES THE BOARD OF DIRECTORS RECOMMEND?

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE YEAR 2021.

DIAMONDBACK ENERGY, INC. • 2021 PROXY STATEMENT	83

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SOLICITATION BY BOARD; EXPENSES OF SOLICITATION

Our board of directors has sent you this proxy statement. Our directors, officers and employees may solicit proxies by mail, by telephone or in person. Those persons will receive no additional compensation for any solicitation activities. We will request banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward solicitation materials to the beneficial owners of common stock held of record by those entities, and we will, upon the request of those record holders, reimburse reasonable forwarding expenses. We will pay the costs of preparing, printing, assembling and mailing the proxy material used in the solicitation of proxies.

DIAMONDBACK ENERGY, INC. • 2021 PROXY STATEMENT	84

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SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS

Under SEC rules, a stockholder who intends to present a proposal, other than director nominations, at the 2022 Annual Meeting of Stockholders and who wishes the proposal to be included in the proxy statement for that meeting must submit the proposal in writing to our Corporate Secretary. The proposal must comply with the requirements set forth in our bylaws and must be received no later than December 24, 2021.

Our proxy access bylaw provisions permit a stockholder, or a group of up to 20 eligible stockholders, that has continuously owned for no less than three years at least 3% of our outstanding common stock, to nominate and include in our proxy materials up to the greater of two directors and 20% of the number of directors currently serving on the Company’s board, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in our bylaws. Subject to compliance with other applicable requirements specified in the proxy access provisions of our bylaws, stockholder director nominations for inclusion in our proxy materials for the 2021 Annual Meeting of Stockholders must be received between November 24, 2021 and December 24, 2021.

Stockholders who wish to propose a matter for action at the 2021 Annual Meeting, including the nomination of directors, but who do not wish to have the proposal or nomination included in the proxy statement, must notify the Company in writing of the information required by the provisions of our bylaws dealing with stockholder proposals. The notice must be delivered to our Corporate Secretary between February 3, 2022 and March 5, 2022. You can obtain a copy of our bylaws by writing the Corporate Secretary at the address below.

All written proposals should be directed to Corporate Secretary, Diamondback Energy, Inc., 500 West Texas Ave, Suite 1200, Midland, TX 79701.

The board of directors is responsible for selecting and recommending director candidates and will consider nominees recommended by stockholders. If you wish to have the board of directors consider a nominee for director, you must send a written notice to our Corporate Secretary at the address provided above and include the information required by our bylaws and discussed on page 10 of this proxy statement.

DIAMONDBACK ENERGY, INC. • 2021 PROXY STATEMENT	85

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AVAILABILITY OF FORM 10-K AND ANNUAL REPORT TO STOCKHOLDERS

SEC rules require us to provide an Annual Report to stockholders who receive this proxy statement. Additional copies of the Annual Report, along with copies of our Annual Report on Form 10-K for the fiscal years ended December 31, 2019 and 2018, including the financial statements and the financial statement schedules, are available without charge to stockholders upon written request to Corporate Secretary, Diamondback Energy, Inc., 500 West Texas Ave, Suite 1200, Midland, TX 79701 or via the Internet at http://ir.diamondbackenergy.com/financials.cfm. We will furnish the exhibits to our Annual Report on Form 10-K upon payment of our copying and mailing expenses.

—	HOUSEHOLDING

The SEC permits a single set of Notice of Internet Availability of Proxy Materials or annual reports and proxy statements to be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card, if a proxy card is provided. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces our mailing and printing expenses.

If you and other residents at your mailing address own shares of our common stock, you may have only received one Notice of Internet Availability of Proxy Materials or Annual Report and proxy statement, unless we have received contrary instructions from you. If you would like to receive your own set of Notice of Internet Availability of Proxy Materials or the annual report and proxy statement this year or in future years, follow the instructions described below. We will promptly send a separate copy of the Notice of Internet Availability of Proxy Materials or Annual Report and proxy statement, as applicable. Similarly, if you share an address with another Diamondback stockholder and together both of you would like to receive in the future only a single Notice of Internet Availability of Proxy Materials or annual report and proxy statement, follow these instructions:

•	If your shares of our common stock are registered in your own name, please contact our transfer agent, Computershare Trust Company, N.A., and inform them of your request by calling their toll-free number: (800) 962-4284 or by mail: Computershare Trust Company, N.A., 250 Royall Street, Canton, MA 02021.
•	If a broker or other nominee holds your shares, please contact your broker or nominee.

DIAMONDBACK ENERGY, INC. • 2021 PROXY STATEMENT	86

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OTHER MATTERS

The board of directors does not intend to present any other items of business other than those stated in the Notice of Annual Meeting of Stockholders. If other matters are properly brought before the meeting, the persons named as your proxies will vote the shares represented by it in accordance with their best judgment. Discretionary authority to vote on other matters is included in the proxy.

DIAMONDBACK ENERGY, INC. • 2021 PROXY STATEMENT	87

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SCHEDULE A RECONCILIATION OF OPERATING CASH FLOW TO FREE CASH FLOW

Free Cash Flow is a supplemental non-GAAP financial measure that is used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Free Cash Flow as cash flow from operating activities before changes in working capital in excess of cash capital expenditures. The Company believes that Free Cash Flow is useful to investors as it provides a measure to compare both cash flow from operating activities and additions to oil and natural gas properties across periods on a consistent basis. Operating cash flow before working capital changes, which is a non-GAAP financial measure, represents net cash provided by operating activities as determined under GAAP without regard to changes in operating assets and liabilities. The Company believes operating cash flow before working capital changes is an accepted measure of an oil and natural gas company’s ability to generate cash used to fund exploration, development and acquisition activities and service debt or pay dividends.

These measures should not be considered as an alternative to, or more meaningful than, net cash provided by operating activities as an indicator of operating performance. The Company’s computation of operating cash flow before working capital changes and Free Cash Flow may not be comparable to other similarly titled measures of other companies.

The following table presents a reconciliation of net cash provided by operating activities to Free Cash Flow.

DIAMONDBACK ENERGY, INC.

FREE CASH FLOW

(IN MILLIONS)

	Year Ended December 31,
	2020	2019
Net cash provided by operating activities	$2,118	$2,739
Less: Working Capital Changes	97	(167)
Operating cash flow before working capital changes	2,021	2,906
Less:
Drilling, completions and non-operated additions to oil and natural gas properties	1,611	2,557
Infrastructure additions to oil and natural gas properties	108	120
Additions to midstream assets	140	244
Total Cash CAPEX	1,859	2,921
Free Cash Flow	$162	$(15)

DIAMONDBACK ENERGY, INC. • 2021 PROXY STATEMENT	88

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APPENDIX A CERTIFICATE OF AMENDMENT NO. 2 TO AMENDED AND RESTATED CHARTER (DIAMONDBACK)

(Pursuant to Section 242 of the General Corporation Law of the State of Delaware)

Diamondback Energy, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1.	The name of the Corporation is Diamondback Energy, Inc.
2.	Article IV of the Corporation’s Amended and Restated Certificate of Incorporation is hereby amended by striking Section 4.1 in its entirety and replacing it with the following:

“Section 4.1 Authorized Capital Stock. The total number of shares of capital stock that the Corporation is authorized to issue is 410,000,000 shares, divided into two classes consisting of 400,000,000 shares of common stock, par value $0.01 per share (“Common Stock”), and 10,000,000 shares of preferred stock, par value $0.01 per share (“Preferred Stock”).”

3.	The above-referenced amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Diamondback Energy, Inc. has caused this Certificate of Amendment to be executed as of         , 2021

DIAMONDBACK ENERGY, INC.

By:
Name:
Office:

DIAMONDBACK ENERGY, INC. • 2021 PROXY STATEMENT	A-1

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APPENDIX B 2021 AMENDED AND RESTATED DIAMONDBACK ENERGY, INC. EQUITY INCENTIVE PLAN

1.	Purpose; Eligibility.

(a)	General Purpose. The name of the Plan is the 2021 Amended and Restated Diamondback Energy, Inc. Equity Incentive Plan. The purpose of the Plan is to enable Diamondback Energy, Inc., a Delaware corporation (the “Company”), and any Affiliate to obtain and retain the services of the types of Employees, Consultants and Directors who will contribute to the Company’s long-range success and to provide incentives that are linked directly to increases in share value which will inure to the benefit of all stockholders of the Company. This is an amendment and restatement of the 2019 Amended and Restated Diamondback Energy, Inc. Equity Incentive Plan adopted by the Company on April 24, 2019, which amended and restated the 2016 Amended and Restated Diamondback Energy, Inc. Equity Incentive Plan adopted by the Company on April 25, 2016, which amended and restated the Diamondback Energy, Inc. 2012 Equity Incentive Plan originally adopted October 10, 2012.

(b)	Eligible Award Recipients. The Persons eligible to receive Awards are the Employees, Consultants and Directors of the Company and its Affiliates.

(c)	Available Awards. The purpose of the Plan is to provide a means by which eligible recipients of Awards may be given an opportunity to benefit from increases in value of the Common Stock through the granting of one or more of the following Awards: (a) Incentive Stock Options, (b) Nonstatutory Stock Options, (c) Restricted Awards (Restricted Stock and Restricted Stock Units), (d) Performance Awards and (e) Stock Appreciation Rights.

2.	Definitions.

(a)	“Administrator” means the Board or the Committee appointed by the Board in accordance with Section 3(e).

(b)	“Affiliate” means any individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture or unincorporated organization that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Company. For this purpose, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of another, whether through ownership of voting securities, by contract or otherwise.

(c)	“Award” means any right granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Award (Restricted Stock and Restricted Stock Units), a Performance Award, and a Stock Appreciation Right.

(d)	“Award Agreement” means a written agreement between the Company and a holder of an Award evidencing the terms and conditions of an individual Award grant. Each Award Agreement will be subject to the terms and conditions of the Plan and need not be identical.

(e)	“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular Person, such Person will be deemed to have beneficial ownership of all securities that such Person has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time, the satisfaction of performance goals, or both. The term “Beneficial Ownership” has a corresponding meaning.

(f)	“Board” means the Board of Directors of the Company.

(g)	“Cause” means, (i) with respect to any Participant who is a party to a severance plan participation agreement with the Company or its Affiliates and such agreement provides for a definition of Cause, as defined therein and (ii) with respect to all other Participants: (A) the commission of, or plea of guilty or no contest to, a felony or a crime involving moral turpitude or the commission of any other act involving willful malfeasance or material fiduciary breach with respect to the Company or an Affiliate, (B) conduct tending to bring the Company into substantial public disgrace, or disrepute, (C) gross negligence or willful misconduct with respect to the Company or an Affiliate or (D) material violation of state or federal securities laws. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause.

DIAMONDBACK ENERGY, INC. • 2021 PROXY STATEMENT	B-1

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(h)	“Change in Control” means:

(i)	The direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions occurring within a 12-month period, of all or substantially all of the assets of the Company to any Person, where “substantially all” means assets of the Company having a total gross fair market value equal to 40% or more of the total gross fair market value of all of the Company’s assets immediately before such transaction or series of transactions;

(ii)	The Incumbent Directors cease for any reason to constitute a majority of the Board;

(iii)	The adoption of a plan relating to the liquidation or dissolution of the Company;

(iv)	Any Person acquires stock of the Company that results in such Person holding Beneficial Ownership of stock of the Company possessing more than 50% of the total fair market value or the total voting power of the Company; or

(v)	Any Person acquires, over a 12-month period, Beneficial Ownership of stock of the Company possessing 30% or more of the total voting power of the Company.

The foregoing notwithstanding, a transaction will not constitute a Change in Control if (i) its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the Persons who held the Company’s securities immediately before such transaction; or (ii) solely because 50% or more of the total voting power of the Company’s then outstanding securities is acquired by (A) a trustee or other fiduciary holding securities under one or more employee benefit plans of the Company or any Affiliate, or (B) any Person that, immediately before such acquisition, is owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock in the Company immediately before such acquisition.

(i)	“Code” means the Internal Revenue Code of 1986, as amended.

(j)	“Committee” means a committee of one or more members of the Board appointed by the Board to administer the Plan in accordance with Section 3(e).

(k)	“Common Stock” means the common stock, $0.01 par value per share of the Company.

(l)	“Consultant” means any natural person who provides bona fide consulting or advisory services and who is compensated for such services or who provides or has provided bona fide services to the Company or an Affiliate pursuant to a written agreement, so long as such services are not in connection with the offer or sale of securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

(m)	“Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Participant’s Continuous Service will not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, so long as there is no interruption or termination of the Participant’s Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Director will not constitute an interruption of Continuous Service. The Administrator or its delegate, in its sole discretion, may determine whether Continuous Service will be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal or family leave of absence.

(n)	“Date of Grant” means, if the key terms and conditions of the Award are communicated to the Participant within a reasonable period following the Administrator’s action, the date on which the Administrator adopts a resolution, or takes other appropriate action, expressly granting an Award to a Participant that specifies the key terms and conditions of the Award and from which the Participant begins to benefit from or be adversely affected by subsequent changes in the Fair Market Value of the Common Stock or, if a subsequent date is set forth in such resolution, or determined by the Administrator, as the Date of Grant, then such date as is set forth in such resolution.

In any situation where the terms of the Award are subject to negotiation with the Participant, the Date of Grant will not be earlier than the date the key terms and conditions of the Award are communicated to the Participant.

(o)	“Detrimental Activity” means: (i) violation of the terms of any agreement with the Company concerning non-disclosure, confidentiality, intellectual property, privacy or exclusivity; (ii) disclosure of the Company’s confidential information to anyone outside the Company, without prior written authorization from the Company, or in conflict with the interests of the Company, whether the confidential information was acquired or disclosed by the Participant during or after employment by the Company; (iii) failure or refusal to disclose promptly or assign to the Company all right, title and interest in any invention, work product or idea, patentable or not, made or conceived by the Participant during employment by the Company, relating in any manner to the interests of the Company or, the failure or refusal to do anything reasonably necessary to enable the Company to secure a patent where appropriate in the United States and in other countries; (iv) activity that is discovered to be grounds for or results in termination of the Participant’s employment for Cause; (v) any breach of a restrictive covenant contained in any employment or service agreement, Award Agreement or other agreement between the Participant and the Company or any Affiliate, during any period for which a restrictive covenant prohibiting Detrimental Activity, or other similar

DIAMONDBACK ENERGY, INC. • 2021 PROXY STATEMENT	B-2

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conduct or act, is applicable to the Participant during or after employment by the Company; (vi) any attempt directly or indirectly to induce any Employee of the Company to be employed or perform services or acts in conflict with the interests of the Company; or (vii) any attempt, in conflict with the interests of the Company, directly or indirectly, to solicit the trade or business of any current or prospective customer, client, supplier or partner of the Company.

(p)	“Director” means a member of the Board.

(q)	“Disability” means the Participant’s inability to substantially perform his or her duties to the Company or any Affiliate by reason of a medically determinable physical or mental impairment that is expected to last for a period of six months or longer or to result in death; provided, however, for purposes of determining the term of an Incentive Stock Option pursuant to Section 6(i) hereof, the term Disability has the meaning ascribed to it under Section 22(e)(3) of the Code. The Administrator will determine whether an individual has a Disability under procedures established by the Administrator. Except in situations where the Administrator is determining Disability within the meaning of Section 22(e)(3) of the Code for purposes of the term of an Incentive Stock Option pursuant to Section 6(i) hereof, the Administrator may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company or any Affiliate in which a Participant participates.

(r)	“Effective Date” means October 10, 2012, the original date the Board adopted the Plan. This amendment and restatement of the Plan is effective April 6, 2021, the date of its adoption by the Compensation Committee, acting on behalf of the Board.

(s)	“Employee” means any Person employed by the Company or an Affiliate. Mere service as a Director or payment of a director’s fee by the Company or an Affiliate is not sufficient to constitute “employment” by the Company or an Affiliate.

(t)	“Established Securities Market” means a national securities exchange that is registered under Section 6 of the Exchange Act; a foreign national securities exchange that is officially recognized, sanctioned, or supervised by governmental authority; and any over-the-counter market that is reflected by the existence of an interdealer quotation system.

(u)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(v)	“Fair Market Value” means, as of any date, unless otherwise determined by the Administrator, the value of the Common Stock determined as follows: (i) if the Common Stock is listed on any Established Securities Market, its Fair Market Value shall be the closing price for the Common Stock as quoted on such Established Securities Market (or, if no sale of Common Stock is reported for such date, on the next preceding date on which any sale shall have been reported); and (ii) in the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator by the reasonable application of a reasonable valuation method, taking into account factors consistent with Treas. Reg. § 409A-1(b)(5)(iv)(B) as the Administrator deems appropriate.

(w)	“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(x)	“Incumbent Directors” means individuals who, on the Effective Date, constitute the Board, provided that any individual becoming a Director subsequent to the Effective Date whose election or nomination for election to the Board was approved by a vote of a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such Person is named as a nominee for Director without objection to such nomination) will be an Incumbent Director. No individual initially elected or nominated as a Director of the Company as a result of an actual or threatened election contest with respect to Directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board will be an Incumbent Director.

(y)	“Insider” means an individual subject to Section 16 of the Exchange Act and includes an Officer, a Director, or any other person who is directly or indirectly the Beneficial Owner of more than 10% of any class of any equity security of the Company (other than an exempted security) that is registered pursuant to Section 12 of the Exchange Act.

(z)	“Non-Employee Director” means a Director who is a “non-employee director” within the meaning of Rule 16b-3.

(aa)	“Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(bb)	“Officer” means a Person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(cc)	“Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

(dd)	“Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement will be subject to the terms and conditions of the Plan and need not be identical.

(ee)	“Optionholder” means a Person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(ff)	“Participant” means a Person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

DIAMONDBACK ENERGY, INC. • 2021 PROXY STATEMENT	B-3

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(gg)	“Performance Award” means an Award granted pursuant to Section 7(b).

(hh)	“Permitted Transferee” means (i) any spouse, parents, siblings (by blood, marriage or adoption) or lineal descendants (by blood, marriage or adoption) of a Participant; (ii) any trust or other similar entity for the benefit of a Participant or the Participant’s spouse, parents, siblings or lineal descendants; provided, however, that any transfer made by a Participant to a Permitted Transferee may only be made if the Permitted Transferee, prior to the time of transfer of stock, agrees in writing to be bound by the terms of the Plan and provides written notice to the Company of such transfer.

(ii)	“Person” means an individual, partnership, limited liability company, corporation, association, joint stock company, trust, joint venture, labor organization, unincorporated organization, governmental entity or political subdivision thereof, or any other entity, and includes a syndicate or group as such terms are used in Section 13(d)(3) or 14(d)(2) of the Exchange Act.

(jj)	“Plan” means this 2021 Amended and Restated Diamondback Energy, Inc. Equity Incentive Plan. Prior to the 2021 amendment and restatement of the Plan, the Plan was known as the 2019 Amended and Restated Diamondback Energy, Inc. Equity Incentive Plan.

(kk)	“Restricted Award” means any Award granted pursuant to Section 7(a), including Restricted Stock and Restricted Stock Units.

(ll)	“Restricted Stock Unit” means a hypothetical Common Stock unit having a value equal to the Fair Market Value of an identical number of shares of Common Stock as determined in Section 7(a).

(mm)	“Right of Repurchase” means the Company’s option to repurchase unvested Common Stock acquired under the Plan upon the Participant’s termination of Continuous Service pursuant to Section 10(f).

(nn)	“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3.

(oo)	“Securities Act” means the Securities Act of 1933, as amended.

(pp)	“Stock Appreciation Right” or “SAR” means the right pursuant to an Award granted under Section 7(c) to receive an amount equal to the excess, if any, of (i) the Fair Market Value, as of the date such Stock Appreciation Right or portion thereof is surrendered, of the shares of Common Stock covered by such right or such portion thereof, over (ii) the aggregate Strike Price of such right or such portion thereof.

(qq)	“Strike Price” means the threshold value per share of Common Stock, the excess over which will be payable upon exercise of a Stock Appreciation Right, as determined by the Administrator pursuant to Section 7(c)(v) and set forth in the Award Agreement for a Stock Appreciation Right.

(rr)	“Surviving Entity” means the Company if immediately following any merger, consolidation or similar transaction, the holders of outstanding voting securities of the Company immediately prior to the merger or consolidation own equity securities possessing more than 50% of the voting power of the entity existing following the merger, consolidation or similar transaction. In all other cases, the other entity to the transaction and not the Company will be the Surviving Entity. In making the determination of ownership by the stockholders of an entity immediately after the merger, consolidation or similar transaction, equity securities that the stockholders owned immediately before the merger, consolidation or similar transaction as stockholders of another party to the transaction will be disregarded. Further, outstanding voting securities of an entity will be calculated by assuming the conversion of all equity securities convertible (immediately or at some future time whether or not contingent on the satisfaction of performance goals) into shares entitled to vote.

(ss)	“Ten Percent Stockholder” means a Person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

3.	Administration.

(a)	Administration by Board. The Plan will be administered by the Board unless and until the Board delegates administration to a Committee, as provided in Section 3(e).

(b)	Authority of Administrator. The Administrator will have the power and authority to select Participants and grant Awards pursuant to the terms of the Plan.

(c)	Specific Authority. In particular, the Administrator will have the authority to: (i) construe and interpret the Plan and apply its provisions; (ii) promulgate, amend, and rescind rules and regulations relating to the administration of the Plan; (iii) authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan; (iv) delegate its authority to one or more Officers of the Company with respect to Awards that do not involve Insiders, provided such delegation is pursuant to a resolution that specifies the total number of shares of Common Stock that may be subject to Awards by such Officer and such Officer may not make an Award to himself or herself; (v) determine when Awards are to be granted under the Plan; (vi) select, subject to the limitations set forth in the Plan, those Participants to whom Awards will be granted; (vii) determine the number of shares of Common Stock to be made subject to each Award; (viii) determine whether each Option is to be an Incentive Stock Option or a Nonstatutory Stock Option; (ix) prescribe the terms and conditions of each Award, including the Strike Price or Exercise Price and medium of payment, vesting provisions and Right of Repurchase provisions, and to specify the provisions of the Award Agreement relating to such grant or sale; (x) subject to restrictions

DIAMONDBACK ENERGY, INC. • 2021 PROXY STATEMENT	B-4

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applicable under Section 12(d), amend any outstanding Awards, including for the purpose of modifying the time or manner of vesting, the purchase price, Exercise Price or Strike Price, or the term of any outstanding Award; provided, however, that if any such amendment impairs a Participant’s rights or increases a Participant’s obligations under his or her Award, such amendment shall also be subject to the Participant’s consent (for the avoidance of doubt, a cancellation of an Award where the Participant receives a payment equal in value to the Fair Market Value of the vested Award or, in the case of vested Options or SARs, the difference between the Fair Market Value of the Common Stock subject to an Option or SAR and the Exercise Price or Strike Price, will not constitute an impairment of the Participant’s rights that requires consent); (xi) determine the duration and purpose of leaves of absences that may be granted to a Participant without constituting termination of their Continuous Service for purposes of the Plan, which periods will be no shorter than the periods generally applicable to Employees under the Company’s employment policies or as required under applicable law; (xii) make decisions with respect to outstanding Awards that may become necessary upon a Change in Control or an event that triggers capital adjustments; and (xiii) to exercise discretion to make any and all other determinations that it may determine to be necessary or advisable for administration of the Plan.

(d)	Decisions Final. All decisions made by the Administrator pursuant to the provisions of the Plan will be final and binding on the Company and the Participants, unless such decisions are determined by a court having jurisdiction to be arbitrary and capricious.

(e)	The Committee.

(i)	General. The Board may delegate administration of the Plan to a Committee or Committees of one or more members of the Board, and the term “Committee” will apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in the Plan to the Board or the Administrator will thereafter be to the Committee or subcommittee), subject, however, to such resolutions, consistent with the provisions of the Plan, as the Board may adopt. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. The members of the Committee will be appointed by and serve at the pleasure of the Board. The Board may increase or decrease the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Committee. The Committee shall act pursuant to a vote of the majority of its members or, in the case of a Committee comprised of only two members, the unanimous consent of its members, whether present or not, or by the written consent of the majority of its members and will keep minutes of all of its meetings. Subject to the limitations prescribed by the Plan and the Board, the Committee will establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable.

(ii)	Committee Composition. In the discretion of the Board, a Committee may consist solely of two or more Non-Employee Directors. The Board will have discretion to determine whether or not it intends to comply with the exemption requirements of Rule 16b-3. If, however, the Board intends to satisfy such exemption requirements, with respect to any Officer, Director or other Insider, the Committee must at all times consist solely of two or more Non-Employee Directors. Within the scope of such authority, the Board or the Committee may delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Awards to eligible Persons who are not then Insiders. Nothing herein is intended to create an inference that an Award is not validly granted under the Plan in the event Awards are granted under the Plan by a committee of the Board that does not at all times consist solely of two or more Non-Employee Directors.

(f)	Indemnification. In addition to such other rights of indemnification as they may have as Directors or members of the Committee, and to the extent allowed by applicable law, the Company shall indemnify the Administrator against the reasonable expenses, including attorney’s fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which the Administrator may be party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted under the Plan, and against all amounts paid by the Administrator in settlement thereof (subject, however, to the Company’s approval of the settlement, which approval the Company shall not unreasonably withhold) or paid by the Administrator in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it is adjudged in such action, suit or proceeding that the Administrator did not act in good faith, did not act in a manner that such Person reasonably believed to be in the best interests of the Company, or in the case of a criminal proceeding, had no reason to believe that the conduct complained of was lawful; provided, however, that within 60 days after institution of any such action, suit or proceeding, such Administrator or Committee member shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.

DIAMONDBACK ENERGY, INC. • 2021 PROXY STATEMENT	B-5

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4.	Shares Subject to the Plan.

(a)	Share Reserve. Subject to the provisions of Section 11(a) relating to adjustments upon changes in Common Stock, the shares that may be issued pursuant to Awards will consist of the Company’s authorized but unissued Common Stock, and the maximum aggregate amount of such Common Stock that may be issued upon exercise of all Awards under the Plan will not exceed 11,750,000 shares of Common Stock, all of which may be used for Incentive Stock Options or any other Awards. Awards for fractional shares of Common Stock may not be issued under the terms of the Plan. Prior to this amendment and restatement, an aggregate of 8,300,000 shares were reserved for issuance under the Plan. This amendment and restatement authorizes an additional 3,450,000 shares that may be issued in connection with Awards under the Plan.

(b)	Reversion of Shares to the Share Reserve. If any Award for any reason expires or otherwise terminates, in whole or in part, the shares of Common Stock not acquired under such Award will revert to and again become available for issuance under the Plan. If the Company reacquires shares of Common Stock issued under the Plan pursuant to the terms of any forfeiture provision, including the Right of Repurchase of unvested Common Stock under Section 10(f), such shares will again be available for purposes of the Plan. Each share of Common Stock subject to any Award granted hereunder will be counted against the share reserve set forth in Section (a) on the basis of one share for every share subject thereto. Notwithstanding anything herein to the contrary, shares of Common Stock used to pay the required Exercise Price or tax obligations, or shares not issued in connection with settlement of an Option or SAR or that are used or withheld to satisfy tax obligations of the Participant will not be available again for other Awards under the Plan. Awards or portions thereof that are settled in cash and not in shares of Common Stock will be counted against the foregoing maximum share limitations.

(c)	Source of Shares. The shares of Common Stock subject to the Plan may be authorized but unissued Common Stock or reacquired Common Stock, bought on the market, pursuant to any forfeiture provision, Right of Repurchase or otherwise.

5.	Eligibility.

(a)	Eligibility for Specific Awards. Incentive Stock Options may be granted only to Employees of the Company or any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code. Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.

(b)	Ten Percent Stockholders. An Incentive Stock Option Ten Percent Stockholder granted to a Ten Percent Stockholder must have an Exercise Price no less than 110% of the Fair Market Value of the Common Stock at the Date of Grant and must not be exercisable after the expiration of five years from the Date of Grant.

(c)	Award Limitation.

(i)	Subject to the provisions of Section 11(a) relating to adjustments upon changes in the shares of Common Stock, no Person will be eligible to be granted Awards (including Options, SARs and hypothetical Common Stock units) covering more than 1,000,000 shares in the aggregate during any calendar year.

(d)	Directors Awards.

(i)	Each Director of the Company will be eligible to receive grants of Awards under the Plan pursuant to the terms of the Director Compensation Program approved by Board of Directors. If the Board or the Compensation Committee of the Board separately has adopted or in the future adopts a compensation policy covering some or all Directors that provides for a predetermined formula grant that specifies the type of Award, the timing of the Date of Grant and the number of shares to be awarded under the terms of the Plan, such formula grant will be incorporated by reference and will be administered as if such terms were provided under the terms of the Plan without any requirement that the Administrator separately take action to determine the terms of such Awards.

(ii)	Subject to the provisions of Section 11(a) relating to adjustments upon changes in the shares of Common Stock, the aggregate dollar value of Awards (calculated as the Date of Grant fair value of such Awards for financial reporting purposes) granted under this Plan and cash compensation granted under this Plan or otherwise paid by the Company during any calendar year to any one Non-Employee Director shall not exceed $500,000, rounded up to the nearest full Share. The foregoing limit shall not count any Tandem SARs (as defined in Section 7(c)(i)).

6.	Option Provisions.

Each Option will be in such form and will contain such terms and conditions as the Administrator deems appropriate. All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. Notwithstanding the foregoing, the Company will have no liability to any Participant or any other person if an Option designated as an Incentive Stock Option fails to qualify as such at any time. The provisions of separate Options need not be identical, but each Option will include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(a)	Term. Subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, no Option will be exercisable after the expiration of 10 years from the Date of Grant.

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(b)	Exercise Price. The exercise price per share of Common Stock for each Option (the “Exercise Price”) will not be less than 100% of the Fair Market Value of such share on the Date of Grant; provided, however, that in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, the Exercise Price will be no less than 110% of the Fair Market Value per share of Common Stock on the Date of Grant. Notwithstanding the foregoing, an Option granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code, as if the Option was a statutory stock option, may be granted with an Exercise Price lower than the Fair Market Value per share on the Date of Grant.

(c)	Consideration. The Optionholder will pay the Exercise Price of Common Stock acquired pursuant to an Option, to the extent permitted by applicable statutes and regulations, either (x) in cash or by certified or bank check at the time the Option is exercised or (y) in the Administrator’s discretion, and upon such terms as the Administrator approves: (i) by delivery to the Company of other Common Stock, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the Exercise Price (or portion thereof) due for the number of shares being acquired, or by means of attestation whereby the Participant identifies for delivery specific shares of Common Stock held by the Participant that have a Fair Market Value on the date of attestation equal to the Exercise Price (or portion thereof) and receives a number of shares of Common Stock equal to the difference between the number of shares thereby purchased and the number of identified attestation shares of Common Stock (a “Stock for Stock Exchange”); (ii) during any period for which the Common Stock is readily tradable on an Established Securities Market, by a copy of instructions to a broker directing such broker to sell the Common Stock for which such Option is exercised, and to remit to the Company the aggregate Exercise Price of such Options (a “Cashless Exercise”); (iii) subject to the discretion of the Administrator, upon such terms as the Administrator shall approve, by notice of exercise including a statement directing the Company to retain such number of shares of Common Stock from any transfer to the Optionholder (“Stock Withholding”) that otherwise would have been delivered by the Company upon exercise of the Option having a Fair Market Value equal to all or part of the Exercise Price of such Option exercise, or (iv) in any other form of legal consideration that may be acceptable to the Administrator; provided, however, if applicable law requires, the Optionholder shall pay the par value (if any) of Common Stock, if newly issued, in cash or cash equivalents. Unless the Administrator determines otherwise, the purchase price of Common Stock acquired pursuant to an Option that is paid by delivery (or attestation) to the Company of other shares of Common Stock acquired, directly or indirectly from the Company, will be paid only by shares of Common Stock of the Company that have been held for more than six months (or such other period of time as may be required to avoid a charge to earnings for financial accounting purposes). Unless otherwise provided in the terms of an Option Agreement, payment of the Exercise Price by a Participant who is an Insider in the form of a Stock for Stock Exchange is subject to pre-approval by the Administrator, in its sole discretion. The Administrator shall document any such pre-approval in a manner that complies with the specificity requirements of Rule 16b-3, including the name of the Participant involved in the transaction, the nature of the transaction, the number of shares to be acquired or disposed of by the Participant and the material terms of the Options involved in the transaction.

(d)	Transferability of an Incentive Stock Option. An Incentive Stock Option will not be transferable except by will or by the laws of descent and distribution and will be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, upon the death of the Optionholder, will thereafter be entitled to exercise the Option.

(e)	Transferability of a Nonstatutory Stock Option. A Nonstatutory Stock Option may, in the sole discretion of the Administrator, be transferable to a Permitted Transferee upon written approval by the Administrator to the extent provided in the Option Agreement. A Permitted Transferee includes: a transfer by gift or domestic relations order to a member of the Optionholder’s immediate family (child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships), any person sharing the Optionholder’s household (other than the Optionholder’s tenant or employee), a trust in which these Persons (or the Optionholder) have more than 50% of the beneficial interest, a foundation in which these Persons (or the Optionholder) control the management of assets, and any other entity in which these Persons (or the Optionholder) own more than 50% of the voting interests. If the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option will not be transferable except by will or by the laws of descent and distribution and will be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, will thereafter be entitled to exercise the Option.

(f)	Vesting Generally. The Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Administrator may deem appropriate. The vesting provisions of individual Options may vary. The Administrator may, but will not be required to provide that no Option may be exercised for a fraction of a share of Common Stock. The Administrator may, but will not be required to, provide for an

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acceleration of vesting and exercisability in the terms of any Option Agreement upon the occurrence of a specified event. Unless otherwise specified in the terms of any Option Agreement, each Option granted pursuant to the terms of the Plan will become exercisable at a rate of 20% per year over the five year period commencing on the Date of Grant of the Option.

(g)	Termination of Continuous Service. Unless otherwise provided in an Option Agreement or in an employment or service agreement the terms of which have been approved by the Administrator, if an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability or termination by the Company for Cause), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period ending on the earlier of (a) the date three months following the termination of the Optionholder’s Continuous Service, or (b) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option will terminate. Unless otherwise provided in an Option Agreement or in an employment or service agreement the terms of which have been approved by the Administrator, or as otherwise provided in Sections 6(h), (i) and (j) of this Plan, outstanding Options that are not exercisable at the time an Optionholder’s Continuous Service terminates for any reason other than for Cause (including an Optionholder’s death or Disability) will be forfeited and expire at the close of business on the date of such termination. If the Optionholder’s Continuous Service terminates for Cause, all outstanding Options (whether or not vested) will be forfeited and expire as of the beginning of business on the date of such termination for Cause.

(h)	Extension of Termination Date. An Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service for any reason (other than upon the Optionholder’s death or Disability or termination by the Company for Cause) would violate any applicable federal, state or local law, the Option will terminate on the earlier of (i) the expiration of the term of the Option in accordance with Section 6(a) or (ii) the date that is 30 days after the exercise of the Option would no longer violate any applicable federal, state or local law.

(i)	Disability of Optionholder. Unless otherwise provided in an Option Agreement, or in an employment or service agreement the terms of which have been approved by the Administrator, if an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (i) the date 12 months following such termination or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option will terminate.

(j)	Death of Optionholder. Unless otherwise provided in an Option Agreement, or in an employment or service agreement the terms of which have been approved by the Administrator, if an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a Person who acquired the right to exercise the Option by bequest or inheritance or by a Person designated to exercise the Option upon the Optionholder’s death, but only within the period ending on the earlier of (i) the date 12 months following the date of death or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option will terminate.

(k)	Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value of Common Stock on the Date of Grant with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, the Options or portions thereof which exceed such limit (according to the order in which they were granted) will be treated as Nonstatutory Stock Options.

(l)	Early Exercise. The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. In such case, the shares of Common Stock acquired on exercise shall be subject to the vesting schedule that otherwise would apply to determine the exercisability of the Option. Any unvested shares of Common Stock so purchased may be subject to any other restriction the Administrator determines to be appropriate.

(m)	Transfer, Approved Leave of Absence. For purposes of Incentive Stock Options, no termination of employment by an Employee will be deemed to result from either (i) a transfer to the employment of the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another; or (ii) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the period of such leave does not exceed three months or, if longer, the Employee’s right to re-employment is guaranteed either by a statute or by contract.

(n)	Disqualifying Dispositions. Any Participant who makes a “disposition” (as defined in Section 424 of the Code) of all or any portion of shares of Common Stock acquired upon exercise of an Incentive Stock Option within two years from the Date of Grant of such Incentive Stock Option or within one year after the issuance of the shares of Common Stock acquired upon exercise of such Incentive Stock Option will be required to immediately advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of such shares of Common Stock.

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7.	Provisions of Awards Other Than Options.

(a)	Restricted Awards. A Restricted Award is an Award of actual shares of Common Stock (“Restricted Stock”) or hypothetical Common Stock units (“Restricted Stock Units”) having a value equal to the Fair Market Value of an identical number of shares of Common Stock, which may, but need not, provide that such Restricted Award may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose for such period (the “Restricted Period”) as the Administrator shall determine. Each Restricted Award will be in such form and will contain such terms, conditions and Restricted Periods as the Administrator deems appropriate, including the treatment of dividends or dividend equivalents, as the case may be. The Administrator in its discretion may provide for an acceleration of the end of the Restricted Period in the terms of any Restricted Award, at any time, including in the event a Change in Control occurs. The terms and conditions of the Restricted Award may change from time to time, and the terms and conditions of separate Restricted Awards need not be identical, but each Restricted Award must include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)	Purchase Price. The purchase price of Restricted Awards, if any, will be determined by the Administrator, and may be stated as cash, property, prior or future services. Shares of Common Stock acquired in connection with any Restricted Award may be issued for such consideration, having a value not less than the par value thereof, as determined from time to time by the Administrator.

(ii)	Consideration. The Participant shall pay the consideration for Common Stock acquired pursuant to the Restricted Award either: (A) in cash at the time of purchase; or (B) in any other form of legal consideration that may be acceptable to the Administrator in its discretion including property, a Stock for Stock Exchange, or prior or future services that the Administrator determines have a value at least equal to the Fair Market Value of such Common Stock.

(iii)	Vesting. The Restricted Award and any shares of Common Stock acquired under the Restricted Award may, but need not, be subject to a Restricted Period that specifies a Right of Repurchase in favor of the Company, or forfeiture in the event the consideration was in the form of services, in accordance with a vesting schedule to be determined by the Administrator. The Administrator in its discretion may provide for an acceleration of vesting in the terms of any Restricted Award, at any time, including upon a Change in Control. The Administrator in its discretion may grant a Restricted Award that is, in whole or in part, vested upon grant and not subject to a Restricted Period.

(iv)	Termination of Participant’s Continuous Service. Unless otherwise provided in a Restricted Award or in an employment or service agreement the terms of which have been approved by the Administrator, if a Participant’s Continuous Service terminates for any reason, the Company may exercise its Right of Repurchase or otherwise reacquire, or the Participant shall forfeit the unvested portion of a Restricted Award acquired in consideration of services, and any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the Restricted Award will be forfeited and the Participant will have no rights with respect to the Award.

(v)	Transferability. Rights to acquire shares of Common Stock under the Restricted Award will be transferable by the Participant only upon such terms and conditions as are set forth in the Award Agreement, as the Administrator shall determine in its discretion, so long as Common Stock awarded under the Restricted Award remains subject to the terms of the Award Agreement.

(vi)	Concurrent Tax Payment. The Administrator, in its sole discretion, may (but will not be required to) provide for payment of a concurrent cash award in an amount equal, in whole or in part, to the estimated after tax amount required to satisfy applicable federal, state or local tax withholding obligations arising from the receipt and deemed vesting of Restricted Stock for which an election under Section 83(b) of the Code may be required.

(vii)	Lapse of Restrictions. Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Administrator (including the Participant’s satisfaction of applicable tax withholding obligations attributable to the Award), the restrictions applicable to the Restricted Award will lapse and a stock certificate for the number of shares of Common Stock with respect to which the restrictions have lapsed will be delivered, free of any restrictions except those that may be imposed by law, the terms of the Plan or the terms of a Restricted Award, to the Participant or the Participant’s beneficiary or estate, as the case may be, unless such Restricted Award is subject to a deferral condition that complies with Section 409A of the Code and the regulations and interpretive authority issued thereunder as may be allowed or required by the Administrator in its sole discretion. The Company will not be required to deliver any fractional share of Common Stock but will pay, in lieu thereof, the Fair Market Value of such fractional share in cash to the Participant or the Participant’s beneficiary or estate, as the case may be. With respect only to Restricted Stock Units, unless otherwise subject to a deferral condition that complies with Section 409A of the Code requirements, the Common Stock certificate will be issued and delivered and the Participant will be entitled to the beneficial ownership rights of such Common Stock not later than (A) the later of (x) the date that is 2 1/2 months after the end of the Participant’s taxable year for which the Restricted Period ends and the Restricted

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Stock Unit is no longer subject to a substantial risk of forfeiture; (y) the date that is 2 1/2 months after the end of the Company’s taxable year for which the Restricted Period ends and Restricted Stock Unit is no longer subject to a substantial risk of forfeiture; or (B) such earlier date as may be necessary to avoid application of Section 409A of the Code to such Award.

(b)	Performance Awards.

(i)	Nature of Performance Awards. A Performance Award is an Award entitling the recipient to vest in or acquire shares of Common Stock or hypothetical Common Stock units having a value equal to the Fair Market Value of an identical number of shares of Common Stock that will be settled in the form of shares of Common Stock upon the attainment of specified performance goals. The Administrator may make Performance Awards independent of or in connection with the granting of any other Award under the Plan. Performance Awards may be granted under the Plan to any Participant, including those who qualify for awards under other performance plans of the Company. The Administrator in its sole discretion shall determine whether and to whom Performance Awards will be made, the performance goals applicable under each Award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the awarded shares; provided, however, that the Administrator may rely on the performance goals and other standards applicable to other performance plans of the Company in setting the standards for Performance Awards under the Plan.

(ii)	Performance Goals.

(1)	Performance goals will be based on a pre-established objective formula or standard that specifies the manner of determining the number of shares of Common Stock under the Performance Award that will be granted or will vest if the performance goal is attained. The Administrator will determine the performance goals before the time that 25% of the service period has elapsed, but not later than 90 days after the commencement of the service period to which the performance goal relates.

(2)	Performance goals may be based on one or more business criteria that apply to a Participant, a business unit or the Company and its Affiliates.

(3)	A performance goal may be measured over a performance period on a periodic, annual, cumulative or average basis and may be established on a corporate-wide basis or established with respect to one or more operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships or joint ventures. More than one performance goal may be incorporated in a performance objective, in which case achievement with respect to each performance goal may be assessed individually or in combination with each other. The Administrator may, in connection with the establishment of performance goals for a performance period, establish a matrix setting forth the relationship between performance on two or more performance goals and the amount of the Performance Award payable for that performance period. The level or levels of performance specified with respect to a performance goal may be established in absolute terms, as objectives relative to performance in prior periods, as an objective compared to the performance of one or more comparable companies or an index covering multiple companies, or otherwise as the Administrator may determine.

(4)	Performance goals may be objective or subjective and may differ for Performance Awards granted to any one Participant or to different Participants.

(iii)	Restrictions on Transfer. Performance Awards and all rights with respect to such Performance Awards may not be sold, assigned, transferred, pledged or otherwise encumbered.

(iv)	Satisfaction of Performance Goals. A Participant will be entitled to receive a stock certificate evidencing the acquisition of shares of Common Stock under a Performance Award only upon satisfaction of all conditions specified in the written instrument evidencing the Performance Award (or in a performance plan adopted by the Administrator), including the Participant’s satisfaction of applicable tax withholding obligations attributable to the Award. With respect only to a Performance Award that is denominated in hypothetical Common Stock units, the Common Stock certificate will be issued and delivered and the Participant will be entitled to the beneficial ownership rights of such Common Stock (A) not later than (x) the date that is 2 1/2 months after the end of the Participant’s taxable year for which the Administrator certifies that the Performance Award conditions have been satisfied and the Performance Award is no longer subject to a substantial risk of forfeiture; or (y) the date that is 2 1/2 months after the end of the Company’s taxable year for which the Administrator certifies that the Performance Award conditions have been satisfied and the Performance Award is no longer subject to a substantial risk of forfeiture; or (B) such other date as may be necessary to avoid application of Section 409A of the Code to such Award.

(v)	Termination. Except as may otherwise be provided by the Administrator at any time, a Participant’s rights in all Performance Awards will automatically terminate upon the Participant’s termination of employment (or business relationship) with the Company and its Affiliates for any reason.

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(vi)	Acceleration, Waiver, Etc. At any time before the Participant’s termination of Continuous Service by the Company and its Affiliates, the Administrator may in its sole discretion accelerate, waive or, subject to Section 12 hereof, amend any or all of the goals, restrictions or conditions imposed under any Performance Award. The Administrator in its discretion may provide for an acceleration of vesting in the terms of any Performance Award at any time, including upon a Change in Control.

(vii)	Certification. Following the completion of each performance period, the Administrator shall certify in writing whether the performance objectives and other material terms of a Performance Award have been achieved or met. Unless the Administrator determines otherwise, Performance Awards will not be settled until the Administrator has made the certification specified under this Section 7(b)(vii).

(c)	Stock Appreciation Rights.

(i)	General. Stock Appreciation Rights may be granted either alone (“Free Standing SARs”) or, provided the requirements of Section 7(c)(ii) are satisfied, in tandem with all or part of any Option granted under the Plan (“Tandem SARs”). In the case of a Nonstatutory Stock Option, Tandem SARs may be granted either at or after the time of the grant of such Option. In the case of an Incentive Stock Option, Tandem SARs may be granted only at the time of the grant of the Incentive Stock Option.

(ii)	Grant Requirements. A Stock Appreciation Right may only be granted if it does not provide for the deferral of compensation within the meaning of Section 409A of the Code. A Stock Appreciation Right does not provide for a deferral of compensation if: (A) the Strike Price may never be less than the Fair Market Value per share of the underlying Common Stock on the Date of Grant, (B) the compensation payable under the Stock Appreciation Right can never be greater than the difference between the Strike Price and the Fair Market Value of the Common Stock on the date the Stock Appreciation Right is exercised, (C) the number of shares of Common Stock subject to the Stock Appreciation Right is fixed on the Date of Grant of the Stock Appreciation Right, and (D) the Stock Appreciation Right does not include any feature for the deferral of compensation other than the deferral of recognition of income until the exercise of the SAR.

(iii)	Term. No SAR will be exercisable after the expiration of 10 years from the Date of Grant.

(iv)	Exercise and Payment. Upon delivery to the Administrator of a written request to exercise a Stock Appreciation Right the holder of such SAR will be entitled to receive from the Company, an amount equal to the product of (A) the excess of the Fair Market Value, on the date of such exercise, of one share of Common Stock over the Strike Price per share specified in such Stock Appreciation Right or its related Option; multiplied by (B) the number of shares for which such Stock Appreciation Right is exercised. Payment with respect to the exercise of a Stock Appreciation Right will be paid on the date of exercise and made in shares of Common Stock valued at Fair Market Value on the date of exercise. Payment may be made in the form of shares of Common Stock (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Administrator in its sole discretion), cash or a combination thereof, as determined by the Administrator in its sole discretion.

(v)	Strike Price. The Administrator will determine the Strike Price of a Free Standing SAR, which may not be less than 100% of the Fair Market Value per share of Common Stock on the Date of Grant of such Stock Appreciation Right. The Strike Price of a Tandem SAR granted simultaneously with or subsequent to the grant of an Option and in conjunction therewith or in the alternative thereto will be the Exercise Price of the related Option. A Tandem SAR will be transferable only upon the same terms and conditions as the related Option, and will be exercisable only to the same extent as the related Option; provided, however, that a Tandem SAR, by its terms, will be exercisable only when the Fair Market Value per share of Common Stock subject to the Tandem SAR and related Option exceeds the Strike Price per share thereof.

(vi)	Reduction in the Underlying Option Shares. Upon any exercise of a Stock Appreciation Right, the number of shares of Common Stock for which any related Option will be exercisable will be reduced by the number of shares for which the Stock Appreciation Right will have been exercised. The number of shares of Common Stock for which a Stock Appreciation Right will be exercisable will be reduced upon any exercise of any related Option by the number of shares of Common Stock for which such Option has been exercised.

(vii)	Written Request. Unless otherwise determined by the Administrator in its sole discretion, Stock Appreciation Rights will be settled in the form of Common Stock. If permitted in the Award Agreement, a Participant may request that any exercise of a Stock Appreciation Right be settled for cash, but a Participant will not have any right to demand a cash settlement. A request for cash settlement may be made only by a written request filed with the Corporate Secretary of the Company during the period beginning on the third business day following the date of release for publication by the Company of quarterly or annual summary statements of earnings and ending on the twelfth business day following such date. Within 30 days of the receipt by the Company of a written request to receive cash in full or partial settlement of a Stock Appreciation Right or to exercise such Stock Appreciation Right for cash, the Administrator

DIAMONDBACK ENERGY, INC. • 2021 PROXY STATEMENT	B-11

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shall, in its sole discretion, either consent to or disapprove, in whole or in part, such written request. A written request to receive cash in full or partial settlement of a Stock Appreciation Right or to exercise a Stock Appreciation Right for cash may provide that, if the Administrator disapproves such written request, such written request will be deemed to be an exercise of such Stock Appreciation Right for shares of Common Stock.

(viii)	Disapproval by Administrator. If the Administrator disapproves in whole or in part any request by a Participant to receive cash in full or partial settlement of a Stock Appreciation Right or to exercise such Stock Appreciation Right for cash, such disapproval will not affect such Participant’s right to exercise such Stock Appreciation Right at a later date, to the extent that such Stock Appreciation Right will be otherwise exercisable, or to request a cash form of payment at a later date, provided that a request to receive cash upon such later exercise will be subject to the approval of the Administrator. Additionally, such disapproval will not affect such Participant’s right to exercise any related Option.

(ix)	Restrictions on Transfer. Stock Appreciation Rights and all rights with respect to such Awards may not be sold, assigned, transferred, pledged, or otherwise encumbered.

8.	Covenants of the Company.

(a)	Availability of Shares. During the terms of the Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Awards.

(b)	Securities Law Compliance. Each Award Agreement will provide that no shares of Common Stock may be purchased or sold thereunder unless and until any then applicable requirements of state, federal or applicable foreign laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel. The Company shall use reasonable efforts to seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell shares of Common Stock upon exercise of the Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Award or any Common Stock issued or issuable pursuant to any such Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Awards unless and until such authority is obtained.

9.	Use of Proceeds from Stock.

Proceeds from the sale of Common Stock pursuant to Awards will constitute general funds of the Company.

10.	Miscellaneous.

(a)	Acceleration of Exercisability and Vesting. The Administrator will have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

(b)	Stockholder Rights. Except as provided in Section 11(a) hereof or as otherwise provided in an Award Agreement, no Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an Award unless and until the Participant has satisfied all requirements for exercise, payment or delivery of the Award, as applicable, pursuant to its terms and no adjustment will be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions of other rights for which the record date is prior to the date of issue of a Common Stock certificate.

(c)	No Employment or Other Service Rights. Nothing in the Plan or any instrument executed or Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without Cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(d)	Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if (x) the issuance of the shares of Common Stock upon the exercise or acquisition of Common Stock under the Award has been registered under a then currently effective registration statement under the Securities Act or (y) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under

DIAMONDBACK ENERGY, INC. • 2021 PROXY STATEMENT	B-12

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the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including legends restricting the transfer of the Common Stock.

(e)	Withholding Obligations. To the extent provided by the terms of an Award Agreement and subject to the discretion of the Administrator, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold a number of shares of Common Stock from the shares otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Award, the Fair Market Value of which does not exceed the maximum statutory tax rates in the applicable jurisdictions (subject to the Participant’s written request to withhold more than the required regular tax withholding in the applicable jurisdictions) and in which case the Award will be surrendered and cancelled with respect to the number of shares of Common Stock retained by the Company; or (iii) delivering to the Company previously owned and unencumbered shares of Common Stock. Unless otherwise provided in the terms of an Award Agreement, payment of the tax withholding by a Participant who is an Insider by delivering previously owned and unencumbered shares of Common Stock or in the form of share withholding is subject to pre-approval by the Administrator, in its sole discretion. The Administrator will document any such pre-approval in the case of a Participant who is an Officer, Director or other Insider in a manner that complies with the specificity requirements of Rule 16b-3, including the name of the Participant involved in the transaction, the nature of the transaction, the number of shares to be acquired or disposed of by the Participant and the material terms of the Award involved in the transaction.

(f)	Right of Repurchase. Each Award Agreement may provide that, following a termination of the Participant’s Continuous Service, the Company may repurchase the Participant’s unvested Common Stock acquired under the Plan as provided in this Section 10(f) (the “Right of Repurchase”). The Right of Repurchase for unvested Common Stock will be exercisable at a price equal to the lesser of the purchase price at which such Common Stock was acquired under the Plan or the Fair Market Value of such Common Stock (if an Award is granted solely in consideration of past services without payment of any additional consideration, the unvested Common Stock will be forfeited without any repurchase). The Award Agreement may specify the period following a termination of the Participant’s Continuous Service during which the Right of Repurchase may be exercised.

11.	Adjustments Upon Changes in Stock.

(a)	Capitalization Adjustments. If any change is made in the Common Stock subject to the Plan, or subject to any Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), then the Administrator shall proportionately adjust (i) the aggregate number of shares of Common Stock or class of shares that may be purchased pursuant to Awards granted hereunder; (ii) the aggregate number of shares of Common Stock or class of shares that may be purchased pursuant to Incentive Stock Options granted hereunder; (iii) the number and/or class of shares of Common Stock covered by outstanding Options and Awards; (iv) the maximum number of shares of Common Stock with respect to which Options and Stock Appreciation Rights may be granted to any single holder during any calendar year; and (v) the Exercise Price of any Option and the Strike Price of any Stock Appreciation Right in effect prior to such change shall be proportionately adjusted by the Administrator to reflect any increase or decrease in the number of issued shares of Common Stock or change in the Fair Market Value of such Common Stock resulting from such transaction; provided, however, that any fractional shares resulting from the adjustment may be eliminated by a cash payment. The Administrator shall make such adjustments in a manner that will provide an appropriate adjustment that neither increases nor decreases the value of such Award as in effect immediately prior to such corporate change, and its determination will be final, binding and conclusive. The conversion of any securities of the Company that are by their terms convertible will not be treated as a transaction “without receipt of consideration” by the Company.

(b)	Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, then, subject to Section 11(c), all outstanding Awards will terminate immediately prior to such event.

(c)	Change in Control - Asset Sale, Merger, Consolidation or Reverse Merger. In the event of a Change in Control, a dissolution or liquidation of the Company, an exchange of shares, or any corporate separation or division, including a split-up, a split-off or a spin-off, or a sale, in one or a series of related transactions, of all or substantially all of the assets of the Company; a merger or consolidation in which the Company is not the Surviving Entity; or a reverse merger in which the Company is the Surviving Entity, but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then the Company, to the extent permitted by applicable law, but otherwise in the sole discretion of the Administrator may provide for: (i) the continuation of outstanding Awards by the Company (if the Company is the Surviving Entity); (ii) the assumption of the Plan and such outstanding Awards by the Surviving Entity or its parent; (iii) the substitution by the Surviving Entity or its parent of awards with substantially the same terms (including an award to acquire the same consideration paid to the stockholders in the

DIAMONDBACK ENERGY, INC. • 2021 PROXY STATEMENT	B-13

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transaction described in this Section 11(c)) for such outstanding Awards and, if appropriate, subject to the equitable adjustment provisions of Section 11(a) hereof; (iv) the cancellation of such outstanding Awards in consideration for a payment (in the form of stock or cash) equal in value to the Fair Market Value of vested Awards, or in the case of an Option, the difference between the Fair Market Value and the Exercise Price for all shares of Common Stock subject to exercise (i.e., to the extent vested) under any outstanding Option; or (v) the cancellation of such outstanding Awards without payment of any consideration. If such Awards would be canceled without consideration for vested Awards, the Participant will have the right, exercisable during the latter of the 10-day period ending on the fifth day prior to such merger or consolidation or 10 days after the Administrator provides the Award holder a notice of cancellation, to exercise such Awards in whole or in part without regard to any installment exercise provisions in the Option Agreement.

12.	Amendment of the Plan and Awards.

(a)	Amendment of Plan. The Board at any time may amend or terminate the Plan. However, except as provided in Section 11(a) relating to adjustments upon changes in Common Stock, no amendment will be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy any applicable law or any securities exchange listing requirements. At the time of such amendment, the Board shall determine, upon advice from counsel, whether such amendment will be contingent on stockholder approval.

(b)	Stockholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval.

(c)	Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options or to the nonqualified deferred compensation provisions of Section 409A of the Code and to bring the Plan and Awards granted hereunder into compliance therewith. Notwithstanding the foregoing, neither the Board nor the Company nor any Affiliate will have any liability to any Participant or any other Person as to (i) any tax consequences expected, but not realized, by a Participant or any other person due to the receipt, exercise, or settlement of any Award granted hereunder; or (ii) the failure of any Award to comply with Section 409A of the Code.

(d)	Amendment of Awards; No Impairment of Rights.

(i)	The Administrator at any time may amend the terms of any one or more Awards. However, subject to Section 12(d)(ii), no amendment may impair rights under any Award granted before such amendment. Except as otherwise permitted under Section 11, unless stockholder approval is obtained: (A) no amendment or modification may reduce the Exercise Price of any Option or the Strike Price of any SAR; (B) the Committee may not cancel any outstanding Option or SAR and replace it with a new Option or SAR, another Award or cash if such action will be considered a “repricing” for purposes of the shareholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted; and (C) the Committee may not take any other action that is considered a “repricing” for purposes of the shareholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted.

(ii)	No amendment of the Plan or an Award may impair rights under any Award granted before such amendment unless (A) the Company requests the consent of the Participant and (B) the Participant consents in writing. For the avoidance of doubt, a cancellation of an Award where the Participant receives a payment equal in value to the Fair Market Value of the vested Award or, in the case of vested Options or Stock Appreciation Rights, the difference between the Fair Market Value and the Exercise Price or Strike Price, is not an impairment of the Participant’s rights that requires consent of the Participant.

13.	General Provisions.

(a)	Other Compensation Arrangements. Nothing contained in the Plan will prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

(b)	Recapitalizations. Each Award Agreement will contain provisions required to reflect the provisions of Section 11(a).

(c)	Delivery. Upon exercise of a right granted pursuant to an Award under the Plan, the Company shall issue Common Stock or pay any amounts due within a reasonable period of time thereafter. Subject to any statutory or regulatory obligations the Company may otherwise have, for purposes of the Plan, 30 days will be considered a reasonable period.

(d)	Other Provisions. The Award Agreements authorized under the Plan may contain such other provisions not inconsistent with the Plan, including restrictions upon the exercise of the Awards, as the Administrator may deem advisable.

(e)	Cancellation and Rescission of Awards for Detrimental Activity.

(i)	Upon exercise, payment or delivery pursuant to an Award, the Administrator may require a Participant to certify in a manner acceptable to the Company that the Participant has not engaged in any Detrimental Activity.

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(ii)	Unless the Award Agreement specifies otherwise, the Administrator may cancel, rescind, suspend, withhold or otherwise limit or restrict any unexpired, unpaid or deferred Awards at any time if the Participant engages in any Detrimental Activity.

(iii)	If a Participant engages in Detrimental Activity after any exercise, payment or delivery pursuant to an Award, during any period for which any restrictive covenant prohibiting such activity is applicable to the Participant, such exercise, payment or delivery may be rescinded within one year thereafter. In the event of any such rescission, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of the exercise, payment or delivery, in such manner and on such terms and conditions as may be required by the Company. The Company will be entitled to set-off against the amount of any such gain any amount owed to the Participant by the Company.

(f)	Clawback or Forfeiture. Notwithstanding any provision in this Plan or any Award Agreement to the contrary, if required by Company policy, by the Dodd-Frank Wall Street Reform and Consumer Protection Act or the Sarbanes-Oxley Act of 2002 or by other applicable law, each Participant’s Award under this Plan shall be conditioned on repayment or forfeiture in accordance with such applicable laws, Company policy, or any relevant provision of the related Award Agreement. By accepting an Award under this Plan, a Participant will have consented to any such clawback, repayment or forfeiture condition, regardless of whether or not such condition is expressly stated in the Award Agreement.

(g)	Interpretation. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference and shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter. References herein to any agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and not prohibited by the Plan.

14.	Reserved.

15.	Effective Date of Plan.

The Plan shall become effective as of the Effective Date. No Award in excess of the 8,300,000 share limit that is granted on or after the date (specified in Section 2(r)) on which this amendment and restatement is effective may be exercised (or in the case of a stock Award, may be granted) unless and until the amendment and restatement of the Plan has been approved by the stockholders of the Company, which approval must be within 12 months before or after the date this amendment and restatement of the Plan is adopted by the Board. If the stockholders fail to approve the Plan within 12 months after the date on which the amendment and restatement of the Plan is adopted by the Board, any Awards in excess of 8,300,000 shares that are contingent on stockholder approval shall be rescinded and no additional Awards in excess of 8,300,000 shares may be made under the Plan, and the Plan will terminate on the day before the 10th anniversary of April 24, 2019, the effective date of the prior amendment and restatement of the Plan.

16.	Termination or Suspension of the Plan.

The Plan will terminate automatically on the day before the 10th anniversary of the date (specified in Section 2(u)) on which this amendment and restatement is effective. No Award may be granted pursuant to the Plan after such date, but Awards theretofore granted may extend beyond that date. The Board may suspend or terminate the Plan at any earlier date pursuant to Section 12(a) hereof. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

17.	Choice of Law.

The law of the State of Delaware will govern all questions concerning the construction, validity and interpretation of the Plan, without regard to such state’s conflict of law rules.

18.	Limitation on Liability.

The Company and any Affiliate that is in existence or that hereinafter comes into existence will have no liability to any Participant or any other person as to (a) the non-issuance or sale of shares of Common Stock as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by counsel to the Company necessary to the lawful issuance and sale of any shares hereunder; (b) any tax consequences expected, but not realized, by a Participant or any other person due to the receipt, exercise, or settlement of any Award granted hereunder; or (c) the failure of any Award that is determined to constitute “nonqualified deferred compensation” to comply with Section 409A of the Code and the regulations thereunder.

DIAMONDBACK ENERGY, INC. • 2021 PROXY STATEMENT	B-15

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DIAMONDBACK
Energy

500 West Texas, Suite 1200
Midland, Texas 79701
www.diamondbackenergy.com

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DIAMONDBACK Energy

VOTE

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ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Online
Go to **www.envisionreports.com/FANG** or scan the QR code — login details are located in the shaded bar below.

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Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

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Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The board of directors recommends a vote FOR each nominee listed in Proposal 1, FOR Proposals 2, 3, 4 and 5

1. Election of Directors:

Nominee	For	Against	Abstain
01 - Steven E. West	☐	☐	☐
02 - Travis D. Stice	☐	☐	☐
03 - Vincent K. Brooks	☐	☐	☐
04 - Michael P. Cross	☐	☐	☐
05 - David L. Houston	☐	☐	☐
06 - Stephanie K. Mains	☐	☐	☐
07 - Mark L. Plaumann	☐	☐	☐
08 - Melanie M. Trent	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

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1 U P X 5 0 2 2 9 9

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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The Company intends to hold its Annual Meeting in person. However, it is monitoring the public health, travel and business and social gathering concerns of the Company's stockholders and employees in light of the ongoing COVID-19 pandemic, as well as any related restrictions and protocols by federal, state and local governments. The Company plans to take any necessary and appropriate precautions with respect to attendance at, and admission to, its Annual Meeting. The Company may also determine it to be necessary or appropriate to hold a virtual Annual Meeting by means of remote communication. The Company will announce any such alternative arrangements and provide detailed instructions as soon as practicable in advance of the Annual Meeting by press release and posting on the Company's website at www.diamondbackenergy.com, as well as through a filing with the Securities and Exchange Commission. If you are planning to attend the Annual Meeting, please be sure to check the Company's website for any updates in the days before the Annual Meeting.

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Diamondback Energy, Inc.

Annual Meeting of Stockholders

This Proxy Is Solicited On Behalf Of The Board Of Directors

The undersigned hereby appoints Travis Stice, Kaes Van't Hof, Teresa Dick and Matt Zmigrosky (together, the "Proxies"), and each of them, with full power of substitution, as proxies to vote the shares that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Diamondback Energy, Inc. (the "Company") to be held on June 3, 2021 at 11:30 a.m. local time and at any adjournments and postponements thereof. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxies' discretion on such other matters as may properly come before the meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the 2021 Notice of Annual Meeting and accompanying Proxy Statement and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES NAMED IN PROPOSAL 1, FOR EACH OF THE PROPOSALS 2, 3, 4 AND 5 IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATION.

IMPORTANT – PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY. THANK YOU FOR VOTING.

(Continued and to be marked, dated and signed on reverse side.)

C **Non-Voting Items**

Change of Address – Please print new address below.